Exhibit 4.6

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

AND

MANAGEMENT INFORMATION CIRCULAR

ANNUAL AND SPECIAL MEETING OF

SHAREHOLDERS

TO BE HELD ON JULY 21, 2020

June 4, 2020

TABLE OF CONTENTS

Notice of Annual and Special Meeting of Shareholders	1

Letter to Shareholders	3

Management Information Circular	4

Proxy Solicitation and Voting	4

Solicitation of Proxies	4

Notice and Access	6

Appointment of Proxies	6

Revocation of Proxies	7

Voting of Proxies	8

Quorum	8

Information for Beneficial Holders of Securities	8

Voting Securities and Principal Holders Thereof	9

Shares	9

Preferred Shares	9

Eligibility for Voting	9

Principal Shareholders	10

Matters to be Considered at the Meeting	10

1. Financial Statements	10

2. Election of Directors	10

3. Appointment of Auditors	22

4. ESPP	22

Compensation	25

Compensation Governance	25

Compensation Discussion and Analysis	26

Compensation – Named Executive Officers	31

Employment Agreements – Named Executive Officers	38

Compensation – Directors	41

Securities Authorized for Issuance Under Equity Compensation Plans	45

Statement of Governance Practices	46

Governance Highlights	46

Composition of Board of Directors and Independence	47

Nomination of Directors	47

Term Limits	48

Board Assessments	48

Charter of the Board	48

Position Descriptions	48

Orientation and Continuing Education	49

Ethical Business Conduct	49

Whistleblower Policy	50

Insider Trading Policy.	50

Disclosure and Confidential Information Policy	50

Diversity	50

Conflicts of Interest.	51

Committees of the Board	51

Board Interlocks	53

Succession Planning.	53

Risk Oversight	53

Equity Incentive Plans	54

Omnibus Incentive Plan	54

Legacy Option Plan.	60

Directors’ and Officers’ Insurance and Indemnification	61

Indebtedness of Directors and Officers	62

Interests of Certain Persons or Companies in Matters to be Acted Upon	62

Interest of Informed Persons in Material Transactions	62

Other Business	62

Additional Information	63

Approval of Directors	63

Schedule A Charter of the Board of Directors	A-1

Schedule B ESPP	B-1

Schedule C Equipment Requirements / Login Instructions	C-1

APPENDIX A ESPP Resolution	Appendix-1

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that an annual and special meeting (the “Meeting”) of shareholders of Docebo Inc. (the “Company”) will be held in a virtual-only format via live audio webcast at https://web.lumiagm.com/288870197 on July 21, 2020 at 9:00 a.m. (Toronto time), for the following purposes:

1.	TO RECEIVE the financial statements of the Company and the auditors’ report thereon, for the year ended December 31, 2019;

2.	TO ELECT members of the board of directors of the Company;

3.	TO APPOINT auditors and to authorize the board of directors of the Company to fix their remuneration;

4.

TO CONSIDER, and if appropriate, to pass, with or without variation, an ordinary resolution (the full text of which is set out in Appendix A to this Circular) approving a new global employee stock purchase plan (“ESPP”); and

5.	TO TRANSACT such other business as may properly come before the Meeting or any adjournment thereof.

Holders of common shares of the Company (collectively, “Shareholders”) of record at the close of business on June 8, 2020 (the “Record Date”) will be entitled to vote at the Meeting.

In connection with the Meeting, the Company will use “notice and access” delivery to furnish to Shareholders a notice and access notification (the “N&A Notice”) containing instructions on how to access proxy-related materials, including the Company’s management information circular (the “Circular”) and the Company’s audited consolidated financial statements and the auditors’ report thereon and management’s discussion and analysis for the fiscal year ended December 31, 2019 (together with the Circular, the “Meeting Materials”). Under notice-and-access, the Company is permitted, as an alternative to sending paper copies of the Meeting Materials to Shareholders, to provide to Shareholders as of the Record Date, the N&A Notice containing, among other things, information regarding how to access the Meeting Materials online as well as how to obtain paper copies of the Meeting Materials free of charge. The Company anticipates that notice-and-access will directly benefit the Company through a reduction in mailing costs and will promote environmental responsibility by decreasing the large volume of documents generated by printing proxy-related materials. A form of proxy (if you are a registered Shareholder) or a voting instruction form (if you are a non-registered Shareholder) is included with this notice along with instructions on how to vote.

Shareholders who are unable to be present in person at the Meeting are requested to sign, date and return the form of proxy or voting instruction form received in accordance with the instructions provided. It is important that Shareholders read the accompanying management information circular carefully. The Circular provides additional information relating to the matters to be dealt with at the Meeting and forms part of this notice.

DATED at Toronto, Ontario this 4th day of June, 2020.

BY ORDER OF THE BOARD OF DIRECTORS

“Claudio Erba”

President & Chief Executive Officer
Docebo Inc.

LETTER TO SHAREHOLDERS

Dear Fellow Shareholder:

We are pleased to invite you to the annual and special meeting (the “Meeting”) of the holders of common shares (collectively, “Shareholders”) of Docebo Inc. (“Docebo” or the “Company”) to be held in a virtual- only format via live audio webcast at https://web.lumiagm.com/288870197 on July 21, 2020 at 9:00 a.m. (Toronto time).

2019 was a transformational year for Docebo. In addition to seeing continued growth in our business, the Company completed its initial public offering of 4,687,500 common shares on October 8, 2019, resulting in total gross proceeds of $75,000,000 (the “IPO”). The Company’s common shares are now listed on the Toronto Stock Exchange (“TSX”) under the symbol “DCBO”. The Meeting marks our first annual general meeting as a public company, and we look forward to using the occasion to celebrate our past success and talk about the future.

The enclosed management information circular describes the business to be conducted at the Meeting and provides information on the Company’s executive compensation and corporate governance practices. At the Meeting, there will be an opportunity to ask questions and meet with management and the board of directors of the Company. We look forward to providing you with an update on the Company’s recent achievements and our plans for the future.

To proactively mitigate risks relating to the unprecedented health impact of COVID-19, and its potential impact on the health and safety of our communities, Shareholders, employees and other stakeholders, and based on government recommendations to avoid large gatherings, we are holding our Meeting in a virtual- only format via live audio webcast. While Shareholders will not be able to attend the Meeting in person, the online platform will provide each Shareholder with an equal opportunity to participate in real time and vote at the Meeting, regardless of geographic location or particular circumstances.

Since the IPO, Docebo has reported three consecutive quarters of year over year revenue and annual recurring revenue growth in excess of 50%, reflecting higher average contract values and continued momentum with Docebo’s core mid-sized enterprise market and divisions of larger global companies. As the COVID-19 situation has unfolded we have seen higher utilization and interest in our platform. Although we must be pragmatic and appropriately cautious in the current environment, as economies recover from this pandemic we believe there will be lasting changes in remote working behaviour that further underscores the importance of learning management systems for every enterprise. Our focus is to continue executing our strategy to advance the platform, remain responsive to our customers’ needs, and manage growth in a capital efficient manner.

We look forward to welcoming you at the Meeting and thank you for your continued support.

Sincerely,

Jason Chapnik, Chair of the Board,

and

Claudio Erba, President & Chief Executive Officer and Director

MANAGEMENT INFORMATION CIRCULAR

Unless otherwise noted or the context otherwise indicates, the “Company”, “Docebo”, “us”, “we” or “our” refer to Docebo Inc., together with its direct and indirect subsidiaries and predecessors or other entities controlled by it or them on a combined basis. Unless otherwise indicated herein, all references to dollars, “$” or “C$” are to Canadian dollars, all references to “US$” are to U.S. dollars and all references to “€” are to European euros. The board of directors of the Company is referred to herein as the “Board” or the “Directors”, and a “Director” means any one of them.

This management information circular (the “Information Circular”) is furnished in connection with the solicitation of proxies by or on behalf of management of the Company, for use at the annual and special meeting (the “Meeting”) of holders (“Shareholders”) of common shares (the “Shares”) of the Company scheduled to be held in a virtual-only format via live audio webcast at https://web.lumiagm.com/288870197 on July 21, 2020 at 9:00 a.m. (Toronto time), and at all postponements or adjournments thereof, for the purposes set forth in the accompanying notice of the Meeting (the “Notice of Meeting”). Shareholders of record at the close of business on June 8, 2020 (the “Record Date”) will be entitled to vote at the Meeting.

This year, out of an abundance of caution, to proactively deal with the unprecedented public health impact of the novel coronavirus COVID-19, and to mitigate risks to the health and safety of the Company’s communities, Shareholders, employees and other stakeholders, the Meeting will be held in a virtual-only format, which will be conducted via live audio webcast over the internet. The Company currently intends to resume holding in-person meetings under normal circumstances in future years; however, the Company has determined that holding this year’s Meeting in a virtual-only format is a proactive and prudent step in light of restrictions on public gatherings and efforts to encourage social distancing during the COVID-19 pandemic. Shareholders will have an opportunity to participate at the Meeting online regardless of their geographic location. A summary of the information that Shareholders will need to attend the Meeting online is provided under “Voting and Asking Questions at the Meeting” and “Appointment of Proxies.”

Except as otherwise stated in this Information Circular, the information contained herein is given as of May 22, 2020.

PROXY SOLICITATION AND VOTING

Solicitation of Proxies

The Company will use the “notice and access” delivery model (“Notice and Access”) to conduct the solicitation of proxies in connection with this Information Circular. Proxies may also be solicited personally or by telephone by individual Directors of the Company or by officers and/or other employees of the Company. The Company will bear the cost in respect of the solicitation of proxies for the Meeting and will bear the legal, printing and other costs associated with the preparation of the Information Circular. The Company will also pay the fees and costs of intermediaries for their services in transmitting proxy-related material in accordance with National Instrument 54-101 — Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”). This cost is expected to be nominal.

Copies of the Company’s current annual information form (“AIF”) as well as the financial statements of the Company for the year ended December 31, 2019, together with the auditors’ report thereon and the related management’s discussion and analysis (“MD&A”), are available on the Company’s website at www.docebo.com and on the Company’s profile on the System for Electronic Document Analysis and Retrieval (“SEDAR”) website at www.sedar.com/.

Voting and Asking Questions at the Meeting

This year we are holding the Meeting as a completely virtual meeting, which will be conducted via live audio webcast, where all Shareholders regardless of geographic location will have an opportunity to participate in the Meeting.

Given this new format, all Shareholders are strongly advised to carefully read the voting instructions below that are applicable to them.

We encourage Shareholders to submit their votes in advance by going to www.voteproxyonline.com and entering the 12-digit control number from their proxy, by facsimile to 416-595-9593, or by mail to TSX Trust Company 301-100 Adelaide Street West, Toronto, ON M5H 4H1.

Voting as a Registered Shareholder

Registered Shareholders on the record date may vote online at the virtual meeting at https://web.lumiagm.com/288870197. Click on “I have a control number” and they will be prompted to enter their twelve digit control number (which is located on their proxy form) and enter the password DCB2020 (case sensitive). They have to be connected to the internet at all times to be able to vote – it’s the Shareholder’s responsibility to make sure they stay connected for the entire Meeting. Registered Shareholders on the record date who voted prior to the Meeting do not need to vote again during the Meeting.

Alternatively, they may give another person authority to represent them and vote their shares online at the virtual Meeting, as described below under the heading “Appointment of Proxies”.

Voting as a Non-Registered Shareholder

For non-registered Shareholders, whose shares are registered in the name of an intermediary, which is usually a trust company, securities broker or other financial institution, their intermediary is entitled to vote the shares held by it and beneficially owned by the non-registered Shareholder on the record date. However, it must first seek the non-registered Shareholder’s instructions as to how to vote their shares or otherwise make arrangements so that they may vote their shares directly. Non-registered Shareholders may vote their shares through their intermediary or online at the virtual Meeting by duly appointing themselves as proxyholder as described under the heading “Appointment of Proxies”.

Non-registered Shareholders that duly appoint themselves as proxyholder and who are responsible for obtaining a control number as described under the heading “Appointment of Proxies”, may vote online at the virtual meeting at https://web.lumiagm.com/288870197. Click on “I have a control number” and they will be prompted to enter their twelve digit control number (obtained from TSX Trust) and enter the password DCB2020 (case sensitive). Shareholders have to be connected to the internet at all times to be able to vote – it’s the responsibility of the Shareholder to make sure they stay connected for the entire Meeting.

Non-registered Shareholders who have not duly appointed themselves as proxyholder will not be able to vote or ask questions at the Meeting, however such non-registered Shareholders may still attend the Meeting as guests through the live audio webcast at https://web.lumiagm.com/288870197.

Asking Questions at the Meeting

Registered Shareholders and non-registered Shareholders who have appointed themselves as proxyholder and obtained a control number are eligible to ask questions at any time. While logged in for the Meeting the Shareholder will be able to submit questions online by clicking on the submit questions button. If there are questions pertinent to Meeting matters that are unanswered during the Meeting due to time constraints, management will post answers to a representative set of such questions at https://www.docebo.inc/financials/financial-reports/default.aspx. The questions and answers will be available as soon as practicable after the Meeting and will remain available until the Company’s 2021 management information circular is filed.

Equipment Requirements / Login Instructions

Please refer to Schedule C of this Information Circular for equipment requirements and login instructions for the Meeting.

Notice and Access

The Company is using Notice and Access for both Registered Holders and Beneficial Holders (each as defined below), which allows the Company to furnish proxy materials online to Shareholders instead of mailing paper copies of such materials. Using Notice and Access, the Company can deliver proxy-related materials by (i) posting the Information Circular (and other proxy related materials) on a website other than SEDAR and (ii) sending a notice informing Shareholders that the Information Circular and proxy related materials have been posted and explaining how to access such materials (the “N&A Notice”).

On or before June 19, 2020, the Company will send to Shareholders of record as of the Record Date a notice package containing the N&A Notice and the relevant voting document (a form of proxy or voting instruction form, as applicable). The N&A Notice will contain basic information about the Meeting and the matters to be voted on, instructions on how to access the proxy materials, including this Information Circular and the Company’s 2019 audited consolidated financial statements and the auditors’ report thereon and management’s discussion and analysis for the fiscal year ended December 31, 2019 (together with this Information Circular, the “Meeting Materials”), an explanation of the Notice and Access process and details of how to obtain a paper copy of the Meeting Materials upon request at no cost.

The Meeting Materials are available electronically under the Company’s profile on SEDAR and at https://docs.tsxtrust.com/2177. Shareholders who want to receive a paper copy of the Meeting Materials or who have questions about Notice and Access may call toll free 1-866-600-5869 or email TMXEinvestorservices@tmx.com. In order to receive a paper copy in time to vote before the Meeting, requests should be received by July 10, 2020.

Appointment of Proxies

Shareholders will receive a form of proxy or voting instruction form (the “Form of Proxy”) for use in connection with the Meeting. The persons named in such Form of Proxy are currently Directors or officers of the Company. A Shareholder who wishes to appoint some other person to represent him, her or it at the Meeting may do so by crossing out the persons named in the Form of Proxy and inserting such person’s name in the blank space provided in the Form of Proxy or by completing another proper Form of Proxy. Such other person need not be a Shareholder of the Company.

To be valid, proxies or instructions must be completed, signed, dated and returned to the offices of TSX Trust Company (the “Agent”) at 301 – 100 Adelaide Street West, Toronto, Ontario M5H 4H1, Canada, by mail (using the enclosed envelope, if desired), by fax to 416.595.9593 or by Internet at www.voteproxyonline.com, at any time up to and including 11:30 a.m. (Toronto time) on Friday July 17, 2020, or if the meeting is adjourned, not later than 48 hours (excluding Saturdays, Sundays and statutory holidays) preceding the time of such adjourned meeting.

The document appointing a proxy must be in writing and completed and signed by a Shareholder or his or her attorney authorized in writing or, if the Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized. Instructions provided to the Agent by a Shareholder must be in writing and completed and signed by the Shareholder or his or her attorney authorized in writing or, if the Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized. Persons signing as officers, attorneys, executors, administrators, and trustees should so indicate and provide satisfactory evidence of such authority.

Registered Shareholders who wish to appoint a person other than the management nominees identified on the form of proxy, must carefully follow the instructions in this Circular and on their form of proxy. These instructions include the additional step of registering such proxyholder with our transfer agent, TSX Trust, by emailing tsxtrustproxyvoting@tmx.com the “Request for Control Number” form, which can be found at https://tsxtrust.com/resource/en/75, after submitting their form of proxy. Failure to register the proxyholder with TSX Trust will result in the proxyholder not receiving a control number to participate in the Meeting and only being able to attend as a guest. Guests will not be permitted to vote or ask questions at the Meeting.

Non-registered Shareholders who wish to attend and vote at the Meeting must insert his, her or its own name in the space provided for the appointment of a proxyholder on the voting instruction form provided by the intermediary and return it in accordance with the intermediary’s directions. By doing so, non- registered Shareholders are instructing their nominee to appoint them as proxyholder. Non-registered Shareholders wishing to attend and vote at the Meeting must also take the additional step of registering with our transfer agent, TSX Trust, by emailing tsxtrustproxyvoting@tmx.com the “Request for Control Number” form, which can be found at https://tsxtrust.com/resource/en/75, after submitting their voting instruction form. Failure to register with TSX Trust will result in the non-registered Shareholder not receiving a control number to participate in the Meeting and only being able to attend as a guest. Guests will not be permitted to vote or ask questions at the Meeting.

Revocation of Proxies

A proxy given by a Shareholder for use at the Meeting may be revoked at any time prior to its use. In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing executed by the Shareholder or by his or her attorney authorized in writing or, if the Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized and deposited with the Agent at 301 - 100 Adelaide Street West, Toronto, Ontario M5H 4H1, Canada at any time up to and including two business days preceding the Meeting or any adjournment thereof at which the proxy is to be used, and upon such deposit, the proxy is revoked.

Only Registered Holders (as defined below) have the right to revoke a proxy. Beneficial Holders (as defined below) who wish to change their vote must make appropriate arrangements with their respective dealers or other intermediaries.

Voting of Proxies

The persons named in the Form of Proxy will vote, or withhold from voting, the Shares in respect of which they are appointed, on any ballot that may be called for, in accordance with the instructions of the Shareholder as indicated on the Form of Proxy. In the absence of such specification, such Shares will be voted at the Meeting as follows:

•	FOR the election of those persons listed in this Information Circular as the proposed Directors for the ensuing year; and

•	FOR the appointment of Pricewaterhouse Coopers LLP, Chartered Accountants, as auditor of the Company for the ensuing year and to authorize the Board to fix the auditor’s remuneration; and

•	FOR approving the Company’s global employee stock purchase plan (“ESPP”).

For more information on these issues, please see the section entitled “Matters to be Considered at the Meeting” in this Information Circular.

The persons appointed under the Form of Proxy are conferred with discretionary authority with respect to amendments to or variations of matters identified in the Form of Proxy and the Notice of Meeting and with respect to other matters which may properly come before the Meeting. In the event that amendments or variations to matters identified in the Notice of Meeting are properly brought before the Meeting, it is the intention of the persons designated in the Form of Proxy to vote in accordance with their best judgment on such matter or business. As at the date of this Information Circular, the Directors know of no such amendments, variations or other matters.

Quorum

A quorum for the transaction of business at the Meeting or any adjournment thereof shall be two persons present and entitled to vote at the Meeting that hold, or represent by proxy, not less than 25% of the votes attached to the outstanding Shares entitled to vote at the Meeting.

INFORMATION FOR BENEFICIAL HOLDERS OF SECURITIES

Information set forth in this section is very important to persons who hold Shares otherwise than in their own names. A Shareholder who beneficially owns Shares (a “Beneficial Holder”) that are registered in the name of an intermediary (such as a securities broker, financial institution, trustee, custodian or other nominee who holds securities on behalf of the Beneficial Holder or in the name of a clearing agency in which the intermediary is a participant) should note that only proxies or instructions deposited by securityholders whose names are on the records of the Company as the registered holders of Shares (“Registered Holders”) can be recognized and acted upon at the Meeting.

Shares that are listed in an account statement provided to a Beneficial Holder by a broker are likely not registered in the Beneficial Holder’s own name on the records of the Company and such Shares are more likely registered in the name of CDS Clearing and Depository Services Inc. (“CDS”) or its nominee.

Applicable regulatory policy in Canada requires brokers and other intermediaries to seek voting instructions from Beneficial Holders in advance of securityholder meetings. Every broker or other intermediary has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Holders in order to ensure that their Shares are voted at the Meeting. Often, the form of proxy supplied to a Beneficial Holder by its broker is identical to that provided to registered securityholders.

However, its purpose is limited to instructing the registered securityholder how to vote on behalf of the Beneficial Holder. Most brokers now delegate responsibility for obtaining instructions from clients to Broadridge Investor Communications Solutions (“Broadridge”). Broadridge typically prepares a machine- readable voting instruction form, mails those forms to the Beneficial Holders and asks Beneficial Holders to return the forms to Broadridge, or otherwise communicate voting instructions to Broadridge (by way of internet or telephone, for example). Broadridge then tabulates the results of all instructions received and provides appropriate instructions representing the voting of the securities to be represented at the Meeting. A Beneficial Holder receiving a Broadridge voting instruction form cannot use that voting instruction form to vote Shares directly at the Meeting. The voting instruction form must be returned to Broadridge well in advance of the Meeting in order to have the Shares voted. Proxy-related materials will be sent by the Company directly to “non-objecting beneficial owners” under NI 54-101. The Company intends to pay for intermediaries to deliver proxy-related materials to “objecting beneficial owners” and Form 54-101F7 (the request for voting instructions), in accordance with NI 54-101.

Although Beneficial Holders may not be recognized directly at the Meeting for the purposes of voting Shares registered in the name of CDS or their broker or other intermediary, a Beneficial Holder may attend the Meeting as proxy holder for the Registered Holder and vote their Shares in that capacity. Beneficial Holders who wish to attend the Meeting and indirectly vote their own Shares as proxy holder for the Registered Holder should enter their own names in the blank space on the Form of Proxy provided to them and return the same to their broker or other intermediary (or the agent of such broker or other intermediary) in accordance with the instructions provided by such broker, intermediary or agent well in advance of the Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Shares

The authorized capital of the Company consists of (i) an unlimited number of Shares and (ii) an unlimited number of preferred shares, issuable in series. The common shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “DCBO”.

Holders of the Shares are entitled to one vote per Share on all matters upon which holders of the Shares are entitled to vote at the Meeting.

As at the date of this Information Circular, there are 28,470,300 Shares and no preferred shares issued and outstanding.

This summary is qualified by reference to, and is subject to, the detailed provisions of the articles of incorporation of the Company (the “Articles”).

Preferred Shares

Except as provided in any special rights or restrictions attaching to any series of preferred shares issued from time to time, the holders of preferred shares will not be entitled to receive notice of, attend or vote at any meeting of Shareholders.

Eligibility for Voting

At the Meeting, each holder of Shares of record at the close of business on the Record Date, will be entitled to one vote for each Share held on all matters proposed to come before the Meeting.

Any Shareholder who was a Shareholder on the Record Date shall be entitled to receive notice of and vote at the Meeting or any adjournment thereof, even though he, she or it has since that date disposed of his, her or its Shares, and no Shareholder becoming such after that date shall be entitled to receive notice of and vote at the Meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action.

Principal Shareholders

To the knowledge of the Company and its executive officers, the only person or company that beneficially owned, or controlled or directed, directly or indirectly, voting securities of the Company carrying 10% or more of the votes attached to any class of issued and outstanding Shares as of the date hereof, is:

Name	Type of Ownership	Common Shares	Percentage of Class
Intercap (as defined below)(1)	Legal and beneficial	17,733,800	62.34%
Klass.com Subsidiary LLC(2)	Legal and beneficial	3,188,500	11.21%

Notes:

(1)

Represents 16,791,100 Shares registered in the name of Intercap Equity Inc. and 942,700 Shares registered in the name of Intercap Financial Inc. Jason Chapnik beneficially owns, controls or directs, directly or indirectly, all of the equity interests of Intercap Equity Inc. and Intercap Financial Inc. Jason Chapnik, James Merkur and William Anderson are the director nominees of Intercap (as defined below). See “Election of Directors”.

(2)

Klass.com Subsidiary LLC is a wholly-owned subsidiary of Klass.com Holdings Inc., an entity that is beneficially owned, controlled or directed, directly or indirectly, by Daniel Klass and two other trustees of the Marisa Danielle Klass (2015) Family Trust. Daniel Klass is the director nominee of Klass (as defined below). See “Election of Directors”.

Management of the Company understands that the Shares registered in the name of CDS are beneficially owned through various dealers and other intermediaries on behalf of their clients and other parties. The names of the Beneficial Holders of such Shares are not known to the Company. Except as set out above, the Company and its executive officers have no knowledge of any person or company that beneficially owns, or controls or directs, directly or indirectly, 10% or more of the outstanding Shares of the Company.

MATTERS TO BE CONSIDERED AT THE MEETING

1.	Financial Statements

The financial statements of the Company for the year ended December 31, 2019 and the auditors’ report thereon accompanying this Information Circular will be placed before the Shareholders at the Meeting. No formal action will be taken at the Meeting to approve the financial statements. If any Shareholder has questions regarding such financial statements, such questions may be brought forward at the Meeting.

2.	Election of Directors

The Company’s Articles provide that the Board is to consist of a minimum of one and a maximum of 10 Directors, with the actual number to be determined from time to time by the Board. The Board currently consists of seven Directors and the present term of office of each Director of the Company will expire upon the election of Directors at the Meeting. It is proposed that each of the seven persons whose name appears below be elected as a Director of the Company to serve, subject to the Articles and the Business Corporations Act (Ontario) (the “OBCA”), until the close of the next annual meeting of Shareholders or until his or her successor is elected. All of the individuals who have been nominated as Directors are currently members of the Board and all Director nominees have agreed to stand for re-election at the Meeting.

The persons named in the Form of Proxy, if not expressly directed to the contrary in such Form of Proxy, intend to vote for the election, as Directors, of the proposed nominees whose names are set out below. It is not contemplated that any of the proposed nominees will be unable to serve as a Director but, if that should occur for any reason prior to the Meeting, the persons named in the Form of Proxy reserve the right to vote for another nominee at their discretion.

Investor Rights Agreement

Concurrently with the closing of the Company’s initial public offering on October 8, 2019 (the “IPO”), the Company entered into an investor rights agreement (the “Investor Rights Agreement”) with Intercap Equity Inc. and Intercap Financial Inc. (collectively, “Intercap”) and Klass.com Subsidiary LLC (“Klass”, and together with Intercap and their respective Permitted Transferees (as defined in the Investor Rights Agreement), the “Principal Shareholders”).

Pursuant to the Investor Rights Agreement, the Principal Shareholders have the right to designate nominees for election to the Board commensurate with their ownership interests in the Company, as follow:

•	Intercap can nominate a majority of the directors so long as Principal Shareholders together hold more than 50% of the issued and outstanding Shares on a non-diluted basis;

•

Intercap can nominate 40% of the directors (rounding up to the nearest whole number) so long as Principal Shareholders together hold at least 40% of the issued and outstanding Shares on a non- diluted basis;

•

Intercap can nominate 30% of the directors (rounding up to the nearest whole number) so long as Principal Shareholders together hold at least 30% of the issued and outstanding Shares on a non- diluted basis;

•

Intercap can nominate 20% of the directors (rounding up to the nearest whole number) so long as Principal Shareholders together hold at least 20% of the issued and outstanding Shares on a non- diluted basis; and

•	Intercap can nominate one director so long as Principal Shareholders together hold at least 10% of the issued and outstanding Shares on a non-diluted basis.

Additionally, so long as Klass holds at least 10% of the issued and outstanding Shares on a non-diluted basis, then Daniel Klass, or another individual designated by Klass, shall be one of Intercap’s nominees to the Board. There is no voting agreement between Intercap and Klass.

So long as Intercap has the right to nominate at least one director to the Board, Intercap shall be entitled to have one of their director nominees serve on a standing committee of the Board, other than the Audit Committee, provided that their director nominee is not one of the Company’s officers. Additionally, as long as Intercap can nominate at least one-third of the directors, Intercap shall be entitled to have one of their director nominees serve as Chair of the Board.

As of the date of this Information Circular, the Principal Shareholders hold 73.53% of the issued and outstanding Shares (of which Intercap holds 62.34%) on a non-diluted basis and Intercap is therefore entitled to nominate a majority of the Directors at the Meeting, one of which must be a Klass nominee. Currently, Jason Chapnik, James Merkur and William Anderson serve on the Board pursuant to Intercap’s nomination right and Daniel Klass serves on the Board pursuant to Klass’s nomination right. Each of the foregoing Directors is nominated for re-election pursuant to the Principal Shareholders’ nomination rights at the Meeting.

The foregoing summary is qualified in its entirety by reference to the provisions of the Investor Rights Agreement, a copy of which is available on the Company’s profile on SEDAR at www.sedar.com.

Advance Notice Provisions

The Company’s By-Law No. 1 dated October 1, 2019 (“By-Law No. 1”) provides for certain advance notice provisions with respect to the election of Directors (the “Advance Notice Provisions”). The Advance Notice Provisions are intended to: (i) facilitate orderly and efficient annual general meetings or, where the need arises, special meetings of Shareholders; (ii) ensure that all Shareholders receive adequate notice of Board nominations and sufficient information with respect to all nominees; and (iii) allow Shareholders to register an informed vote. Only persons who are nominated by Shareholders in accordance with the Advance Notice Provisions will be eligible for election as Directors at any annual meeting of Shareholders, or at any special meeting of Shareholders if one of the purposes for which the special meeting was called was the election of directors.

Under the Advance Notice Provisions, a Shareholder wishing to nominate a Director would be required to provide the Company with notice, in the prescribed form, within the prescribed time periods. These time periods include, (i) in the case of an annual meeting of Shareholders (including annual and special meetings), not less than 30 days prior to the date of the annual meeting of Shareholders; provided, that if the first public announcement of the date of the annual meeting of Shareholders (the “Notice Date”) is less than 50 days before the meeting date, not later than the close of business on the 10th day following the Notice Date; and (ii) in the case of a special meeting (which is not also an annual meeting) of Shareholders called for any purpose which includes electing Directors, not later than the close of business on the 15th day following the Notice Date, provided that, in either instance, if notice-and-access is used for delivery of proxy related materials in respect of a meeting described above, and the Notice Date in respect of the meeting is not less than 50 days prior to the date of the applicable meeting, the notice must be received not later than the close of business on the 40th day before the applicable meeting.

A copy of By-Law No. 1 is available on the Company’s profile on SEDAR at www.sedar.com.

Majority Voting Policy

In accordance with the requirements of the TSX, the Board has adopted a majority voting policy (the “Majority Voting Policy”), which requires that in an uncontested election of Directors, if any nominee receives a greater number of votes “withheld” than votes “for”, the nominee will tender his or her resignation to the Chair of the Board promptly following the meeting of Shareholders. The Compensation, Nominating and Governance Committee of the Board (the “CNG Committee”) will consider such offer and make a recommendation to the Board whether to accept it or not. The Board will promptly accept the resignation unless it determines that there are exceptional circumstances that should delay the acceptance of the resignation or justify rejecting it. The Board will make its decision and announce it in a press release within 90 days following the meeting of Shareholders. A Director who tenders a resignation pursuant to the Majority Voting Policy will not participate in any meeting of the Board or the CNG Committee at which the resignation is considered.

A copy of the Majority Voting Policy is available on our website at www.docebo.com.

Skills Matrix

The following chart illustrates the relevant skills possessed by each Director who is proposed for election at the Meeting:

	Accounting / Financial Literacy	Governance/ Risk Management	Software Sales	Compensation / Human Resources Management	Innovation/ Technology	Other Public Company Board Experience	Executive Leadership
Jason Chapnik Director (Chair)	X	X	X	X	X	X	X
Claudio Erba Director and President & Chief Executive Officer	X	X	X	X	X		X
James Merkur Director	X	X		X		X	X
Daniel Klass Director	X	X			X		X
Kristin Halpin Perry Director		X		X	X		X
Steven E. Spooner Director	X	X	X	X	X	X	X
William Anderson Director	X	X	X		X		X

About the Nominees

The following information sets forth the names of, and certain other biographical information for, the eight individuals proposed to be nominated for election as Directors at the Meeting.

JASON CHAPNIK	Biographical Information and Principal Occupation
Age: 49 Location: Toronto, Ontario, Canada Director Since: April 2019 Status: INDEPENDENT	Jason Chapnik is the Chairman and Chief Executive Officer of Intercap Inc. and has over 30 years of experience as an investor and entrepreneur. He is also on the board of Resolver Inc., a provider of governance, risk and compliance software solutions, Guestlogix Inc., a technology company that provides onboard and off-board retail technology and merchandising systems (where he was appointed following its emergence from bankruptcy protection), StickerYou Inc., a platform for custom sticker creation, Reset Beauty Inc. (formerly Brand Lab Partners), a company that develops, launches and runs product brands in partnership with high-profile digital influencers, E. Automotive Inc. (formerly ESquared, Inc.), providing web solutions and online car auctions for automotive dealers and Kaboom Fireworks Inc., a Canadian fireworks superstore operating over 75 storefronts and a web-based store. He is also a board observer for the board of Plex Inc., a personal media server system and software suite. Previously, Mr. Chapnik served on several boards, including TouchTech Corporation (acquired by Move Inc.), The TV Corporation (acquired by Verisign Inc.), Dealer Dot Com, Inc. (“Dealer.com”), a digital marketing technology company, and then Dealertrack Inc. (“Dealertrack”), following its acquisition of Dealer.com. Mr. Chapnik holds a Bachelor of Commerce degree in Management Information Systems, Entrepreneurship and Real Estate Analysis from McGill University in Montreal, Quebec.

Other Public Board Memberships

N/A

Board / Committee Memberships	Attendance at Regular Meetings in 2019	Overall Attendance
Board (Chair) Compensation, Nominating and Governance Committee (the “CNG Committee”)	1/1 1/1	100%

	Securities Beneficially Owned or Controlled (as at May 22, 2020)
Common Shares		Deferred Share Units		Total Shares and Deferred Share Units		Share Ownership Requirement
Number	Market Value(1)	Number	Market Value(2)	Number	Market Value	Minimum Ownership Requirement	Complies with Minimum Ownership Requirement(3)
17,733,800(4)	$423,483,144	5,000	$119,400	17,738,800	$423,602,544	3 x Annual Cash Retainer ($120,000)(5)	Yes

CLAUDIO ERBA	Biographical Information and Principal Occupation
Age: 46 Location: Macherio, Lombardy, Italy Director Since: April 2016 Status: NOT INDEPENDENT	Claudio Erba has over 15 years of experience in the learning and development industry. Since January 2018, he has also been the President of Algoritmica s.r.l (formerly known as Deeploans s.r.l), a natural language processing AI platform. From 2013 to 2014, he was also an investor and board member of RYSTO srl, a catering and hospitality job search site. Prior to this, Mr. Erba was a guest lecturer on Content Management Systems at the University of Florence. Prior to that, he was a Project Leader at MHP, a multimedia home platform. Mr. Erba holds a degree in Economics and Marketing from the Catholic University of the Sacred Heart in Milan, Italy.

Other Public Board Memberships

N/A

Board / Committee Memberships	Attendance at Regular Meetings in 2019	Overall Attendance
Board	1/1	100%

	Securities Beneficially Owned or Controlled (as at May 22, 2020)
Common Shares		Options		Total Shares and Options		Share Ownership Requirement
Number	Market Value(1)	Number	Market Value(6)	Number	Market Value	Minimum Ownership Requirement	Complies with Minimum Ownership Requirement(3)
1,648,100(7)	$39,356,628	63,622	—	1,711,722	$39,356,628	5 x Annual Base Salary ($1,713,502.50)(8)	Yes

JAMES MERKUR	Biographical Information and Principal Occupation
Age: 50 Location: Toronto, Ontario, Canada Director Since: July 2019 Status: NOT INDEPENDENT	James Merkur has over 20 years of experience in the investment banking and private equity industry. He is the President at Intercap Inc. and the President and Chief Executive Officer at Logan Peak Capital Inc., a private equity and advisory business focused on investing in and advising growth oriented businesses. Mr. Merkur is also on the board of Resolver Inc., a provider of governance, risk and compliance software solutions, Canaccord Genuity Growth II Corp., a special purpose acquisition corporation, CryptoStar Corp., a publicly listed cryptocurrency mining and data centre operator, and Guestlogix Inc. (where he was appointed following its emergence from bankruptcy protection). He is also the Vice Chairman of Brass Enterprises, a real estate investment company. Prior to these roles, Mr. Merkur was Managing Director at Canaccord and has held senior roles at leading investment banks including Genuity Capital Markets, CIBC World Markets and Goldman Sachs. Mr. Merkur’s past board positions include NYX Gaming Group Ltd. (acquired by Scientific Games Corporation), a leading digital gaming provider and Canaccord Genuity Acquisition Corp. and Canaccord Genuity Growth Corp., both special purpose acquisition corporations. Mr. Merkur holds a Bachelor of Commerce degree from McGill University in Montreal, Quebec and a Juris Doctor and Master of Business Administration from the University of Toronto.

Other Public Board Memberships

CryptoStar Corp. Canaccord Growth II Corp.

Board / Committee Memberships	Attendance at Regular Meetings in 2019	Overall Attendance
Board	1/1	100%

	Securities Beneficially Owned or Controlled (as at May 22, 2020)
Common Shares		Options		Deferred Share Units		Total Shares, Options and Deferred Share Units		Share Ownership Requirement
Number	Market Value(1)	Number	Market(6) Value	Number	Market Value(2)	Number	Market Value	Minimum Ownership Requirement	Complies with Minimum Ownership Requirement(3)
21,250(9)	$507,450	45,000	$214,920	5,000	$119,400	71,250	$841,770	3 x Annual Cash Retainer ($120,000)	Yes

DANIEL KLASS	Biographical Information and Principal Occupation
Age: 47 Location: Toronto, Ontario, Canada Since: April 2016 Status: INDEPENDENT	Daniel Klass is the founder and President of Klass Capital Corporation (“Klass Capital”), a private equity firm focused on acquiring and providing growth equity to mission-critical SaaS businesses. Mr. Klass also serves on the board of four private SaaS companies. He is currently the chair of the board of Resolver Inc., an integrated risk management software company. He is also on the boards of Nulogy Corporation, a SaaS company that develops, supports and sells software products in the field of supply chain management, contract packaging and contract manufacturing, Method Integration Inc., a SaaS company that provides a customizable customer relationship management solution that integrates with Quickbooks, an accounting software package, and Optimy SA, a SaaS company that helps organizations manage their grant, sponsorship and community investment activities. Mr. Klass is also on the board of Good Foot Delivery, a social enterprise providing a personalized point- to-point courier service that creates employment opportunities for people with disabilities. Prior to founding Klass Capital, Mr. Klass worked as a private equity investor at TD Bank and Edgestone Capital Partners. Mr. Klass holds a Bachelor of Science in mathematics and statistics from Western University in London, Ontario and a Master of Business Administration with a specialty in finance and accounting from the University of Toronto Rotman School of Management.

Other Public Board Memberships

N/A

Board / Committee Memberships	Attendance at Regular Meetings in 2019	Overall Attendance
Board Audit Committee	1/1 1/1	100%

	Securities Beneficially Owned or Controlled (as at May 22, 2020)
Common Shares		Deferred Share Units		Total Shares and Deferred Share Units		Share Ownership Requirement
Number	Market Value(1)	Number	Market Value(2)	Number	Market Value	Minimum Ownership Requirement	Complies with Minimum Ownership Requirement(3)
3,188,500(10)	$76,141,380	5,000	$119,400	3,193,500	$76,260,780	3 x Annual Cash Retainer ($120,000)(5)	Yes

KRISTIN HALPIN PERRY	Biographical Information and Principal Occupation
Age: 50 Location: Jericho, Vermont, USA Director Since: October 2018 Status: INDEPENDENT	Kristin Halpin Perry has over 25 years of experience as a human resources executive in a variety of different global business sectors, having worked in both large public companies and private high-growth technology companies. Ms. Halpin Perry is the founder and Human Resources Leader and Executive Coach of Veraz Consulting (“Veraz”), a human resources consulting firm. She is also currently the Chief People Officer of DealerPolicy Inc. and is on the board of Fluency Inc., an enterprise automation platform for advertising. Prior to founding Veraz and becoming a board member of Docebo, Ms. Halpin Perry was the Chief Talent Officer at Dealer.com, a digital marketing technology company. Dealer.com was acquired by Dealertrack, where Ms. Halpin Perry was Senior Vice President of Human Resources and Internal Communications until Dealertrack was acquired by Cox Automotive Inc., where she then became Senior Vice President of Human Resources (Software Group) from 2015 to 2016. Prior to these roles, she was Senior Director, Human Resources at Development Alternatives, Inc., an international social and economic development company from 2009 to 2010. Between 2006 and 2008, Ms. Halpin Perry was Senior Human Resources Manager of GE Healthcare, a leading provider of medical imaging, monitoring, biomanufacturing and cell and gene therapy technologies and during this time she spent one year working in London, United Kingdom at IDX Systems Corporation, a medical software company that was acquired by GE Healthcare in 2005. She was also the Head of Human Resources in Hong Kong, at Expedia APAC, a leading technology online travel agency. Ms. Halpin Perry holds an International Coach Federation License, an Associate of Arts degree in Business Administration from Champlain College in Vermont, a Bachelor of Science degree in Business Administration from Saint Michael’s College in Vermont and an Executive and Transitional Coaching Certification from the Hudson Institute of Coaching.

Other Public Board Memberships

N/A

Board / Committee Memberships	Attendance at Regular Meetings in 2019	Overall Attendance
Board CNG Committee (Chair)	1/1 1/1	100%

	Securities Beneficially Owned or Controlled (as at May 22, 2020)
Common Shares		Deferred Share Units		Total Shares and Deferred Share Units		Share Ownership Requirement
Number	Market Value(1)	Number	Market Value(2)	Number	Market Value	Minimum Ownership Requirement	Complies with Minimum Ownership Requirement(3)
15,000(11)	$358,200	11,250	$268,650	26,250	$626,850	3 x Annual Cash Retainer ($120,000)(5)	Yes

STEVEN E. SPOONER	Biographical Information and Principal Occupation
Age: 61 Location: Kanata, Ontario, Canada Director Since: July 2019 Status: INDEPENDENT	Steven Spooner has over 34 years of experience in the technology and telecommunications sector. In 2019, Mr. Spooner retired from his role as the Chief Financial Officer (held since 2003) at Mitel Networks Corporation (“Mitel”), a $1.3 billion global telecommunications company providing unified communications solutions for businesses. As Mitel’s Chief Financial Officer, he had global responsibility for finance, operations, legal, information technology, mergers and acquisitions and investor relations. Mitel was a publicly listed issuer on the TSX and NASDAQ stock exchanges until it was acquired by Searchlight Capital Partners, L.P. in 2018. He currently serves as a director of Jamieson Wellness Inc., a TSX-listed leading branded manufacturer, distributor and marketer of high quality natural health products in Canada and is a member of the Carleton University Sprott School of Business Advisory Board. Previously, Mr. Spooner was the Chief Operating Officer at Wysdom Inc., a privately held mobile software company, Chief Executive Officer and board member at Stream Intelligent Networks Corp., a private telecommunications company and Chief Financial Officer at CrossKeys Systems Corp., a network management software company formerly listed on the TSX and NASDAQ. From 2009 to 2015, Mr. Spooner served as a director and Audit Committee Chair of Magor Corporation, a visual collaboration software company that was publicly listed on the TSX Venture Exchange prior to its acquisition by Harris Computer Systems Corporation. Mr. Spooner was also a director and Finance and Audit Committee Chair of the Ottawa Hospital Foundation from 2007 to 2016. He has also sat on several strategic advisory boards for emerging tech companies. Steven has more than 35 years of U.S. GAAP reporting expertise and 8 years of IFRS reporting oversight. He has also led two cross-border initial public offerings, overseen numerous mergers and acquisitions and raised several billion dollars in debt and equity financings. Mr. Spooner holds an Honours Bachelor of Commerce from Carleton University in Ottawa, Ontario. He is also a Fellow Chartered Professional Accountant, a Fellow Chartered Accountant and holds a Director designation from the Institute of Corporate Directors. Mr. Spooner was also recognized in October 2018 as the inaugural Chief Financial Officer of the Year by the Ottawa Board of Trade and Ottawa Business Journal.

Other Public Board Memberships

Jamieson Wellness Inc.

Board / Committee Memberships	Attendance at Regular Meetings in 2019	Overall Attendance
Board Audit Committee (Chair) CNG Committee	1/1 1/1 1/1	100%

	Securities Beneficially Owned or Controlled (as at May 22, 2020)
Common Shares		Deferred Share Units		Total Shares and Deferred Share Units		Share Ownership Requirement
Number	Market Value(1)	Number	Market Value(2)	Number	Market Value	Minimum Ownership Requirement	Complies with Minimum Ownership Requirement(3)
22,500	$537,300	5,000	$119,400	27,500	$656,700	3X Annual Cash Retainer ($120,000)(5)	Yes

WILLIAM ANDERSON	Biographical Information and Principal Occupation
Age: 41 Location: Toronto, Ontario, Canada Director Since: May 2017 Status: INDEPENDENT	William Anderson has over 10 years of experience leading software businesses. Mr. Anderson is currently the Chief Executive Officer at Resolver Inc., a provider of governance, risk and compliance software solutions. Previously, from 2010 to 2014, Mr. Anderson was Executive Vice President at Iron Data Solutions Inc., a leader in case management and regulatory software solutions. From 2003 to 2010, Mr. Anderson was an employee and then executive at Gary Jonas Computing Ltd. (“Jonas Software”), a division of Constellation Software, a leading software business publicly listed on the TSX under ticker symbol “CSU.TO”. During his tenure at Jonas Software, Mr. Anderson progressed through several roles in Canada and the United Kingdom before becoming Division President for Jonas Construction Management Software Solutions in 2009. Mr. Anderson holds a Bachelor of Commerce degree in Finance from Queen’s University in Kingston, Ontario.
Other Public Board Memberships
N/A

Board / Committee Memberships	Attendance at Regular Meetings in 2019	Overall Attendance
Board Audit Committee	1/1 1/1	100%

	Securities Beneficially Owned or Controlled (as at May 22, 2020)
Common Shares		Deferred Share Units		Total Shares and Deferred Share Units		Share Ownership Requirement
Number	Market Value(1)	Number	Market Value(2)	Number	Market Value	Minimum Ownership Requirement	Complies with Minimum Ownership Requirement(3)
41,250(12)	$985,050	5,000	$119,400	46,250	$1,104,450	3 x Annual Cash Retainer ($120,000)(5)	Yes

Notes:

(1)	Market value is calculated using closing price of the Shares on the TSX of $23.88 on May 22, 2020.
(2)	The market value of deferred share units represents the closing price of the Shares on the TSX of $23.88 on May 22, 2020.
(3)

The Company’s Share Ownership Policy provides that each Director and/or member of senior management has within the later of five years from the date of (i) the policy and (ii) becoming a Director or member of senior management, as applicable, to comply with the guidelines therein. The Company’s Share Ownership Policy also provides that, for the purposes of the policy, the value of Shares held is calculated using the higher of the cost base and current market price.

(4)

Jason Chapnik beneficially owns, controls or directs, directly or indirectly 16,791,100 of these Shares through Intercap Equity Inc. and beneficially owns, controls or directs, directly or indirectly 942,700 of these Shares through Intercap Financial Inc.

(5)	Based on an annual cash retainer of C$40,000.
(6)

The market value of options was determined by multiplying the number of fully vested “in-the-money” options on May 22, 2020, by the closing price of the Shares on the TSX on May 22, 2020, being $23.88 per share.

(7)	Claudio Erba owns 1,572,100 of these Shares personally and beneficially owns, controls or directs, directly or indirectly 76,000 of these Shares through Gresilent Holding Srl.

(8)

Represents an annual base salary of €235,000 converted into Canadian dollars using an exchange rate of 1.4583, being the daily rate of exchange posted by the European Central Bank for conversion of Euros into Canadian dollars on December 31, 2019.

(9)

James Merkur beneficially owns, controls or directs, directly or indirectly 6,250 of these Shares through Logan Peak Capital Inc. and beneficially owns, controls or directs, directly or indirectly 15,000 of these Shares through The Merkur Trust.

(10)	Daniel Klass beneficially owns, controls or directs, directly or indirectly these Shares through Klass.com Subsidiary LLC.
(11)	Kristin Halpin Perry beneficially owns, controls or directs, directly or indirectly these Shares through Kristin Halpin Perry Revocable Trust.
(12)

William Anderson beneficially owns, controls or directs, directly or indirectly 18,750 of these Shares through his personal registered retirement savings plan (RRSP) and 22,500 of these Shares through The 2015 William Anderson Family Trust.

Corporate Cease Trade Orders or Bankruptcies

To the knowledge of the Company, during the past 10 years, no nominee proposed for election has been a director, chief executive officer or chief financial officer of any company that:

(a)

was subject to a cease trade order or similar order or an order that denied the company access to any exemption under securities legislation for a period of more than 30 consecutive days while the nominee was acting in such capacity; or

(b)

was subject to a cease trade order or similar order or an order that denied the company access to any exemption under securities legislation for a period of more than 30 consecutive days that was issued after the nominee ceased to act in such capacity and which resulted from an event that occurred while the nominee was acting in such capacity.

To the knowledge of the Company, other than as set out below, during the past 10 years, no nominee proposed for election has been a director or executive officer of any company that, while the nominee was acting in such capacity, or within a year of the nominee ceasing to act in such capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or director appointed to hold its assets.

Jason Chapnik was a director of Viafoura Inc. (“Viafoura”), a private company, until November 19, 2019. On December 1, 2019, Viafoura filed a notice of intention with the Official Receiver to make a proposal under the Bankruptcy and Insolvency Act (Canada). On May 14, 2020 Viafoura filed a proposal with the Official Receiver under Section 62 of the Bankruptcy and Insolvency Act (Canada). As of the date of this Circular, a meeting of creditors to vote on the proposal has not yet been held.

Personal Bankruptcies

To the knowledge of the Company, no nominee proposed for election has, within the 10 years prior to the date of this Information Circular, become bankrupt or made a proposal under any legislation relating to bankruptcy or insolvency, or been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or director appointed to hold the assets of the nominee.

Penalties or Sanctions

No nominee proposed for election has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a Canadian securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor making an investment decision.

3.	Appointment of Auditors

The audit committee of the Company (the “Audit Committee”) recommends to the Shareholders that Pricewaterhouse Coopers LLP (“PWC”) be appointed as the independent auditor of the Company, to hold office until the close of the next annual meeting of the Shareholders or until its successor is appointed, and that the Directors be authorized to fix the remuneration of the auditors.

PWC has been the auditor of the Company since its IPO on October 8, 2019. The persons named in the Form of Proxy, if not expressly directed to the contrary in such Form of Proxy, will vote such proxies in favour of a resolution to appoint PWC as auditors of the Company and to authorize the Directors to fix PWC’s remuneration.

Audit Committee Information

Reference is made to the Company’s current AIF for information relating to the Audit Committee, as required under Form 52-110F1 – Audit Committee Information Required in an AIF. The AIF is available on the Company’s profile on SEDAR at www.sedar.com. Upon request, the Company will promptly provide a copy of the AIF free of charge to a securityholder of the Company.

4.	ESPP

At the Meeting, Shareholders will be asked to pass, with or without variation, an ordinary resolution (the full text of which is set out in Appendix A to the Circular) approving the proposed ESPP (the “ESPP Resolutions”). The ESPP (which is described below and the full text of which is appended as Schedule B to this Circular) was unanimously approved by the Board with an effective date of May 11, 2020. The Board recommends that Shareholders vote for the ESPP Resolution. The persons named in the Form of Proxy, if not expressly directed to the contrary in such Form of Proxy, will vote such proxies in favour of the ESPP Resolutions. If approved by the Shareholders, the first offering period will begin on January 15, 2021.

The Company is seeking to reserve for issuance 570,000 Shares under the ESPP, representing approximately 2% of the issued and outstanding Shares as of May 11, 2020. The ESPP is designed to encourage employee share ownership by providing eligible employees with an opportunity to purchase Shares through voluntary payroll deductions, so as to encourage a proprietary interest in the operation, growth and development of Docebo.

The material features of the ESPP are summarized below. The summary does not purport to be a complete description of all of the provisions of the ESPP. It is qualified in its entirety by reference to the complete text of the ESPP, which has been appended to this Circular as Schedule “B”.

Administration of the ESPP

The ESPP will be administered by the Board, which may delegate its authority to a duly authorized committee of the Board (the “ESPP Plan Administrator”).

Eligibility

All employees of Docebo and certain of Docebo’s subsidiaries (including officers and directors who are also employees of the Company, whose regularly scheduled work week consists of at least 20 hours and who have completed three consecutive months of employment are eligible to participate in the ESPP.

Participation

An eligible employee may elect to participate in the ESPP by authorizing payroll deductions in an amount between 1% and 15% of his or her eligible compensation to be contributed to the ESPP. Such contributions are used to purchase Shares at the end of each offering period. Eligible employees may not purchase shares under the ESPP which exceed a fair market value (determined by reference to the closing price of the Shares on the TSX) of US$25,000 at the time the purchase rights are granted per calendar year. Shares may be purchased under the ESPP for 85% of the fair market value of the Shares (determined by reference to the closing price of the Shares on the TSX) on the purchase date. Each offering period is six months in duration, commencing on January 15 and July 15 of each year.

Insider Participation Limits

The participation of insiders of the Company is limited under the ESPP such that (i) the number of Shares issuable to insiders of the Company pursuant to the ESPP and any other security-based compensation arrangement of the Company cannot exceed, at any time, 10% of the Company’s issued and outstanding Shares, and (ii) the number of Shares issued to insiders of the Company pursuant to the ESPP and any other security-based compensation arrangement of the Company cannot exceed, within any one year period, 10% of the Company’s issued and outstanding Shares.

The ESPP prohibits purchases under the ESPP by employees of certain designated subsidiaries who are

U.S. taxpayers and who, after giving effect to such purchases, would own, directly or indirectly, common shares possessing 5% or more of the total combined voting power or value of all the classes of the capital shares of the Company or of and parent, as defined in Section 424(e) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any subsidiary, of the Company as defined in Section 424(f) of the Code.

Non-Transferability

Share purchase benefits and employee contributions may not be assigned, transferred, pledged or hypothecated in any way. Shares purchased in connection with the ESPP may not be sold, transferred, assigned, pledged, or hypothecated for a minimum of 12 months following the date of purchase (the “Holding Period”). Subject to the ESPP Plan Administrator’s discretion, the Holding Period shall continue unaffected in the event that (a) a participant’s participation in the ESPP ceases as a result of such participant’s termination of employment, death, transfer to status other than an Eligible Employee (as defined in the ESPP), transfer to an Excluded Affiliate (as defined in the ESPP) or a change in the designation of a participant’s employer to an Excluded Affiliate and (b) the ESPP is terminated in accordance with its the terms.

Amendments and Termination

The ESPP Plan Administrator may from time to time, without notice and without approval of the holders of voting shares, amend, modify, change, suspend or terminate the ESPP in whole or in part, subject to any regulatory or TSX approval that may be required and provided that the ESPP may not be amended in any way that would (a) cause rights issued under the ESPP in respect of 423 Component Eligible Employees (as defined in the ESPP) to fail to meet the requirements for employee share purchase plans as defined in

Section 423 of the Code or any successor thereto, including, without limitation, Shareholder approval if required; or (b) deprive a participant of any benefits that have accrued to the date of termination or which would cause or permit any Shares or employee contributions held pursuant to the ESPP to revert to or become the property of the Company (other than pursuant to the existing termination provisions).

Notwithstanding the above, and subject to the rules of the TSX (which requires approval of disinterested shareholders), the approval of shareholders is required to effect any of the following amendments to the ESPP:

•

increasing the number of Shares reserved for issuance under the ESPP, except pursuant to provisions of the ESPP that permit the ESPP Plan Administrator to make equitable adjustments in the event of certain transactions affecting the Company or its capital;

•	removing or exceeding the 10% limits on Shares issuable or issued to insiders;

•	increasing the 85% discount to the fair market value of the Shares which can be purchased under the ESPP;

•	permitting any interest in the Share purchase benefits or the employee contributions under the ESPP to be transferable or assignable; and

•	deleting or otherwise reducing the range of amendments which require approval of the shareholders.

Except for the items listed above, amendments to the ESPP will not require shareholder approval. Such amendments include (but are not limited to): (a) amending the holding, payment or withdrawal provisions of the ESPP or any Shares purchased pursuant to the ESPP, as applicable, (b) amending the provisions to permit participation in the ESPP by employees who are employed by certain of Docebo’s subsidiaries and who are employed or reside outside of the United States, Canada, Italy and the United Kingdom, (c) changing the length or frequency of the offering periods, (d) amending provisions to achieve tax, securities law and other compliance objectives in particular jurisdictions, which may include (but with respect to the Code Section 423 Component (as defined in the ESPP), only to the extent permitted by Section 423 of the Code and regulations thereunder), granting options to participants who are citizens or residents of a non-

U.S. jurisdiction that are less favorable than the terms of purchase rights generally granted under the ESPP to employees resident in the United States; and (e) curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error.

Termination of Participation

A participant may withdraw from participation in the ESPP at any time. Participation in the ESPP will terminate on a participant’s termination of employment, death, transfer to status other than an eligible employee, transfer to an excluded subsidiary or a change in the designation of a participant’s employer to an excluded subsidiary. Any employee contributions will be refunded within 30 days to the former participant or to his or her estate.

The commencement of an approved leave of absence is not deemed a termination of employment until the later of (i) 90 days after the commencement of an approved leave of absence, and (ii) the earlier of the date that the participant’s approved leave of absence ends and the date the participant no longer has a statutory or contractual right to re-employment.

Change in Control

In the event of a Change in Control (as defined in the ESPP), appropriate adjustments shall be made to give effect thereto on an equitable basis in terms of issuance of shares of the Surviving Entity (as defined in the ESPP) or successor resulting from the Change in Control. If such Surviving Entity or Parent Entity (as defined in the ESPP) refuses to continue or assume outstanding purchase rights under the ESPP, or issue substitute rights for such outstanding rights, then the ESPP Plan Administrator may, in its discretion, either terminate the ESPP or shorten the offering period then in progress by setting a new purchase date for a specified date before the date of the consummation of the Change in Control. In the event of a change in the purchase date, each participant shall be notified in writing, prior to any new purchase date, that the purchase date for the existing offering period has been changed to the new purchase date and that the participant’s right to acquire Shares will be exercised automatically on the new purchase date unless prior to such date the participant’s employment has been terminated or the participant has withdrawn from the ESPP. In the event of a dissolution or liquidation of the Company, any offering period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board.

COMPENSATION

Compensation Governance

Compensation, Nominating and Governance Committee

The CNG Committee is comprised of three Directors, all of whom are independent Directors within the meaning of National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”). CNG Committee is charged with reviewing, overseeing and evaluating the compensation, nominating and governance policies of the Company and assisting the Board with various corporate governance responsibilities. The CNG Committee is currently comprised of Kristin Halpin Perry (Chair), Jason Chapnik and Steven E. Spooner.

For additional details regarding the relevant education and experience of each member of the CNG Committee, including the direct experience that is relevant to each committee member’s responsibilities in executive compensation, see “About the Nominees”.

The Board has adopted a written charter setting forth the purpose, composition, authority and responsibility of the CNG Committee, which includes the following, among other things:

•	assessing the effectiveness of the Board, each of its committees and individual Directors;

•	overseeing the recruitment and selection of Director candidates to be nominated by the Company;

•	organizing an orientation and education program for new Directors;

•	considering and approving proposals by the Directors to engage outside advisors on behalf of the Board as a whole or on behalf of the independent Directors;

•	reviewing and making recommendations to the Board concerning the size, composition and structure of the Board and its committees;

•	overseeing management succession;

•	administering any securities-based compensation plans of the Company;

•	assessing the performance of management of the Company;

•	reviewing and approving the compensation paid by the Company, if any, to the officers of the Company; and

•	reviewing and making recommendations to the Board concerning the level and nature of the compensation payable to Directors and officers of the Company.

Further particulars of the process by which compensation for our executive officers is determined is provided under “Compensation – Compensation Governance – Principal Elements of Compensation”.

Overview

The compensation discussion and analysis below sets out our philosophy for compensating our executive officers, and explains how our policies and practices implement that philosophy.

We are led by an experienced management team with vast industry knowledge and a deep understanding of client needs. The senior management team combined, have over 45 years working in the software and learning management industries. The following discussion describes the significant elements of the compensation of our President & Chief Executive Officer; Chief Financial Officer; Chief Revenue Officer; Chief Operating Officer; and Chief Technology Officer (collectively, the “named executive officers” or “NEOs”), namely:

•	Claudio Erba, President & Chief Executive Officer;

•	Ian Kidson, Chief Financial Officer;

•	Alessio Artuffo, Chief Revenue Officer;

•	Martino Bagini, Chief Operating Officer; and

•	Fabio Pirovano, Chief Technology Officer.

Compensation Discussion and Analysis

Our compensation program is in its early stages of development. The current framework was designed during the IPO process with input from a variety of different stakeholders, to achieve the general objectives outlined below in a simple and easy-to-understand format. We evaluate our compensation program on an annual basis and, as a new public company, expect that the program may become more complex as the Company continues to grow.

Compensation Objectives

Our compensation practices are designed to attract, retain, motivate and reward our executive officers for their performance and contribution to our short- and long-term success. The Board seeks to compensate executive officers by combining short-term cash and long-term equity incentives. It also seeks to reward the achievement of corporate and individual performance objectives, and to align executive officers’ incentives with the Company’s performance. The Company’s philosophy is to pay fair, reasonable and competitive compensation with a significant equity-based component in order to align the interests of the Company’s executive officers with those of its shareholders.

We have designed our executive officer compensation program to achieve the following objectives:

•	provide compensation opportunities in order to attract and retain talented, high-performing and experienced executive officers, whose knowledge, skills and performance are critical to our success;

•	motivate our executive officers to achieve our business and financial objectives;

•	align the interests of our executive officers with those of our Shareholders by tying a meaningful portion of compensation directly to the long-term value and growth of our business; and

•	provide incentives that encourage appropriate levels of risk-taking by our executive officers and provide a strong pay-for-performance relationship.

We will continue to evaluate our philosophy and compensation program as circumstances require and will continue to review compensation on an annual basis. As part of this review process, we expect to be guided by the philosophy and objectives outlined above, as well as other factors which may become relevant, including the ability to attract and retain key employees and to adapt to growth and other changes in the Company’s business and industry.

Compensation Consultant

In Fiscal 2019, Pearl Meyer & Partners, LLC (“Pearl Meyer”), an independent consulting firm, was retained to provide services in connection with executive officer and director compensation matters, including, among other things, to:

•	develop a compensation peer group for the purposes of benchmarking executive and director pay;

•

benchmark executive and director pay levels to determine market pay levels, using both the compensation peer group (as listed below) and survey data for similarly-sized companies within the technology sector;

•	provide initial commentary on the competitiveness of the executive and director compensation proposal; and

•	determine the size of the initial equity pool and conduct research regarding alternative long- term incentive program structures.

The CNG Committee considered the information provided by Pearl Meyer and the recommendations it made in connection with the above. However the decisions made regarding final compensation and incentive plan design were made by, and are the responsibility of, the Board on recommendation of the CNG Committee.

As at December 31, 2019, the Company has been billed $243,089 in aggregate fees for services related to determining compensation of directors and executive officers rendered by Pearl Meyer in Fiscal 2019.

Pearl Meyer does not provide any services to the Company other than directly to the CNG Committee or as approved and overseen by the CNG Committee. 2019 is the first fiscal year a compensation consultant has been retained to provide services with respect to the Company’s executive officer and director compensation.

As part of its engagement with Pearl Meyer, the Company identified a peer group of companies for the purpose of benchmarking executive and director compensation. The peer group included the following comparable public companies: Absolute Software Corporation; Amber Road, Inc. (acquired by E2open LLC on July 2, 2019); Asure Software, Inc.; CYREN Ltd.; eGain Corporation; MAM Software Group, Inc.; Mitek Systems, Inc.; NetSol Technologies, Inc.; Park City Group, Inc.; SharpSpring, Inc.; and ShotSpotter,

Inc. In light of Docebo being a private company for the majority of the year, the CNG Committee also incorporated certain private company data into its considerations.

As a new public company, the peer group was calibrated to the Company’s size (in terms of revenue and market capitalization), including its size prior to the completion of the Company’s IPO. It is the intention of the CNG Committee to continue to use both a compensation peer group and size- and industry- appropriate survey data to inform annual compensation decisions. In anticipation of the annual compensation review process for our NEOs, the peer group and survey data size ranges will be revisited annually to ensure alignment with our growth profile.

Principal Elements of Compensation

The following discussion supplements the more detailed information concerning executive compensation provided below under “Compensation in Fiscal 2019” and “Summary Compensation Table – Named Executive Officers”. For the purposes of this Information Circular, “Fiscal 2019” is defined as the period from October 8, 2019, the date the Company completed its IPO, through December 31, 2019.

The compensation of the named executive officers includes three principal elements: (i) base salary; (ii) short-term incentives; and (iii) long-term incentives, which may consist of options, restricted share units (“RSUs”), performance share units (“PSUs”) and deferred share units (“DSUs”) granted under the omnibus incentive plan (the “Omnibus Incentive Plan”), each as described in further detail below. Perquisites and personal benefits are generally not a significant element of compensation of our executive officers.

Compensation Element	How it is Paid	Purpose and What it is Designed to Reward	Key Features

Base Salary	Cash	• Provides appropriate fixed compensation to assist in retention and recruitment • Rewards skills, knowledge and experience

•   Determined by considering the total individual compensation package and our overall compensation philosophy

•   Factors considered include scope or breadth of responsibilities, competencies and prior relevant experience, market demand and compensation paid in the market for similar positions

•   Adjustments determined annually based on success in meeting or exceeding individual objectives and market competitiveness

•   Adjustments may be made throughout the year as warranted to reflect promotions, scope or breadth of role or responsibility and to maintain market competitiveness

Short-Term Incentives	Cash

•   Motivates executives to achieve strategic business and financial objectives of the Company, particularly annual financial performance targets

•   Rewards financial and strategic achievements of the Company as well

• Annual bonuses determined based on overall corporate performance and individual employee function • Awards subject to Clawback Policy (as defined below)

Compensation Element	How it is Paid	Purpose and What it is Designed to Reward	Key Features
as individual contribution to the Company’s performance

Long-Term Incentives	RSUs, PSUs, DSUs and options	• Provides management with a strong link to long-term corporate performance and the creation of Shareholder value • Assists in retention of successful executives and recruitment of employees

•   Variable element of compensation

•   CNG Committee determines the grant size and terms to be recommended to the Board

•   CNG Committee and Board determine structure in terms of quantum and instrument mix

•   Factors considered are expected to include individual’s position, scope of responsibility, contributions to the Company’s success, historic and recent performance, current equity holdings, and the value of the awards in relation to other elements of the named executive officers’ total compensation in respect of any grants

•   Awards subject to Clawback Policy

Compensation Risk

The CNG Committee is responsible for assisting the Board in fulfilling its governance and supervisory responsibilities, and overseeing our human resources, succession planning and compensation policies, processes and practices. The CNG Committee also ensures that compensation policies and practices provide an appropriate balance of risk and reward consistent with our risk profile. The CNG Committee’s oversight includes setting objectives, evaluating performance and ensuring that total compensation paid to our NEOs and various other key executive officers and key managers is fair, reasonable and consistent with the objectives of our philosophy and compensation program.

We have certain policies and procedures in place to mitigate any risk associated with our compensation program, including the following:

•

The Company’s insider trading policy (the “Insider Trading Policy”) provides that all Directors, officers and employees of the Company and their respective associates (including immediate family members who reside in the same home as that person) are prohibited from (i) selling “short” any of the Company’s securities; (ii) purchasing or selling puts, calls or other derivative securities, on an exchange or in any other organized market; (iii) engaging in hedging or monetization transactions that allow an individual to continue to own the covered securities, but without the full risks and rewards of ownership; or (iv) purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars or common shares of exchange funds that are designed to hedge or offset a decrease in the market value of equity securities granted to such person as compensation or held directly or indirectly by such person.

•	The Company’s compensation clawback policy (the “Clawback Policy”) allows the Company to recoup incentive compensation paid under certain circumstances.

•

A substantial portion of executive pay is delivered through long-term incentives, which focus executives on sustained, long-term Shareholder value creation. Long-term incentives are expected to be awarded annually, with overlapping vesting periods, ensuring that executives remain exposed to the longer-term risks of their decision making through unvested equity incentives.

•

The CNG Committee has discretion over the incentive awards granted to the executive team, thereby providing oversight of the total value awarded. In addition, the Board evaluates and approves the compensation packages for each of the Company’s named executive officers that are recommended by the CNG Committee each year, which provides a further level of oversight.

•	From time to time, the CNG Committee reviews the compensation program currently in place to identify any risks related to compensation.

Omnibus Incentive Plan Awards

The Company has adopted an Omnibus Incentive Plan which allows our Board to grant long-term equity- based awards, including options, RSUs, PSUs and DSUs to eligible participants. The purpose of the Omnibus Incentive Plan is to, among other things: (a) provide the Company with a mechanism to attract, retain and motivate qualified Directors, officers, employees and consultants of the Company, including its subsidiaries, (b) reward Directors, officers, employees and consultants that have been granted awards under the Omnibus Incentive Plan for their contributions toward the long-term goals and success of the Company, and (c) enable and encourage such Directors, officers, employees and consultants to acquire Shares as long- term investments and proprietary interests in the Company. The material features of the Omnibus Incentive Plan, including the types of awards granted thereunder, are summarized under “Equity Incentive Plans – Omnibus Incentive Plan – Material Features of the Omnibus Incentive Plan”.

Share Ownership Policy

The Company has established a Share Ownership Policy, which creates equity ownership guidelines for the Directors and executive officers of the Company to further align the interests of Directors and executive officers with those of the Shareholders. The Share Ownership Policy establishes minimum equity ownership levels for each Director and executive officer of the Company to be achieved within the later of five years from the date of (i) the policy, and (ii) becoming a member of senior management or a director, as applicable. The Share Ownership Policy provides for the following guidelines.

Participant	Target Share Ownership Level

Chief Executive Officer	5 times annual base salary

Chief Financial Officer Chief Operating Officer Chief Technology Officer Chief Revenue Officer	3 times annual base salary

Directors	3 times annual cash retainer (excluding retainers paid in respect of Board or committee chair roles)

Each Director is required to continue to hold such minimum ownership levels for as long as they serve as a Director. Each executive officer is required to continue to hold such minimum levels for so long as they are employed by the Company and for six months thereafter, subject to the waiver of such requirement, in the Company’s sole discretion, for employees retiring on good terms. Fully vested awards under the Omnibus Incentive Plan are included in determining an individual’s equity ownership value, with “in-the- money” options being valued net of that number of Shares that a Director or member of senior management would need to sell to cover the exercise price with respect to such vested “in-the-money” options.

Compensation Clawback Policy

To further align management’s interests with Shareholders, the Company adopted a Compensation Clawback Policy. The Compensation Clawback Policy provides that the Board, at the recommendation of the CNG Committee, may seek reimbursement of short-term or long-term incentive compensation awarded to executives if the Board determines that (i) the amount of compensation paid would have been lower based on financial results that were subject to (a) a material restatement (other than a restatement caused by a change in applicable accounting rules or interpretations) or (b) a material inaccuracy, and the executive engaged in gross negligence, fraud or intentional misconduct that materially contributed to the restatement or inaccuracy, or (ii) the relevant executive committed a material breach of the Company’s written Code of Business Conduct and Ethics (the “Code of Ethics”).

Compensation – Named Executive Officers

Compensation in Fiscal 2019

The total compensation amounts earned by the named executive officers in respect of Fiscal 2019 are set out in the table below under “Summary Compensation Table – Named Executive Officers”. The following sections provide details on each of the elements of compensation actually earned in respect of Fiscal 2019.

Base Salary

Base salary is provided as a fixed source of compensation for our executive officers. Base salaries for executive officers are established based on the scope of their responsibilities, competencies and their prior relevant experience, taking into account compensation paid in the market for similar positions and the market demand for such executive officers. An executive officer’s base salary is determined by taking into consideration the executive officer’s total compensation package and the Company’s overall compensation philosophy.

Adjustments to base salaries will be determined annually and may be increased based on factors such as the executive officer’s success in meeting or exceeding individual objectives and an assessment of the competitiveness of the then current compensation. Additionally, base salaries can be adjusted as warranted throughout the year to reflect promotions or other changes in the scope or breadth of an executive officer’s role or responsibilities, as well as to maintain market competitiveness.

Base salaries of the named executive officers of the Company in respect of Fiscal 2019 were as follows:

Name and Principal Position	Base Salary

Claudio Erba President & Chief Executive Officer	US$263,999(1)

Ian Kidson Chief Financial Officer	US$192,475(2)

Alessio Artuffo Chief Revenue Officer	US$201,714(3)

Name and Principal Position	Base Salary
Martino Bagini Chief Operating Officer	US$207,829(4)

Fabio Pirovano Chief Technology Officer	US$124,697(5)

Notes:

(1)

Represents an annualized base salary of €235,000 converted into U.S. dollars an exchange rate of 1.123434 being the daily rate of exchange posted by the European Central Bank for conversion of Euros into U.S. dollars on December 31, 2019.

(2)

Represents an annualized base salary of C$250,000, converted into U.S. dollars using an exchange rate of 0.7699, being the daily rate of exchange posted by the Bank of Canada for conversion of Canadian dollars into U.S. dollars on December 31, 2019.

(3)

Represents an annualized base salary of C$262,000, converted into U.S. dollars using an exchange rate of 0.7699, being the daily rate of exchange posted by the Bank of Canada for conversion of Canadian dollars into U.S. dollars on December 31, 2019.

(4)

Represents an annualized base salary of €185,000 converted into U.S. dollars an exchange rate of 1.1234, being the daily rate of exchange posted by the European Central Bank for conversion of Euros into U.S. dollars on December 31, 2019.

(5)

Represents an annualized base salary of €111,000 converted into U.S. dollars an exchange rate of 1.1234, being the daily rate of exchange posted by the European Central Bank for conversion of Euros into U.S. dollars on December 31, 2019.

Short-Term Incentives

Our NEOs and other executive officers are entitled to annual bonuses, depending on employee function.

The performance-based annual bonuses are paid in cash and are designed to motivate and reward named executive officers for progress as measured against the Company’s strategic business and financial objectives. The target eligible percentage of base salary is calibrated to market median level and is provided for in the named executive officers’ individual employment agreements, with any adjustments approved by the Board.

In light of the Company’s transition from a private company to a publicly-traded company, 2019 annual bonuses were made on a discretionary basis taking into account revenue growth (overall and ARR), successful completion of the IPO and individual performance.

The named executive officers of the Company earned the following performance-based annual bonuses for Fiscal 2019:

Name and Principal Position	Target Annual Incentive as a Percentage of Base Salary	Target Annual Incentive (US$)		Total Bonus Payout Factor as a Percentage of Target	Total Bonus Earned (US$)
Claudio Erba President & Chief Executive Officer	65%	$171,599	(1)	130%	$223,079

Name and Principal Position	Target Annual Incentive as a Percentage of Base Salary	Target Annual Incentive (US$)		Total Bonus Payout Factor as a Percentage of Target	Total Bonus Earned (US$)
Ian Kidson Chief Financial Officer	40%	$76,990	(2)	130%	$100,087
Alessio Artuffo Chief Revenue Officer	55%	$110,943	(3)	130%	$144,225
Martino Bagini Chief Operating Officer	40%	$83,132	(4)	130%	$108,071
Fabio Pirovano Chief Technology Officer	30%	$37,409	(5)	130%	$48,632

Notes:

(1)

Represents 65% of Claudio Erba’s annualized base salary of €235,000 converted into U.S. dollars using an exchange rate of 1.1234, being the daily rate of exchange posted by the European Central Bank for conversion of Euros into U.S. dollars on December 31, 2019.

(2)

Represents 40% of Ian Kidson’s annualized base salary of C$250,000, converted into U.S. dollars using an exchange rate of 0.7699, being the daily rate of exchange posted by the Bank of Canada for conversion of Canadian dollars into U.S. dollars on December 31, 2019.

(3)

Represents 55% of Alessio Artuffo’s annualized base salary of C$262,000, converted into U.S. dollars using an exchange rate of 0.7699, being the daily rate of exchange posted by the Bank of Canada for conversion of Canadian dollars into U.S. dollars on December 31, 2019.

(4)

Represents 40% of Martino Bagini’s annualized salary of €185,000 converted into U.S. dollars using an exchange rate of 1.1234, being the daily rate of exchange posted by the European Central Bank for conversion of Euros into U.S. dollars on December 31, 2019.

(5)

Represents 30% of Fabio Pirovano’s annualized base salary of €111,000, converted into U.S. dollars using an exchange rate of 1.1234, being the daily rate of exchange posted by the European Central Bank for conversion of Euros into U.S. dollars on December 31, 2019.

Long-Term Incentives

Equity-based awards are a variable element of compensation that allow us to incentivize and retain our executive officers for their sustained contributions to the Company. Equity awards reward performance and continued employment by an executive officer, with associated benefits to us of attracting and retaining employees. Additionally, providing a significant portion of an executive’s total compensation in the form of long-term equity is intended to ensure alignment with Shareholder interests. We believe that options, RSUs, PSUs and DSUs provide executive officers with a strong link to long-term corporate performance and an increase in Shareholder value. In furtherance of our equity program’s support of long-term value creation, equity awards granted in fiscal 2019 vested in equal annual tranches overs a five-year period. In connection with the grants of equity-based awards, the CNG Committee determines the grant size and terms to be recommended to the Board. As part of their ongoing review of the Company’s compensation practices, the CNG Committee and the Board will be determining the precise go-forward structure of long-term incentive compensation both in terms of quantum and instrument mix.

Long-term incentive awards in the form of options were granted by the Company to each of our non- Director named executive officers in connection with closing of the Company’s IPO on October 8, 2019, in accordance with the terms of the Omnibus Incentive Plan. Additionally, certain of our named executive officers received options before the closing of the Company’s IPO in accordance with the terms of the Legacy Option Plan (as defined below). The options granted to the Company’s NEOs in 2019 in accordance with the Omnibus Equity Plan have a term of 10 years. The total options granted to each named executive officer in Fiscal 2019 is as follows:

Name and Principal Position	Options		Value of Options (US$)(1)
Claudio Erba President & Chief Executive Officer	63,622	(2)	343,368
Ian Kidson Chief Financial Officer	156,631	(3)	481,962
Alessio Artuffo Chief Revenue Officer	49,724	(2)	268,360
Martino Bagini Chief Operating Officer	40,069	(2)	216,252
Fabio Pirovano Chief Technology Officer	19,959	(2)	107,719

Notes:

(1)

Amounts shown in this column represent the grant date fair value of options, which has been calculated using the Black- Scholes method. The grant date fair value for these options is the same as the fair value determined for accounting purposes. For a description of the terms of the options granted under each of the Legacy Option Plan and Omnibus Incentive Plan, see “Omnibus Incentive Plans”.

(2)	Represents options granted under the Omnibus Incentive Plan.
(3)	Represents options granted upon hiring under the Legacy Option Plan and also under the Omnibus Incentive Plan.

Summary Compensation Table – Named Executive Officers

The following table sets out information concerning the compensation earned by the named executive officers in respect of Fiscal 2019.

Name and Principal Position	Year	Salary (US$)(1)		Share- based awards (US$)	Option- based awards (US$)(2)	Non-equity incentive plan compensation			Pension value (US$)	All other compensation (US$)(4)	Total compensation (US$)
						Annual incentive plans(3) (US$)		Long- term incentive plans (US$)
Claudio Erba President and Chief Executive Officer	2019	61,479	(5)	—	343,368	223,079	(10)	-	—	—	627,926

Name and Principal Position	Year	Salary (US$)(1)		Share- based awards (US$)	Option- based awards (US$)(2)	Non-equity incentive plan compensation		Pension value (US$)	All other compensation (US$)(4)	Total compensation (US$)
						Annual incentive plans(3) (US$)	Long- term incentive plans (US$)
Ian Kidson Chief Financial Officer	2019	44,823	(6)	-	481,962	100,087	—	—	—	626,872
Alessio Artuffo Chief Revenue Officer	2019	46,975	(7)	-	268,360	144,225	—	—	58,378	459,560
Martino Bagini Chief Operating Officer	2019	48,399	(8)	-	216,252	108,071	—	—	—	372,722
Fabio Pirovano Chief Technology Officer	2019	29,039	(9)	-	107,719	48,632	—	—	16,177	185,390

Notes:

(1)	Represents the base salary earned by each NEO for the period from October 8, 2019 (the date of the Company’s IPO) until December 31, 2019.
(2)

Represents grants of options made under the Legacy Option Plan and Omnibus Incentive Plan in Fiscal 2019. Amounts shown in this column represent the grant date fair value of options, which has been calculated using the Black-Scholes method. The grant date fair value for these options is the same as the fair value determined for accounting purposes.

(3)	Represents Total Bonus Earned in 2019 – see “Compensation – Named Executive Officers – Compensation in Fiscal 2019 – Short-Term Incentives”.
(4)

None of the NEOs are entitled to perquisites or other personal benefits which, in the aggregate, are worth over C$50,000 or over 10% of their base salary, other than (i) Mr. Pirovano, who is entitled to receive a €14,400 annual vehicle allowance or US$16,177 once converted into U.S. dollars using an exchange rate of 1.1234, being the daily rate of exchange posted by the European Central Bank for conversion of Euros into U.S. dollars on December 31, 2019, and (ii) Mr. Artuffo, who is entitled to receive certain ex patriation benefits to the end of December 2020 to compensate him for the inconveniences involved in relocating from Italy to the United States and then to Canada for a short period of time. These benefits include a C$73,200 annual housing allowance and a $31,200 vehicle allowance, each converted into U.S. dollars using an exchange rate of 0.7699, being the daily rate of exchange posted by the Bank of Canada for conversion of Canadian dollars into U.S. dollars on December 31, 2019.

(5)

Represents an annualized base salary of €235,000 or US$263,200 once converted into U.S. dollars using an exchange rate of 1.1234, being the daily rate of exchange posted by the European Central Bank for conversion of Euros into U.S. dollars on December 31, 2019.

(6)

Represents an annualized base salary of C$250,000 or US$192,475 once converted into U.S. dollars using an exchange rate of 0.7699, being the daily rate of exchange posted by the Bank of Canada for conversion of Canadian dollars into U.S. dollars on December 31, 2019.

(7)

Represents an annualized base salary of C$262,000 or US$207,200 once converted into U.S. dollars using an exchange rate of 0.7699, being the daily rate of exchange posted by the Bank of Canada for conversion of Canadian dollars into U.S. dollars on December 31, 2019.

(8)

Represents an annualized base salary of €185,000 or US$201,714 using converted into U.S. dollars using an exchange rate of 1.1234, being the daily rate of exchange posted by the European Central Bank for conversion of Euros into U.S. dollars on December 31, 2019.

(9)

Represents an annualized base salary of €111,000 or US$124,320 once converted into U.S. dollars using an exchange rate of 1.1234, being the daily rate of exchange posted by the European Central Bank for conversion of Euros into U.S. dollars on December 31, 2019.

(10)

Mr. Erba waived receipt of €100,000 or US$112,340 once converted into U.S. dollars using an exchange rate of 1.1234 being the daily rate of exchange posted by the European Central Bank for conversion of Euros into U.S. dollars on December 31, 2019 in respect of his annual incentive bonus.

The compensation payable to the named executive officers in Fiscal 2019 consisted of base salary, a short- term cash incentive and long-term incentive grants under the Omnibus Incentive Plan. For more information see above under “Compensation in Fiscal 2019”.

Outstanding Share Based Awards and Option Based Awards – Named Executive Officers

In 2019, the Company granted a total of 601,347 options.

Of the options granted in 2019, 408,147 were granted pursuant to the Omnibus Incentive Plan. 373,125 of these options were granted on the closing of the Company’s IPO on October 8, 2019, with an exercise price of C$16.00 (equal to the offering price in the Company’s IPO) and 35,022 were granted in November 2019, with an exercise price of $15.79, together representing approximately 1.4% of the total issued and outstanding Shares as of December 31, 2019 and approximately 14% of the maximum authorized number of Shares issuable pursuant to the Omnibus Incentive Plan (2,845,420). 141,383 of the options granted under the Omnibus Incentive Plan in 2019 were granted to the Company’s non-Director named executive officers, 63,622 were granted to one named executive officer who is also a Director and 203,142 were granted to non-Director, non-named executive officer employees. These options vest in equal tranches over five years ranging from October 8, 2020 to November 2024.

The remaining 193,200 options granted by the Company in 2019 were granted prior to the IPO, pursuant to the Legacy Option Plan. These options represent less than 1% of the total issued and outstanding Shares as of December 31, 2019. The options granted under the Legacy Option Plan in 2019 have exercise prices ranging from US$2.50 to US$6.68 and vest between January 14, 2020 and March 20, 2024. No additional options will be granted under the Legacy Option Plan. See “Equity Incentive Plans – Legacy Option Plan”.

The following table describes the outstanding Share-based awards and option-based awards held by named executive officers as at December 31, 2019. As of December 31, 2019, no PSUs, DSUs or RSUs had been awarded to the Company’s named executed officers under the Omnibus Incentive Plan.

OPTION-BASED AWARDS						SHARE-BASED AWARDS
Name and Principal Position	Number of Shares underlying unexercised Options (#)	Option exercise price (US$)		Option expiration date	Value of unexercised in-the- money Options (US$)(2)	Number of underlying Shares that have not vested (#)	Market or payout value of unvested Share based awards ($)	Market or payout value of vested Share-based awards not paid out or distributed ($)
Claudio Erba President & Chief Executive Officer	63,622	$12.01	(1)	October 8, 2029	—	—	—	—
Ian Kidson Chief Financial Officer	125,000	$6.68		January 14, 2031	$160,000	—	—	—
	31,631	$12.01	(1)	October 8, 2029	—
Alessio Artuffo Chief Revenue Officer	464,100	$0.8056		September 22, 2026	$5,696,549	—	—	—
	49,724	$12.01	(1)	October 8, 2029	—

OPTION-BASED AWARDS						SHARE-BASED AWARDS
Name and Principal Position	Number of Shares underlying unexercised Options (#)	Option exercise price (US$)		Option expiration date	Value of unexercised in-the- money Options (US$)(2)	Number of underlying Shares that have not vested (#)	Market or payout value of unvested Share based awards ($)	Market or payout value of vested Share-based awards not paid out or distributed ($)
Martino Bagini Chief Operating Officer	57,900	$0.8056		December 23, 2028	$425,922	—	—	—
	180,000	$0.01		November 1, 2029	$941,010
	40,069	$12.01	(1)	October 8, 2029	—
Fabio Pirovano Chief Technology Officer	308,200	$0.8056		September 22, 2026	$3,782,970	—	—	—
	19,959	$12.01	(1)	October 8, 2029	—

Notes:

(1)

Based on an exercise price of C$16.00 per Share converted to US$12.01 using an exchange rate of 0.7506, being the daily rate of exchange posted by the Bank of Canada for conversion of Canadian dollars into U.S. dollars on the date of grant.

(2)

Amounts shown represents the difference between the closing price of the Shares on the TSX on December 31, 2019, being C$16.99 per Share converted into US$13.08 per Share using an exchange rate of 0.7699, being the daily rate of exchange posted by the Bank of Canada for conversion of Canadian dollars into U.S. dollars on December 31, 2019 and the option exercise price, and multiplying that amount by the number of vested options.

Incentive Plan Awards – Value Vested or Earned During the Year – Named Executive Officers

Name	Option based awards – value vested during the year(1) (US$)	Share-based awards – value vested during the year	Non-equity incentive plan compensation – value earned during the year (US$)(2)
Claudio Erba President & Chief Executive Officer	—	—	223,079	(3)
Ian Kidson Chief Financial Officer	—	—	100,087
Alessio Artuffo Chief Revenue Officer	1,709,824	—	144,225
Martino Bagini Chief Operating Officer	612,903	—	108,071
Fabio Pirovano Chief Technology Officer	1,135,382	—	48,632

Notes:

(1)

Amounts shown represents the difference between the closing price of the Shares on the TSX on December 31, 2019, being C$16.99 per Share converted into US$13.08 per Share using an exchange rate of 0.7699, being the daily rate of exchange posted by the Bank of Canada for conversion of Canadian dollars into U.S. dollars on December 31, 2019 and the option exercise price, and multiplying that amount by the number of vested options.

(2)

This amount represents the Total Bonus Earned in Fiscal 2019, which was awarded on a discretionary basis. See “Compensation – Named Executive Officers – Compensation in Fiscal 2019 – Short-Term Incentives”.

(3)

Mr. Erba waived receipt of €100,000 or US$112,340 once converted into U.S. dollars using an exchange rate of 1.1234 being the daily rate of exchange posted by the European Central Bank for conversion of Euros into U.S. dollars on December 31, 2019 in respect of his annual incentive bonus.

Employment Agreements – Named Executive Officers

Pursuant to the terms of individual employment agreements with the Company, each of our named executive officers serves in their respective positions for an indefinite term. The following table sets forth the common elements of these employment agreements, which are subject in each case, to mandatory employment or labour standards legislation and regulations as may be applicable to an executive officer’s employment with the Company.

Employment Agreement Term	Summary

Term	Indefinite, except for the case of Claudio Erba whose employment agreement expires on December 31 of each year and is subject to automatic renewal for subsequent one year terms unless otherwise agreed by the parties.

Annual Base Salary	Each NEO’s employment agreement contains an annual base salary provision that is reviewed annually, with increases (if any) from time to time as determined by the Board. See “Base Salary”.

Annual Incentive Bonuses	Eligible for a performance-based annual bonus in accordance with and pursuant to the Company’s short-term incentive plan, as in place from time to time. At target, such bonuses will be as follows: Claudio Erba – 65% of base salary; Ian Kidson – 40% of base salary; Martino Bagini – 40% of base salary; Alessio Artuffo – 60% of base salary; and Fabio Pirovano – 30% of base salary.

Long-term Incentives	Eligible to participate in the Omnibus Incentive Plan and to receive awards as may be determined by the Board in its sole discretion.

Employment Agreement Term	Summary

Termination “without cause” or resignation for good reason (as defined in the respective agreement)

In the case of Claudio Erba, he will be entitled to a severance payment in an amount equal to (i) his then annual base salary, plus (ii) his target annual short-term incentive bonus for the year in which the termination or resignation, as applicable, occurred, plus (iii) a pro rated portion of his annual short-term incentive bonus (based on actual achievement) for the year in which the termination occurred. In addition, Mr. Erba would continue to receive his employee benefits for a period of 12-months.

In the case of Alessio Artuffo or Ian Kidson, each will be entitled to a severance payment in an amount equal to (i) his then annual base salary, plus (ii) a pro rated portion of his annual short term incentive bonus (based on actual achievement) for the year in which the termination occurred. In addition, such NEO would continue to receive his employee benefits for a period of 12-months.

In the case of Martino Bagini and Fabio Pirovano, in the event of their termination or resignation, they will each by entitled to receive severance entitlements provided by local Italian laws.

Termination without cause or resignation for good reason following a change of control of the Company

In the case of Claudio Erba, if he is terminated without cause or resigns for good reason within 12 months following a change of control of the Company, he will be entitled to a severance payment in an amount equal to: (i) 1.5 times his then annual base salary, plus (ii)1.5 times his target annual short-term incentive bonus for the year in which the termination or resignation, as applicable, occurred, plus (iii)a pro-rated portion of his annual short term incentive bonus (based on actual achievement) for the year in which the termination occurred. In addition, Mr. Erba would continue to receive his employee benefits for a period of 18-months and pursuant to the Omnibus Incentive Plan, any unvested awards held by Mr. Erba that have not been exercised, settled or surrendered will vest.

If Alessio Artuffo or Ian Kidson are terminated without cause or resigns for good reason within 12 months following a change of control of the Company, such NEO will be entitled to a severance payment in an amount equal to (i) his then annual base salary, plus (ii) a pro-rated portion of his annual short-term incentive bonus (based on actual achievement) for the year in which the termination or resignation, as applicable, occurred. In addition, such NEO would continue to receive his employee benefits for a period of 12-months and pursuant to the Omnibus Incentive Plan, any unvested awards held by such NEO that have not been exercised, settled or surrendered will vest.

Employment Agreement Term	Summary

Restrictive Covenants

In respect of Ian Kidson and Alessio Artuffo, non-compete for a period of 12 months following termination of employment and non- solicit for a period of 12 months following termination of employment.

In respect of Claudio Erba, non-compete for a period of 12 months following termination of employment and non-solicit for a period of 12 months following termination of employment.

Termination and Change of Control Benefits

The following table indicates the amounts payable to each named executive officer under the terms of their respective employment agreement as well as the Omnibus Incentive Plan upon termination other than for cause, assuming employment was terminated on December 31, 2019. For purposes of valuing option-based awards, the closing price of the Shares on the TSX on December 31, 2019, the last trading day of the fiscal year, being C$16.99, converted into US$13.08 per Share using an exchange rate of 0.7699, being the daily rate of exchange posted by the Bank of Canada for conversion of Canadian dollars into U.S. dollars on December 31, 2019 is used.

Name and Principal Position	Event	Severance (US$)(1)	Acceleration of Unvested Options (US$)(2)(3)	Total (US$)
Claudio Erba President and Chief	Termination without cause or resignation for good reason	$656,684	—	$656,684
Executive Officer	Termination without cause or resignation for good reason following a change of control	$950,810	$832,176	$1,782,986
Ian Kidson Chief Financial Officer	Termination without cause or resignation for good reason	$292,562	—	$292,562
	Termination without cause or resignation for good rea son following a change of control	$292,562	$413,733	$706,295
Alessio Artuffo Chief Revenue Officer	Termination without cause or resignation for good reason	$351,426	—	$314,944
	Termination without cause or resignation for good reason following a change of control	$351,426	$650,390	$1,001,816

Notes:

(1)

Severance payments are calculated based on the base salary and annual incentive compensation paid to the NEO for Fiscal 2019 and assumes achievement of target annual short-term incentive bonus for the year in which the termination or resignation, as applicable, occurs. Amounts do not include accrued amounts for earned but unpaid vacation, perquisites, allowances and benefits.

(2)

Based on the closing price of the Shares on the TSX on December 31, 2019, being C$16.99 per Share converted into US$13.08 per Share using an exchange rate of 0.7699, being the daily rate of exchange posted by the Bank of Canada for conversion of Canadian dollars into U.S. dollars on December 31, 2019. In the case of Martino Bagini, Chief Operating Officer, and Fabio Pirovano, Chief Technology Officer, upon termination without cause or resignation for good reason following a change of control, all of their unvested options (valued at US$2,240,198.52 and US$261,063.72, respectively as of December 31, 2019) will vest immediately. As noted above, each of Martino Bagini and Fabio Pirovano will also be entitled to receive severance entitlements provided by local Italian laws.

Compensation – Directors

Individual Directors add value to the Board and to the Company by bringing skills, knowledge and experiences that complement those of their colleagues, so that collectively, the Board provides diversity and balance in views and perspectives, ensuring a challenging and thoughtful exchange with management. There is an expectation that Directors will attend all meetings and will be available as needed outside of meetings. Board membership is reviewed annually to ensure the right mix and skills are present.

Our directors’ compensation program is designed to attract and retain the most qualified individuals to serve on the Board. The Board, through the CNG Committee, will be responsible for reviewing and approving any changes to the directors’ compensation arrangements. Director compensation is structured to recognize Directors for their skills, knowledge, experiences and attention in overseeing the governance of the Company, and to align with Shareholders’ interests. The CNG Committee reviews Director compensation and recommends any changes to the Board to ensure that Director compensation is competitive. In making its recommendation, the CNG Committee considers:

•	the level of compensation required to fairly reflect the risks and responsibilities of serving as a Director; and

•	the alignment of the interests of Directors and Shareholders by requiring that Directors meet the Share ownership guidelines established in the Company’s Share Ownership Policy.

In consideration for serving on the Board, each Director that is not an employee is paid an annual cash retainer and an annual equity retainer, and is reimbursed for their reasonable out-of-pocket expenses incurred while serving as Directors.

In respect of Fiscal 2019, non-employee Directors of the Company were entitled to be paid as members of the Board, and, if applicable, as members of any committee of the Board, the following annualized amounts:

Position	Type of Fee	Amount Per Year (US$)
Member of the Board(1)	Cash Retainer	30,796	(2)
	Equity Retainer(6)	61,592	(3)
Chair of the Board	Cash Retainer	30,796	(2)
	Equity Retainer(6)	61,592	(3)
Audit Committee Chair	Cash Retainer	13,473	(4)
CNG Committee Chair	Cash Retainer	11,548	(5)

Notes:

(1)	For all members of the Board other than the Chair of the Board.
(2)

Represents an annual cash retainer of C$40,000 converted into U.S. dollars using an exchange rate of 0.7699, being the daily rate of exchange posted by the Bank of Canada for conversion of Canadian dollars into U.S. dollars on December 31, 2019.

(3)

Represents an annual retainer of C$80,000 converted into U.S. dollars using an exchange rate of 0.7699, being the daily rate of exchange posted by the Bank of Canada for conversion of Canadian dollars into U.S. dollars on December 31, 2019.

(4)

Represents an annual cash retainer of C$25,000 converted into U.S. dollars using an exchange rate of 0.7699, being the daily rate of exchange posted by the Bank of Canada for conversion of Canadian dollars into U.S. dollars on December 31, 2019.

(5)

Represents an annual cash retainer of C$15,000 converted into U.S. dollars using an exchange rate of 0.7699, being the daily rate of exchange posted by the Bank of Canada for conversion of Canadian dollars into U.S. dollars on December 31, 2019.

(6)	Equity retainers are paid in DSUs.

In addition to the foregoing, Steven E. Spooner will receive an additional retainer of US$5,774 per year for serving as both chair of the Audit Committee and a member of the CNG Committee. Such amounts remain unchanged for Fiscal 2020.

We do not provide a meeting fee for Board members. The total retainer is deemed to be full payment for the role of Director. An exception to this approach would be made in the event of a special transaction or other special circumstance that would require more meetings than are typically required.

The equity retainers are paid in DSUs on an annual basis and vest one year from the date of grant. Directors may also elect to receive a portion of their cash retainer in the form of DSUs. The cash retainers are paid on a quarterly basis. The number of DSUs to be issued as the equity retainer or upon a Director electing to receive their cash retainers in DSUs is based on the volume weighted average trading price on the TSX for the five trading days prior to such issuance.

Summary Compensation Table – Directors

The following table sets out information concerning the compensation earned by the Directors in respect of Fiscal 2019.

Name(1)	Fees earned (US$)(2)	Share- based awards (US$)(3)	Option- based awards (US$)(4)	Non-equity incentive plan compensation (US$)	Pension value (US$)	All other compensation (US$)	Total (US$)
Jason Chapnik Chair of the Board (Member of the CNG Committee)	$7,699	$61,592	—	—	—	—	$69,291
James Merkur Director	$7,699	$61,592	$108,000	—	—	$115,212(5)	$292,503
Daniel Klass Director (Member of the Audit Committee)	$7,699	$61,592	—	—	—	—	$69,291
Kristin Halpin Perry Director (Chair of the CNG Committee)	$10,586	$138,582	—	—	—	—	$149,168
Steven E. Spooner Director (Chair of the Audit Committee and Member of the CNG Committee)	$12,510.88	$61,592	—	—	—	—	$74,103
William Anderson Director (Member of the Audit Committee)	$7,699	$61,592	—	—	—	—	$69,291

Notes:

(1)	The information concerning the compensation earned by Mr. Erba as a Director in Fiscal 2019 is reflected in the “Summary Compensation Table – Named Executive Officers” above.
(2)	In respect of Fiscal 2019, represents the cash retainer paid to each director for the period from October 8, 2019 until December 31, 2019.
(3)

Represents the equity retainer paid in the form of DSUs under the Omnibus Incentive Plan. Amounts shown in this column represent the grant date fair value of DSUs, which has been calculated using the Black-Scholes method. The grant date fair value for these DSUs is the same as the fair value determined for accounting purposes.

(4)

Represents grant of options made under the Legacy Option Plan in connection with Mr. Merkur’s advisory and consultancy services to the Company in connection with the IPO. Amounts shown in this column represent the grant date fair value of options, which has been calculated using the Black-Scholes method. The grant date fair value for these options is the same as the fair value determined for accounting purposes.

(5)

Represents a supplemental fee of C$149,645 received by Mr. Merkur in connection with the IPO, converted into U.S. dollars using an exchange rate of 0.7699, being the daily rate of exchange posted by the Bank of Canada for conversion of Canadian dollars into U.S. dollars on December 31, 2019.

Outstanding Share Based Awards and Option Based Awards – Directors

In 2019, a total of 45,000 options were awarded to one of the Company’s non-employee Directors and vest in equal tranches over five years on March 20, 2020, 2021, 2022, 2023 and 2024. An additional 63,622 options were granted to Claudio Erba, which will vest in equal tranches over five years on October 8, 2020, 2021, 2022, 2023 and 2024. For further information, see “Outstanding Share Based Awards and Option Based Awards – Named Executive Officers” above.

The Company also granted a total of 36,250 DSUs to the Company’s non-employee Directors. Such DSUs were granted on the closing of the Company’s IPO on October 8, 2019 and will vest on October 8, 2020. Each DSU may be redeemed, on the settlement date, for one Share or a cash payment.

The following table describes the outstanding Share-based awards and option-based awards held by Directors at December 31, 2019. As of December 31, 2019, no RSUs or PSUs had been awarded to the Directors under the Omnibus Incentive Plan.

OPTION-BASED AWARDS					SHARE-BASED AWARDS
Name and Principal Position	Number of Shares underlying unexercised Options (#)(1)	Option exercise price (US$)	Option expiration date	Value of unexercised in-the- money Options (US$)(3)	Number of underlying Shares that have not vested (#)(4)	Market or payout value of unvested Share based awards (US$)(6)	Market or payout value of vested Share-based awards not paid out or distributed (US$)
Jason Chapnik Director (Chair, Member of the CNG Committee)	—	—	—	—	5,000	65,400	—
Claudio Erba Director	63,622(1)	12.01(3)	October 8, 2029	—	—	—	—
James Merkur Director	45,000(2)	6.68	March 20, 2031	288,000	5,000	65,400	—

OPTION-BASED AWARDS					SHARE-BASED AWARDS
Name and Principal Position	Number of Shares underlying unexercised Options (#)(1)	Option exercise price (US$)	Option expiration date	Value of unexercised in-the- money Options (US$)(3)	Number of underlying Shares that have not vested (#)(4)	Market or payout value of unvested Share based awards (US$)(6)	Market or payout value of vested Share-based awards not paid out or distributed (US$)
Daniel Klass Director (Member of the Audit Committee)	—	—	—	—	5,000	65,400	—
Kristin Halpin Perry Director (Chair of the CNG Committee)	—	—	—	—	11,250	147,150	—
Steven E. Spooner Director (Chair of the Audit Committee and Member of the CNG Committee)	—	—	—	—	5,000	65,400	—
William Anderson Director (Member of the Audit Committee)	—	—	—	—	5,000	65,400	—

Notes:

(1)	Represents grants of options made under the Omnibus Incentive Plan, which vest in equal tranches over five years on October 8, 2020, 2021, 2022, 2023 and 2024.
(2)	Represents grants of options made under the Legacy Option Plan, which vest in equal tranches over five years on March 20, 2020, 2021, 2022, 2023 and 2024
(3)

Based on the closing price of the Shares on the TSX on December 31, 2019, being C$16.99 per Share converted into US$13.08 per Share using an exchange rate of 0.7699, being the daily rate of exchange posted by the Bank of Canada for conversion of Canadian dollars into U.S. dollars on December 31, 2019.

(4)

Based on an exercise price of C$16.00 per Share converted to US$12.01 using an exchange rate of 0.7506, being the daily rate of exchange posted by the Bank of Canada for conversion of Canadian dollars into U.S. dollars on the date of grant.

(5)	Represents DSUs granted on October 8, 2019.
(6)

Amounts shown represent the dollar amount of unvested DSUs held as at December 31 2019, calculated by multiplying the closing price of the Shares on the TSX, being C$16.99 per Share converted into US$13.08 per Share using an exchange rate of 0.7699, being the daily rate of exchange posted by the Bank of Canada for conversion of Canadian dollars into U.S. dollars on December 31, 2019.

Incentive Plan Awards – Value Vested or Earned During the Year – Directors

Name	Option based awards - value vested during the year	Share-based awards - value vested during the year	Non-equity incentive plan compensation - value earned during the year (US$)
Jason Chapnik Director	—	—	—

Name	Option based awards - value vested during the year	Share-based awards - value vested during the year	Non-equity incentive plan compensation - value earned during the year (US$)
Claudio Erba Director	—	—	$223,079	(1)
James Merkur Director	—	—	—
Daniel Klass Director	—	—	—
Kristin Halpin Perry Director	—	—	—
Steven E. Spooner Director (Chair of the Audit Committee and Member of the CNG Committee)	—	—	—
William Anderson Director	—	—	—

Notes:

(1)

This amount represents the Total Bonus Earned in Fiscal 2019 by Mr. Erba, which was awarded on a discretionary basis. Mr. Erba waived receipt of €100,000 or US$112,340 once converted into U.S. dollars using an exchange rate of 1.1234 being the daily rate of exchange posted by the European Central Bank for conversion of Euros into U.S. dollars on December 31, 2019 in respect of his annual incentive bonus. See “Compensation – Named Executive Officers – Compensation in Fiscal 2019 – Short-Term Incentives”.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes certain information as of December 31, 2019 regarding compensation plans of the Company under which equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights (US$)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column) (#)
Equity compensation plans approved by securityholders – N/A	—	—	—
Equity compensation plans not approved by securityholders – Legacy Option Plan(1) and Omnibus Incentive Plan(2)	2,137,897	$3.42	2,401,023	(3)

Notes:

(1)	See “Equity Incentive Plans – Legacy Option Plan” for a description of the material features of the Legacy Option Plan.

(2)

See “Equity Incentive Plans – Omnibus Incentive Plan” for a description of the material features of the Omnibus Incentive Plan. The Omnibus Incentive Plan was adopted in connection with the Company’s IPO on October 8, 2019. As of December 31, 2019, no RSUs or PSUs had been awarded under the Omnibus Incentive Plan.

(3)	Represents the number of shares available for future issuance under the Omnibus Incentive Plan. There will be no further issuances under the Legacy Option Plan.

STATEMENT OF GOVERNANCE PRACTICES

The Board believes that strong corporate governance is important to the long-term success of the Company and maintaining the trust of Shareholders, customers and other stakeholders.

In accordance with the corporate governance guidelines set out under NI 58-101 and National Policy 58-201 – Corporate Governance Guideline (together with NI 58-101, the “CSA Governance Rules”), the following is a summary of the governance practices of the Company.

Governance Highlights

Governance Element	Company Practice

Board Size	7 Directors

Board Independence	Majority independent

Entirely Independent Committees	Audit Committee; CNG Committee

Independent Board and Committee Meetings	The independent Directors hold in-camera sessions at the conclusion of each regularly scheduled Board and committee meeting

Voting Standard for Board Elections	Annually by a majority of votes cast

Majority Voting Policy	Yes

Share Ownership Guidelines	Yes

New Director Orientation and Continuing Education	Yes

Annual Board Assessments	Yes

To comply with the various applicable governance standards and to achieve best practices, the Company has adopted comprehensive corporate governance policies and procedures, including:

•	Code of Business Conduct and Ethics;

•	Charter of the Board of Directors;

•	Audit Committee Charter;

•	CNG Committee Charter;

•	Position Descriptions for the Chief Executive Officer, Chair of the Board and Committee Chairs;

•	Diversity Policy;

•	Whistleblower Policy;

•	Majority Voting Policy;

•	Insider Trading Policy;

•	Investment Policy;

•	Disclosure and Confidential Information Policy;

•	Compensation Clawback Policy; and

•	Share Ownership Policy.

The Board believes that the Company’s governance practices are in compliance with the CSA Governance Rules.

Composition of Board of Directors and Independence

The Board is comprised of seven Directors, four of whom are independent Canadian residents and one of whom is an independent United States resident. Pursuant to NI 58-101, an independent Director is one who is free from any direct or indirect relationship which could, in the view of the Board, be reasonably expected to interfere with a Director’s independent judgment. The Company has determined that Jason Chapnik (Chair), Daniel Klass, Kristin Halpin Perry, Steven E. Spooner and William Anderson are independent under NI 58-101 and that Claudio Erba (President & Chief Executive Officer) and James Merkur are not independent. Claudio Erba is not considered to be independent under NI 58-101 because he is our President & Chief Executive Officer. James Merkur is not considered independent under NI 58-101 due to a pre-IPO arrangement with the Company pursuant to which he was granted options and received a supplemental fee upon Closing of the IPO.

The independent Directors hold in-camera sessions at the conclusion of each regularly scheduled Board and committee meeting. The Chair of the Board conducts the in-camera sessions of the Board and the Chair of each committee conducts the in-camera sessions of its committee, as applicable, without management or the other non-independent Directors present.

Nomination of Directors

Other than the Principal Shareholders’ nominees nominated pursuant to the Investor Rights Agreement, all Board nominees are nominated by the CNG Committee, who make such nominations after considering the mix of skills and experience it believes are necessary to further the Company’s goals. The written charter of the CNG Committee sets out the committee’s responsibilities with respect to nominating Board member candidates, which include to: (i) review annually the competencies, skills and personal qualities of the Board, in light of relevant factors; (ii) seek individuals qualified (in the context of the needs of the Company and any formal criteria established by the Board) to become members of the Board; (iii) review and recommend to the Board, the membership and allocation of Board members to the various committees of the Board; and (iv) consider the level of diversity on the Board.

The CNG Committee will seek prospective candidates who are independent, have recognized functional and industry experience, sound business judgement, high ethical standards, time to devote to the Board and the ability to contribute to the Board’s diversity (with respect to gender, experience, geography, ethnicity and age). The CNG Committee intends to identify qualified candidates when necessary through a number of possible sources, including search firms where appropriate.

Directors elected at an annual meeting are elected for a term expiring at the close of the subsequent annual meeting and are eligible for re-election. Directors appointed by the Directors between meetings of Shareholders in accordance with the Articles are appointed for a term expiring at the close of the next annual meeting and are eligible for election or re-election, as the case may be.

For a chart illustrating the relevant skills possessed by each Director who is proposed for election at the Meeting, see “Matters to be Considered at the Meeting – Election of Directors – Skills Matrix”.

Term Limits

The Board has not adopted director term limits or other automatic mechanisms of board renewal. Rather than adopting formal term limits, mandatory age-related retirement policies and other mechanisms of board renewal, the CNG Committee will seek to maintain the composition of the Board in a way that provides, in the judgment of the Board, the best mix of skills and experience to provide for our overall stewardship. The CNG Committee also is expected to conduct an annual process for the assessment of the Board (see below under “Board Assessments”), each Board committee and each Director regarding his, her or its effectiveness and performance, and to report evaluation results to the Board.

Board Assessments

The CNG Committee intends to conduct an annual assessment of the performance, effectiveness and contribution of the Board, Board committees and of each individual Director. The results of the assessments will be communicated to the Board. This process will be used (i) as an assessment tool; (ii) as a component of the regular review process of Board members’ participation; (iii) to assist with the Board’s succession planning; and (iv) to determine appropriate individuals to stand for re-election to the Board.

Charter of the Board

The mandate of the Company’s Board is one of stewardship and oversight of the Company and its affairs. In fulfilling its mandate, the Board has adopted a written charter setting out its responsibility for, among other things, (i) participating in the development of and approving a strategic plan for the Company; (ii) supervising the activities and managing the investments and affairs of the Company; (iii) approving major decisions regarding the Company; (iv) defining the roles and responsibilities of management; (v) reviewing and approving the business and investment objectives to be met by management; (vi) assessing the performance of and overseeing management; (vii) issuing securities of the Company for such consideration as the Board may deem appropriate, subject to applicable law; (viii) reviewing the Company’s debt strategy; (ix) identifying and managing risk exposure; (x) ensuring the integrity and adequacy of the Company’s internal controls and management information systems; (xi) succession planning; (xii) establishing committees of the Board, where required or prudent, and defining their mandate; (xiii) establishing and maintaining procedures and policies to ascertain Director independence; (xiv) maintaining records and providing reports to Shareholders; (xv) ensuring effective and adequate communication with Shareholders, other stakeholders and the public; and (xvi) determining the amount and timing of dividends to Shareholders. A copy of the Board’s written charter is attached to this Information Circular as Schedule A.

Position Descriptions

Chair of the Board and Lead Director

The Board has adopted written position descriptions for the Chair of the Board which sets out the individual’s key responsibilities, including, as applicable, duties relating to setting Board meeting agendas, chairing Board and Shareholder meetings, managing in camera sessions, Director development and communicating with Shareholders and regulators.

Committee Chairs

The Board has adopted a written position description for the Chair of the Audit Committee and the Chair of the CNG Committee, each of which sets out such Chair’s key responsibilities, including duties relating to setting committee meeting agendas, chairing committee meetings and working with the respective committee and management to ensure, to the greatest extent possible, the effective functioning of the committee.

Chief Executive Officer

The Board has adopted a written position description and mandate for the Chief Executive Officer, which sets out the key responsibilities of the Chief Executive Officer. The primary functions of the Chief Executive Officer are to lead management of the business and affairs of the Company, to lead the implementation of the resolutions and the policies of the Board, to supervise day to day management of the Company and to communicate with Shareholders and regulators.

Orientation and Continuing Education

As a new reporting issuer, the Company has not yet been required to orient any Directors other than those who joined the Board prior to the IPO. However, when new Directors are elected to the Board, they can be expected to participate in an orientation program for new Directors under which they will be provided with comprehensive orientation and education as to the nature and operation of the Company and our business, the role of the Board and Board committees, and the contribution that an individual director is expected to make. The CNG Committee is responsible for overseeing director continuing education designed to maintain or enhance the skills and abilities of the Directors and to ensure that their knowledge and understanding of our business remains current. The chair of each Board committee is responsible for coordinating orientation and continuing director development programs relating to the committee’s mandate.

Ethical Business Conduct

The Company has adopted a Code of Ethics that applies to all of our Directors, managers, officers, and employees. The objective of the Code of Ethics is to provide guidelines for maintaining the integrity, reputation, honesty, objectivity and impartiality of the Company and its subsidiaries. Among other things, the Code of Ethics addresses conflicts of interest, protecting the Company’s assets, confidentiality, fair dealing with security holders, competitors and employees, insider trading, compliance with laws and reporting any illegal or unethical behaviours. As part of the Code of Ethics, any person subject to the Code of Ethics is required to avoid or fully disclose interests or relationships that are harmful or detrimental to the Company’s best interests or that may give rise to real, potential, or the appearance of, conflicts of interest. The Board will have the ultimate responsibility for the stewardship of the Code of Ethics. The Code of Ethics is available on the Company’s website at www. docebo.com.

In order to ensure compliance with the Code of Ethics, Company personnel are encouraged to talk to supervisors, managers or other appropriate personnel about observed illegal or unethical behavior and when in doubt about the best course of action in a particular situation. If required, employees may report violations of the Code of Ethics anonymously. It is the policy of the Company not to allow retaliation for reports of misconduct by others made in good faith. It is, at the same time, unacceptable to file a report knowing it is false. In addition, to foster a strong culture of ethical business conduct, the Company has implemented several other policies discussed in further detail below and elsewhere in this Information Circular.

If a Director or officer holds an interest in a transaction or agreement under consideration at a Board meeting or a Board committee meeting, that Director or officer shall not be present at the time the Board or Board committee deliberates such transaction or agreement and shall abstain from voting on the matter, subject to certain limited exceptions provided for in the OBCA.

Whistleblower Policy

The Company has adopted a whistleblower policy (the “Whistleblower Policy”) which sets out established procedures for personnel of the Company to confidentially and anonymously submit concerns to the Chair of the Audit Committee (who is independent of the Company) or to a third-party reporting system regarding any accounting or auditing matter or any other matter which the individual believes to be in violation of the Code of Ethics.

Insider Trading Policy

The Company’s Insider Trading Policy expressly states that no one with any knowledge of a material fact or a material change in the affairs of the Company that has not been generally disclosed to the public should purchase or sell any securities of the Company, inform anyone of such material fact or material change (other than in the necessary course of business) or advise anyone to purchase, sell, hold or exchange securities of the Company (or any other securities whose price or value may reasonably be expected to be affected by material changes affecting the Company) until the information has been generally disclosed to the public and sufficient time has elapsed for such information to have been adequately disseminated to the public. For the purpose of implementing such principles, the Insider Trading Policy sets out a number of guidelines, including directives to Directors, officers and employees of the Company.

Disclosure and Confidential Information Policy

The Company has adopted a disclosure and confidential information policy (the “Disclosure and Confidential Information Policy”) which provides guidelines on the disclosure of material information and the protection of confidential information. The guidelines include the directive to disclose any material information in respect of the Company, whether favourable or unfavourable, to the public promptly via news release and to not engage in selective disclosure. All written and oral disclosure, including news releases, must be approved, before public disclosure, by the disclosure committee of the Company (or designated members thereof). Any news releases containing material information should also be approved by the Board. The Disclosure and Confidential Information Policy also establishes guidelines with respect to electronic communications, dealings with the investment community and forward-looking information. To prevent the inadvertent disclosure of confidential information, the Disclosure and Confidential Information Policy provides that Docebo personnel should not discuss the affairs of the Company with, or make information about the Company available to, outsiders and should take specific steps to preserve confidentiality where information is required to be disclosed to third parties.

Diversity

The Company is committed to fostering an open and inclusive workplace culture. The Company underscores a commitment to diversity and recognizes it as an important asset. The Company and its affiliates are firmly committed to providing equal opportunity in all aspects of employment.

The CNG Committee values and considers diversity as part of its overall annual evaluation of Board nominees for election or re-election, as well as candidates for management positions. Gender is of particular importance to us in ensuring diversity within the Board and management. Recommendations concerning Board nominees are, foremost, based on merit and performance, but diversity is taken into consideration, as it is beneficial that a diversity of backgrounds, views and experiences be present at the Board and management levels.

In furtherance of the Company’s commitment to diversity at the Board level, the Board has adopted a diversity policy (the “Diversity Policy”). The Diversity Policy emphasizes the Company’s belief in diversity and the potential for diversity in the composition of the Board and senior management of the Company, to advance the best interests of the Company. In this context, diversity may encompass a variety of dimensions (including, among other things, diversity in business experience, professional expertise, personal skills and perspectives, as well as gender, geography, age, race and ethnicity), the relative importance of which may change from time to time.

The Diversity Policy does not specify a numerical target for women Directors on the Board, nor does the Company maintain a specific numerical target in making executive officer appointments. However, as specified in the Diversity Policy, the level of representation of women will be considered by Docebo, the Board and the CNG Committee in the identification and nomination of Directors.

The level of representation of women has been, and will continue to be, considered by the Company, the Board and the CNG Committee in the making of executive officer appointments. In searches for new executive officers, the CNG Committee will consider the level of female representation and diversity in management as one of several factors used in its search process. This will be achieved through continuously monitoring the level of female representation in senior management positions and, where appropriate, recruiting qualified female candidates as part of our overall recruitment and selection process to fill senior management positions, as the need arises, through vacancies, growth or otherwise.

The CNG Committee will annually review the effectiveness of the Diversity Policy. The CNG Committee will solicit feedback from members of the Board and senior management with respect to the functioning of the policy, and implement any appropriate changes or new initiatives resulting from such feedback. Further, the CNG Committee will maintain a list of candidates considered or proposed by the CNG Committee as new Directors, and track the actual nomination and appointment of said nominees to the Board. At the time of each annual review, the CNG Committee will re-evaluate the appropriateness of adopting numerical targets.

Currently, two of our executive officers are women and one woman sits on the Board, representing approximately 29% of all executive officer and 14% of all Directors, respectively.

Conflicts of Interest

Certain of our Directors and officers are associated with other companies or entities, which may give rise to conflicts of interest. In accordance with the OBCA, Directors who have a material interest in any person who is a party to a material contract or proposed material contract with the Company are required, subject to certain exceptions, to disclose that interest and abstain from voting on any resolution to approve that contract. In addition, the Directors are required to act honestly and in good faith with a view to the best interests of the Company.

Committees of the Board

The Board has established two committees: (i) the Audit Committee; and (ii) the CNG Committee.

Audit Committee

Our Audit Committee consists of a minimum of three and a maximum of five Directors, all of whom are persons determined by the Board to be both independent Directors and financially literate within the meaning of National Instrument 52-110 – Audit Committees (“NI 52-110”). The Audit Committee is comprised of Steven E. Spooner, who acts as chair of this committee, Daniel Klass and William Anderson. Mr. Spooner was previously the Chief Financial Officer of Mitel, a publicly listed issuer on the TSX and NASDAQ until it was acquired in 2018 and currently a director of Jamieson Wellness Inc., a TSX-listed company. Mr. Klass is the founder and President of Klass Capital, a private equity firm and currently sits on the board of several private companies. Mr. Anderson is currently the Chief Executive Officer of Resolver Inc., a private company. Each of the Audit Committee members has an understanding of the accounting principles used to prepare financial statements and varied experience as to the general application of such accounting principles, as well as an understanding of the internal controls and procedures necessary for financial reporting. For additional details regarding the relevant education and experience of each member of the Audit Committee, see “Matters to be Considered at the Meeting – Election of Directors – About the Nominees”.

The Board has adopted a written charter for the Audit Committee, which sets out the Audit Committee’s responsibilities. The Audit Committee assists the Board in fulfilling its oversight of, among other things:

•	the quality and integrity of the Company’s financial statements and related information;

•	the qualifications, independence, appointment and performance of the external auditor;

•	the accounting and financial reporting policies, practices and procedures of the Company and its subsidiaries and affiliates;

•	the Company’s risk management practices and legal and regulatory compliance;

•	management’s design, implementation and effective conduct of internal controls over financial reporting and disclosure controls and procedures;

•	the performance of the Company’s external auditor;

•	the performance of the Company’s internal audit function, if applicable; and

•	preparation of disclosures and reports required to be prepared by the Audit Committee by any law, regulation, rule or listing standard.

It is the responsibility of the Audit Committee to maintain free and open means of communication between the Audit Committee, the external auditor and management of the Company. The Audit Committee has full access to the Company’s management and records and external auditor as necessary to carry out these responsibilities. The Audit Committee has the authority to carry out such special investigations as it sees fit in respect of any matters within its various roles and responsibilities. The Company shall provide appropriate funding, as determined by the Audit Committee, for the payment of compensation to the external auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

Compensation, Nominating and Governance Committee

The CNG Committee consists of a minimum of three Directors, a majority of whom must be independent Directors within the meaning of NI 58-101 and is charged with overseeing executive compensation, management development and succession, director compensation and executive compensation disclosure. It also assists the Board in overseeing corporate governance, the composition of the Board and its committees, and the effectiveness of the Board, its committees and the Directors themselves. The CNG Committee is comprised of Kristin Halpin Perry, who acts as chair the CNG Committee, Jason Chapnik and Steven E. Spooner. For additional details regarding the Compensation, Nominating and Governance Committee, see “Compensation – Compensation Governance – Compensation, Nominating and Governance Committee”.

Board Interlocks

Currently, there are no interlocking Board memberships among the current directors as it relates to boards of public companies, though several directors do sit on the same boards of private companies. See “About the Nominees.” While the Board has not adopted a formal policy with respect to Board interlocks, the Charter of the Board of Directors provides that each member of the Board should, when considering membership on another board or committee, make every effort to ensure that such membership will not impair the member’s time and availability for his or her commitment to the Company, and that directors should advise the Chair of the Board and the Chief Executive Officer before accepting membership on other public company boards or any audit committee or other significant committee assignment on any other board. The Board intends to consider interlocking memberships on a case-by-case basis and will consider recommendations from the CGN Committee with respect thereto.

Succession Planning

The Board is responsible for providing guidance and oversight on succession management processes for the President & Chief Executive Officer and other key executives. As part of its mandate, the CNG Committee intends to periodically review, with the Board, the succession plans relating to the position of the President & Chief Executive Officer and other senior positions. In addition, management is regularly asked to work with the Board to assess and enhance talent within the organization with the goal of investing time and resources in the managerial capabilities of its existing and future leaders.

Environmental, Social and Governance

The Company understands that Environmental, Social and Governance (“ESG”) matters are becoming increasingly valued by its various stakeholders. The Company is committed to embedding these practices into its business model, which include: (i) complying with all applicable environmental laws and regulations; (ii) assessing sustainability-related risks and capturing value-added opportunities; (iii) actively supporting diversity and inclusion; (iv) aiming to provide safe and healthy environment for all employees; and (iv) promoting a culture where all of the Company’s employees share the foregoing commitments.

Shareholder Engagement

Management welcomes frequent dialogue with shareholders. Management is committed to ensuring that if items of significant concern are raised by shareholders, these items are brought to the attention of the Board. In addition, management regularly engages with the investment community through: annual and quarterly reports, news releases, our website www.docebo.com, disclosure and regulatory documents filed on SEDAR at www.sedar.com; quarterly conference calls to review financial and operating results open to all investors, the investment community, analysts and media; attendance at investor-focused conferences; and are available to meet or set up calls, as requested, with shareholders and potential shareholders.

Risk Oversight

The Board is responsible for identifying the principal risks of the Company’s business and ensuring these risks are being appropriately managed. The Board periodically discusses with management guidelines and policies with respect to risk assessment, risk management, and major strategic, financial and operational risk exposures, and the steps management has taken to monitor and control any exposure resulting from such risks. The Board relies on the President & Chief Executive Officer; Chief Financial Officer; Chief Revenue Officer, Chief Operating Officer and Chief Technology Officer to supervise day-to-day risk management, and management reports periodically to the Audit Committee and Board on risk management matters. A discussion of the primary risks facing the Company’s business is included in the AIF available on the Company’s profile on SEDAR at www.sedar.com.

EQUITY INCENTIVE PLANS

Omnibus Incentive Plan

The material features of the Omnibus Incentive Plan are summarized below. The following discussion is qualified entirely by the full text of the Omnibus Incentive Plan.

Shares Subject to the Omnibus Incentive Plan

The Omnibus Incentive Plan is a “fixed” plan in that, subject to the adjustment provisions provided for therein (including a subdivision or consolidation of Shares), it will provide that the aggregate maximum number of Shares that may be issued upon the settlement of awards granted under the Omnibus Incentive Plan shall not exceed 2,845,420 Shares, representing approximately 10% of the Company’s issued and outstanding Shares as at the date of closing of the IPO (the “Reserved Shares”).

To the extent any awards under the Omnibus Incentive Plan are terminated or cancelled for any reason prior to exercise in full, the Shares subject to such awards (or any portion(s) thereof) shall be added back to the number of Shares reserved for issuance under the Omnibus Incentive Plan.

Insider Participation Limit

The Omnibus Incentive Plan provides that the aggregate number of Shares (a) issuable to insiders at any time (under all of the Company’s security-based compensation arrangements) cannot exceed 10% of the Company’s issued and outstanding Shares and (b) issued to insiders within any one-year period (under all of the Company’s security-based compensation arrangements) cannot exceed 10% of the Company’s issued and outstanding Shares.

Furthermore, the Omnibus Incentive Plan provides that (a) the Company shall not make grants of awards to non-employee directors, if after giving effect to such grants of awards, the aggregate number of Shares issuable to non-employee directors, a t the time of such grant under all of the Company’s security-based compensation arrangement, would exceed 1% of the issued and outstanding Shares on a non-diluted basis, and (b) within any one financial year of the Company, the aggregate fair market value on the date of grant of all awards granted to any one non-employee director under all of the Company’s security-based compensation arrangements shall not exceed $150,000, provided that such limits shall not apply to (i) awards taken in lieu of any cash retainer or other director fees, (ii) a one-time initial grant to a non-employee director upon such director joining the Board, and (iii) awards granted on or in connection with the IPO.

Any Shares issued by the Company through the assumption or substitution of outstanding stock options or other equity-based awards from an acquired company shall not reduce the number of Shares available for issuance pursuant to the exercise of awards granted under the Omnibus Incentive Plan.

Administration of the Omnibus Incentive Plan

The Plan Administrator (as defined in the Omnibus Incentive Plan) is determined by the Board, and is currently the CNG Committee. The Omnibus Incentive Plan may in the future be administered by the Board itself or delegated to a committee of the Board. The Plan Administrator will determine which Directors, officers, consultants and employees are eligible to receive awards under the Omnibus Incentive Plan, the time or times at which awards may be granted, the conditions under which awards may be granted or forfeited to the Company, the number of Shares to be covered by any award, the exercise price of any award, whether restrictions or limitations are to be imposed on the Shares issuable pursuant to grants of any award, and the nature of any such restrictions or limitations, any acceleration of exercisability or vesting, or waiver of termination regarding any award, based on such factors as the Plan Administrator may determine.

In addition, the Plan Administrator shall interpret the Omnibus Incentive Plan and may adopt administrative rules, regulations, procedures and guidelines governing the Omnibus Incentive Plan or any awards granted under the Omnibus Incentive Plan as it deems appropriate.

Eligibility

All Directors, officers, consultants and employees are eligible to participate in the Omnibus Incentive Plan. The extent to which any such individual is entitled to receive a grant of an award pursuant to the Omnibus Incentive Plan will be determined in the discretion of the Plan Administrator.

Types of Awards

Awards of options, RSUs, PSUs and DSUs may be made under the Omnibus Incentive Plan. All of the awards described below will be subject to the conditions, limitations, restrictions, exercise price, vesting, settlement and forfeiture provisions determined by the Plan Administrator, in its sole discretion, subject to such limitations provided in the Omnibus Incentive Plan, and will generally be evidenced by an award agreement. In addition, subject to the limitations provided in the Omnibus Incentive Plan and in accordance with applicable law, the Plan Administrator may accelerate or defer the vesting or payment of awards, cancel or modify outstanding awards, and waive any condition imposed with respect to awards or Shares issued pursuant to awards.

Options

An option entitles a holder thereof to purchase a prescribed number of treasury Shares at an exercise price set at the time of the grant. The Plan Administrator will establish the exercise price at the time each option is granted, which exercise price must in all cases be not less than the volume weighted average closing price of the Shares on the TSX for the five trading days immediately preceding the date of grant (the “Market Price”) on the date of grant. Subject to any accelerated termination as set forth in the Omnibus Incentive Plan, each option expires on its respective expiry date. The Plan Administrator will have the authority to determine the vesting terms applicable to grants of options. Once an option becomes vested, it shall remain vested and shall be exercisable until expiration or termination of the option, unless otherwise specified by the Plan Administrator, or as otherwise set forth in any written employment agreement, award agreement or other written agreement between the Company or a subsidiary of the Company and the participant. The Plan Administrator will have the right to accelerate the date upon which any option becomes exercisable. The Plan Administrator may provide at the time of granting an option that the exercise of that option is subject to restrictions, in addition to those specified in the Omnibus Incentive Plan, such as vesting conditions relating to the attainment of specified performance goals.

Unless otherwise specified by the Plan Administrator at the time of granting an option and set forth in the particular award agreement, an exercise notice must be accompanied by payment of the exercise price. A participant may, in lieu of exercising an option pursuant to an exercise notice, elect to surrender such option to the Company (a “Cashless Exercise”) in consideration for an amount from the Company equal to (i) the Market Price of the Shares issuable on the exercise of such option (or portion thereof) as of the date such option (or portion thereof) is exercised, less (ii) the aggregate exercise price of the option (or portion thereof) surrendered relating to such Shares (the “In-the-Money Amount”) by written notice to the Company indicating the number of options such participant wishes to exercise using the Cashless Exercise, and such other information that the Company may require. Subject to the provisions of the Omnibus Incentive Plan, the Company will satisfy payment of the In-the-Money Amount by delivering to the participant such number of Shares having an aggregate fair market value equal to the In-the-Money

Amount. Any options surrendered in connection with a Cashless Exercise will not be added back to the number of Shares reserved for issuance under the Omnibus Incentive Plan.

Restricted Share Units

A RSU is a unit equivalent in value to a Share credited by means of a bookkeeping entry in the books of the Company which entitles the holder to receive one Share (or the value thereof) for each RSU after a specified vesting period. The Plan Administrator may, from time to time, subject to the provisions of the Omnibus Incentive Plan and such other terms and conditions as the Plan Administrator may prescribe, grant RSUs to any participant in respect of a bonus or similar payment in respect of services rendered by the applicable participant in a taxation year (the “RSU Service Year”).

The number of RSUs (including fractional RSUs) granted at any particular time under the Omnibus Incentive Plan will be calculated by dividing (a) the amount of any bonus or similar payment that is to be paid in RSUs (including the elected amount, as applicable), as determined by the Plan Administrator, by (b) the greater of (i) the Market Price of a Share on the date of grant and (ii) such amount as determined by the Plan Administrator in its sole discretion. The Plan Administrator shall have the authority to determine any vesting terms applicable to the grant of RSUs, provided that the terms comply with Section 409A of the Code, to the extent applicable.

Upon settlement, holders will receive (a) one fully paid and non-assessable Share in respect of each vested RSU, (b) a cash payment or (c) a combination of Shares and cash, in each case as determined by the Plan Administrator. Any such cash payments made by the Company shall be calculated by multiplying the number of RSUs to be redeemed for cash by the Market Price per Share as at the settlement date. Subject to the provisions of the Omnibus Incentive Plan and except as otherwise provided in an award agreement, no settlement date for any RSU shall occur, and no Share shall be issued or cash payment shall be made in respect of any RSU any later than the final business day of the third calendar year following the applicable RSU Service Year.

Performance Share Units

A PSU is a unit equivalent in value to a Share credited by means of a bookkeeping entry in the books of the Company which entitles the holder to receive one Share (or the value thereof) for each PSU after specific performance-based vesting criteria determined by the Plan Administrator, in its sole discretion, have been satisfied. The performance goals to be achieved during any performance period, the length of any performance period, the amount of any PSUs granted, the termination of a participant’s employment and the amount of any payment or transfer to be made pursuant to any PSU will be determined by the Plan Administrator and by the other terms and conditions of any PSU, all as set forth in the applicable award agreement. The Plan Administrator may, from time to time, subject to the provisions of the Omnibus Incentive Plan and such other terms and conditions as the Plan Administrator may prescribe, grant PSUs to any participant in respect of a bonus or similar payment in respect of services rendered by the applicable participant in a taxation year (the “PSU Service Year”).

The Plan Administrator has the authority to determine any vesting terms applicable to the grant of PSUs. Upon settlement, holders will receive (a) one fully paid and non-assessable Share in respect of each vested PSU, (b) a cash payment, or (c) a combination of Shares and cash, in each case as determined by the Plan Administrator in its discretion. Any such cash payments made by the Company to a participant shall be calculated by multiplying the number of PSUs to be redeemed for cash by the Market Price per Share as at the settlement date. Subject to the provisions of the Omnibus Incentive Plan and except as otherwise provided in an award agreement, no settlement date for any PSU shall occur, and no Share shall be issued or cash payment shall be made in respect of any PSU any later than the final business day of the third calendar year following the applicable PSU Service Year.

Deferred Share Units

A DSU is a unit equivalent in value to a Share credited by means of a bookkeeping entry in the books of the Company which entitles the holder to receive one Share (or, at the election of the holder and subject to the approval of the Plan Administrator the cash value thereof) for each DSU on a future date. The Board may fix from time to time a portion of the total compensation (including annual retainer) paid by the Company to a director in a calendar year for service on the Board (the “Director Fees”) that is to be payable in the form of DSUs. In addition, each director will be given, subject to the provisions of the Omnibus Incentive Plan, the right to elect to receive a portion of the cash Director Fees owing to them in the form of DSUs.

Except as otherwise determined by the Plan Administrator, DSUs shall vest immediately upon grant or be subject to a one-year vesting. The number of DSUs (including fractional DSUs) granted at any particular time will be calculated by dividing (a) the amount of any bonus or similar payment that is to be paid in DSUs, as determined by the Plan Administrator, by (b) the Market Price of a Share on the date of grant. Upon settlement, holders will receive (a) one fully paid and non-assessable Share in respect of each vested DSU, or (b) at the election of the holder and subject to the approval of the Plan Administrator, a cash payment on the date of settlement. Any cash payments made under the Omnibus Incentive Plan by the Company to a participant in respect of DSUs to be redeemed for cash shall be calculated by multiplying the number of DSUs to be redeemed for cash by the Market Price per Share as at the settlement date.

Dividend Equivalents

RSUs, PSUs and DSUs shall be credited with dividend equivalents in the form of additional RSUs, PSUs and DSUs, as applicable. Dividend equivalents shall vest in proportion to, and settle in the same manner as, the awards to which they relate. Such dividend equivalents shall be computed by dividing: (a) the amount obtained by multiplying the amount of the dividend declared and paid per Share by the number of RSUs, PSUs and DSUs, as applicable, held by the participant on the record date for the payment of such dividend, by (b) the Market Value at the close of the first business day immediately following the dividend record date, with fractions computed to three decimal places.

Black-out Periods

If an award expires during, or within five business days after, a routine or special trading black-out period imposed by the Company to restrict trades in the Company’s securities, then, notwithstanding any other provision of the Omnibus Incentive Plan, unless the delayed expiration would result in negative tax consequences to the holder of the award, the award shall expire ten business days after the trading black- out period is lifted by the Company.

Term

While the Omnibus Incentive Plan will not stipulate a specific term for awards granted thereunder, shareholder approval shall be required to permit an award to be exercisable beyond 10 years from its date of grant, except where an expiry date would have fallen within a blackout period of the Company. All awards must vest and settle in accordance with the provisions of the Omnibus Incentive Plan and any applicable award agreement, which award agreement may include an expiry date for a specific award.

Termination of Employment or Services

The following table describes the impact of certain events upon the participants under the Omnibus Incentive Plan, including termination for cause, resignation, termination without cause, disability, death or retirement, subject, in each case, to the terms of a participant’s applicable employment agreement, award agreement or other written agreement and subject to applicable employment standards legislation or regulations applicable to the participant’s employment or other engagement with the Company or any of its subsidiaries:

Event	Provisions

Termination for Cause

•  Any unvested awards held that have not been exercised, settled or surrendered as of the Termination Date (as defined in the Omnibus Incentive Plan) shall be immediately forfeited and cancelled.

•  Any vested awards may be exercised, settled or surrendered to the Company by the participant at any time during the period that terminates on the earlier of: (a) the expiry date of such award, and (b) the date that is 90 days after the Termination Date, with any award that has not been exercised, settled or surrendered at the end of such period being immediately forfeited and cancelled.

Resignation
Termination without Cause

Disability

•  Any award held by the participant that has not vested as of the date of the Disability (as defined in the Omnibus Incentive Plan) of such participant but is scheduled to vest within the next year shall vest on such date and may be exercised or surrendered to the Company by the participant at any time until the expiry date of such award. All other unvested awards shall be immediately forfeited and cancelled.

Death

•  Any award held by the participant that has not vested as of the date of the death of such participant but is scheduled to vest within the next year shall vest on such date and may be exercised, settled or surrendered to the Company by the participant at any time during the period that terminates on the earlier of: (a) the expiry date of such award, and (b) the first anniversary of the date of the death of such participant, with any award that has not been exercised, settled or surrendered at the end of such period being immediately forfeited and cancelled. All other unvested awards shall be immediately forfeited and cancelled.

Change in Control

Under the Omnibus Incentive Plan, except as may be set forth in an employment agreement, award agreement or other written agreement between the Company or a subsidiary of the Company and a participant:

(a)

If within 12 months following the completion of a transaction resulting in a Change in Control (as defined below), a participant’s employment is terminated without Cause (as defined in the Omnibus Incentive Plan), without any action by the Plan Administrator:

(i)	any unvested awards held by the participant that have not been exercised, settled or surrendered as of the Termination Date shall immediately vest; and

(ii)

any vested awards may be exercised, settled or surrendered to the Company by the participant at any time during the period that terminates on the earlier of: (A) the expiry date of such award; and (B) the date that is 90 days after the Termination Date, with any award that has not been exercised, settled or surrendered at the end of such period being immediately forfeited and cancelled.

(b)

Unless otherwise determined by the Plan Administrator, if, as a result of a Change in Control, the Shares will cease trading on the TSX, the Company may terminate all of the awards, other than an option held by a participant that is a resident of Canada for the purposes of the Tax Act, granted under the Omnibus Incentive Plan at the time of, and subject to the completion of, the Change in Control transaction by paying to each holder an amount equal to the fair market value of his or her respective award (as determined by the Plan Administrator, acting reasonably) at or within a reasonable period of time following completion of such Change in Control transaction.

Subject to certain exceptions (including with respect to transactions with affiliates and Intercap), a “Change in Control” includes (a) any transaction pursuant to which a person or group acquires more than 50% of the outstanding Shares, (b) the sale of all or substantially all of the Company’s assets, (c) the dissolution or liquidation of the Company, (d) the acquisition of the Company via consolidation, merger, exchange of securities, purchase of assets, amalgamation, statutory arrangement or otherwise, or (e) individuals who comprise the Board at the last annual meeting of shareholders (the “Incumbent Board”) cease to constitute at least a majority of the Board, unless the election, or nomination for election by the shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, in which case such new director shall be considered as a member of the Incumbent Board.

Non-Transferability of Awards

Unless otherwise provided by the Plan Administrator, and except to the extent that certain rights may pass to a beneficiary or legal representative upon the death of a participant by will or as required by law, no assignment or transfer of awards granted under the Omnibus Incentive Plan, whether voluntary, involuntary, by operation of law or otherwise, is permitted.

Amendments to the Omnibus Incentive Plan

The Plan Administrator may from time to time, without notice and without approval of the holders of voting shares, amend, modify, change, suspend or terminate the Omnibus Incentive Plan or any awards granted pursuant thereto as it, in its discretion, determines appropriate, provided that (a) no such amendment, modification, change, suspension or termination of the Omnibus Incentive Plan or any award granted pursuant thereto may materially impair any rights of a participant or materially increase any obligations of a participant under the Omnibus Incentive Plan without the consent of such participant, unless the Plan Administrator determines such adjustment is required or desirable in order to comply with any applicable securities laws or stock exchange requirements, and (b) any amendment that would cause an award held by a U.S. Taxpayer (as such term is defined in the Omnibus Incentive Plan) to be subject to the additional tax penalty under Section 409A(1)(b)(i)(II) of the Code shall be null and void ab initio.

Notwithstanding the above, and subject to the rules of the TSX (which requires approval of disinterested shareholders), the approval of shareholders is required to effect any of the following amendments to the Omnibus Incentive Plan:

(a)

increasing the number of Shares reserved for issuance under the Omnibus Incentive Plan, except pursuant to the provisions in the Omnibus Incentive Plan which permit the Plan Administrator to make equitable adjustments in the event of transactions affecting the Company or its capital;

(b)	increasing or removing the 10% limits on Shares issuable or issued to insiders;

(c)

reducing the exercise price of an option award (for this purpose, a cancellation or termination of an award of a participant prior to its expiry date for the purpose of reissuing an award to the same participant with a lower exercise price shall be treated as an amendment to reduce the exercise price of an award) except pursuant to the provisions in the Omnibus Incentive Plan which permit the Plan Administrator to make equitable adjustments in the event of transactions affecting the Company or its capital;

(d)

extending the term of an option award beyond the original expiry date (except where an expiry date would have fallen within a blackout period applicable to the participant or within five business days following the expiry of such a blackout period);

(e)	permitting an option award to be exercisable beyond 10 years from its date of grant (except where an expiry date would have fallen within a blackout period);

(f)	increasing or removing the limits on the participation of non-employee directors;

(g)	permitting awards to be transferred to a person;

(h)	changing the eligible participants; and

(i)	deleting or otherwise limiting the amendments which require approval of the shareholders.

Except for the items listed above, amendments to the Omnibus Incentive Plan will not require shareholder approval. Such amendments include (but are not limited to): (a) amending the general vesting provisions of an award, (b) amending the provisions for early termination of awards in connection with a termination of employment or service, (c) adding covenants of the Company for the protection of the participants, (d) amendments that are desirable as a result of changes in law in any jurisdiction where a participant resides, and (e) curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error.

Anti-Hedging Policy

Participants are restricted from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, or units of exchange funds that are designed to hedge or offset a decrease in market value of awards granted to them.

Legacy Option Plan

Prior to the Company’s IPO which closed on October 8, 2019, we granted options to acquire Shares to certain executive officers, employees and consultants under the Legacy Option Plan. The Board is responsible for administering the Legacy Option Plan and may delegate its responsibility thereunder. The following discussion is qualified entirely by the full text of the Legacy Option Plan. No additional options will be granted under the Legacy Option Plan.

The Legacy Option Plan allows for the grant of options to any full time employee and consultant of the Company or any of its affiliates, including, but not limited to, the Chief Executive Officer, President, Chief Financial Officer, certain Vice Presidents and other employees as designated from time to time by the Board. Pursuant to the Legacy Option Plan, the Board has the authority to determine the individuals to whom options may be granted and to grant options in such amounts and, subject to the provisions of the Legacy Option Plans, on such terms and conditions as it determines including: (i) the time or times at which options may be granted, (ii) the exercise price, (iii) the time or times when each option becomes exercisable and the duration of the exercise period (provided however that the exercise period may not exceed seven years), (iv) whether restrictions or limitations are to be imposed on the shares underlying options and the nature of such restrictions or limitations and (v) any acceleration of exercisability or waiver of termination regarding any option.

There are 1,284,200 options outstanding under the Legacy Option Plan.

Unless otherwise specified by the Board, in its sole discretion, an option granted under the Legacy Option Plan expires and terminates on the earliest of (i) the date of expiration specified in the option grant letter or resolution of the Board granting such option, as applicable, being not more than seven years after the date of grant; (ii) immediately upon termination for cause of the option holder’s employment with the Company or any of its affiliates, as applicable; and (iii) sixty days after the option holder is no longer eligible to participate in the Legacy Option Plan, including by reason of retirement, permanent disability or death. Unless otherwise determined by the Board, options granted under the Legacy Option Plan shall vest in equal instalments over five years: one-fifth on the date that is one year after the date of grant of the options and an additional one-fifth (calculated to the nearest full share) on each of the following four anniversaries of the date of the first anniversary of the grant date.

Triggering Events; Change of Control

The Legacy Option Plan provides that certain events, including termination for cause, termination without cause, retirement, disability or death, may trigger forfeiture or reduce the vesting period, where applicable, of the option, subject to the terms of the participant’s agreement. Our Board may, in its discretion, at any time prior to or following such events, permit the exercise of any or all options held by the participant in the manner and on the terms authorized by the Board. The Legacy Option Plan also provides that, in connection with a subdivision or consolidation of our shares or any other capital reorganization, our Board may make certain adjustments to outstanding options and authorize such steps to be taken as may be equitable and appropriate to that end. In the event of an amalgamation, combination, plan of arrangement, merger or other reorganization, including by sale or lease of assets or otherwise, our Board may also make certain adjustments to outstanding options and authorize such steps to be taken as may be equitable and appropriate to that end. In the event of certain change of control transactions, our Board may (i) accelerate the vesting of any or all outstanding options and provide that such options are fully vested and conditionally exercisable upon (or prior to) the completion of the transaction or some other time as the Board may so direct, (ii) terminate any outstanding vested options, or (iii) to the extent that a change of control would also result in a capital reorganization, arrangement, amalgamation, exchange of shares or reclassification of the share capital of the Company and the Board does not decide to accelerate the vesting of the options, take such steps as are necessary or desirable to cause or ensure that, upon completion of the proposed transaction, the number and kind of shares subject to outstanding options and/or the exercise price per share of options shall be appropriately adjusted in such a manner as the Board, in its sole discretion, considers equitable to prevent substantial dilution or enlargement of the rights granted to the participants.

Amendments and Termination

Subject to the approval of any regulatory authorities having jurisdiction over the affairs of the Company, our Board may, without notice, at any time from time to time, amend, revise or terminate the Legacy Option Plan or any provisions hereof in such respects as it, in its sole discretion, determines appropriate, except that it may not without the consent of the participants (or the representatives of his or her estate) materially adversely affect a participant’s rights and obligations under any option granted under the Legacy Option Plan.

DIRECTORS’ AND OFFICERS’ INSURANCE AND INDEMNIFICATION

Overview

The Company has obtained directors’ and officers’ liability insurance policies, which cover indemnification of Directors and officers of the Company in certain circumstances. Under this insurance coverage, we will be reimbursed for insured claims where payments have been made under indemnity provisions on behalf of our and our subsidiaries’ directors and officers, subject to a deductible for each loss, which will be paid by us. Our individual Directors and officers will also be reimbursed for insured claims arising during the performance of their duties for which they are not indemnified by us. Excluded from insurance coverage are illegal acts, acts which result in personal profit and certain other acts. In addition, the Company has entered into indemnification agreements with each of its Directors and officers for liabilities and costs in respect of any action or suit against them in connection with the execution of their duties, subject to customary limitations prescribed by applicable law.

Insurance Policies

In 2019, the Company purchased a $10,000,000 (subject to certain coverage extensions) directors and officers liability insurance policy (“D&O Policy”) with an annual premium of $55,000 plus applicable taxes for the Directors and officers of the Company, as a group. The D&O Policy has deductibles ranging from nil to $150,000, depending on the type of claim being made.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

As of the date hereof, none of the Directors, executive officers, employees, former executive officers or former employees of the Company or any of its subsidiaries, and none of their respective associates, is indebted to the Company or any of its subsidiaries or another entity whose indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar agreement or understanding provided by the Company or any of its subsidiaries.

Purpose	Aggregate Indebtedness	To Another Entity
Share Purchases	—	—
Other	—	—

INTERESTS OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

To the knowledge of the Directors and executive officers of the Company, other than the election of Directors, none of the Directors or executive officers of the Company who have been a Director or executive officer at any time since the beginning of the Company’s last financial year, none of the proposed nominees for election as Directors of the Company, and no associate or affiliate of any of the foregoing, have any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than as described elsewhere in this Information Circular and in the AIF under the heading “Interests of Management and Others in Material Transactions”, available on the Company’s profile on SEDAR at www.sedar.com, to the knowledge of the Directors of the Company, no informed person (as defined in NI 51-102) of the Company, no proposed Director of the Company and no known associate or affiliate of any such informed person or proposed Director, during the year ended December 31, 2019, has or has had any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any transaction which has or would materially affect the Company or any of its subsidiaries.

OTHER BUSINESS

The Directors are not aware of any matters intended to come before the Meeting other than those items of business set forth in the Notice of Meeting accompanying this Information Circular. If any other matters properly come before the Meeting, it is the intention of the persons named in the Form of Proxy to vote in respect of those matters in accordance with their judgment.

ADDITIONAL INFORMATION

Financial information is provided in the Company’s comparative financial statements and the Company’s MD&A for the year ended December 31, 2019. Copies of the Meeting Materials, including the Company’s financial statements for the year ended December 31, 2019, together with the auditors’ report thereon, the MD&A, the AIF and this Information Circular, are available upon written request to the Company (at Docebo Inc., 366 Adelaide St W, Toronto, Ontario, M5V 1R7, Attention: Ian Kidson, Chief Financial Officer). The Company may require payment of a reasonable charge if the request is made by a person who is not a Shareholder. These documents and additional information relating to the Company may also be found on the Company’s profile on SEDAR at www.sedar.com and on the Company’s website at www.docebo.com.

APPROVAL OF DIRECTORS

The Circular has been sent to each member of the Board, each shareholder entitled to notice of the Meeting in the manner described in this Information Circular and to PWC, as the Company’s auditor. The contents and the sending of this Information Circular to the Shareholders have been approved by the Board of Directors.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: June 4, 2020	“Jason Chapnik”

Chair of the Board of Directors Docebo Inc.

SCHEDULE A

CHARTER OF THE BOARD OF DIRECTORS

See attached.

CHARTER OF THE BOARD OF DIRECTORS

1.	Purpose

The purpose of this Charter is to set out the mandate and responsibilities of the board of directors (the “Board”) of Docebo Inc. (the “Company”). By approving this Charter, the Board confirms its responsibility for the stewardship of the Company and its affairs. This stewardship function includes responsibility for the matters set out in this Charter. The responsibilities of the Board described herein are pursuant to, and subject to, the provisions of applicable statutes and the constating documents of the Company and do not impose any additional responsibilities or liabilities on the directors at law or otherwise.

2.	Composition

The Board shall be constituted with a majority of individuals who qualify as “independent” as defined in National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”), provided, however, that if at any time a majority of the directors are not independent because of the death, resignation, bankruptcy, adjudicated incompetence, removal or change in circumstance of any director who was an independent director within the meaning of NI 58-101, this requirement shall not be applicable for a period of 60 days thereafter, during which time the remaining directors shall appoint a sufficient number of directors who qualify as “independent” to comply with this requirement.

Pursuant to NI 58-101, an independent director is one who is free from any direct or indirect relationship which could, in the view of the Board, be reasonably expected to interfere with a director’s independent judgment.

3.	Responsibilities of the Board of directors

The Board is responsible for the stewardship and oversight of the Company and in that regard shall be specifically responsible for:

(a)	participating in the development of and approving a strategic plan for the Company;

(b)	supervising the activities and managing the investments and affairs of the Company;

(c)	approving major decisions regarding the Company;

(d)	defining the roles and responsibilities of management;

(e)	reviewing and approving the business and investment objectives to be met by management;

(f)	assessing the performance of and overseeing management;

(g)	issuing securities of the Company for such consideration as the Board may deem appropriate, subject to applicable law;

(h)	reviewing the Company’s debt strategy;

(i)	identifying and managing risk exposure;

(j)	ensuring the integrity and adequacy of the Company’s internal controls and management information systems;

(k)	succession planning;

(l)	establishing committees of the Board, where required or prudent, and defining their mandate;

(m)	establishing and maintaining procedures and policies to ascertain director independence;

(n)	maintaining records and providing reports to shareholders;

(o)	ensuring effective and adequate communication with shareholders, other stakeholders and the public; and

(p)	determining the amount and timing of dividends to shareholders, if any.

It is recognized that every director in exercising powers and discharging duties must act honestly and in good faith with a view to the best interest of the Company. Directors must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. In this regard, they will comply with their duties of honesty, loyalty, care, diligence, skill and prudence.

In addition, directors are expected to carry out their duties in accordance with policies and regulations adopted by the Board from time to time.

It is expected that management will co-operate in all ways to facilitate compliance by the Board with its legal duties by causing the Company and its subsidiaries to take such actions as may be necessary in that regard and by promptly reporting any data or information to the Board that may affect such compliance.

4.	Expectations of Directors

The Board has developed a number of specific expectations of directors to promote the discharge by the directors of their responsibilities and to promote the proper conduct of the Board.

(a)

Commitment and Attendance. All directors are expected to maintain a high attendance record at meetings of the Board and the committees of which they are members. Attendance by telephone or video conference may be used to facilitate a director’s attendance.

(b)

Preparation for Meetings. All directors are expected to review the materials circulated in advance of meetings of the Board and its committees and should arrive prepared to discuss the issues presented. Directors are encouraged to contact the Chair of the Board (the “Chair”), the Chief Executive Officer and any other appropriate executive officer(s) of the Company to ask questions and discuss agenda items prior to meetings.

(c)

Participation in Meetings. Each director is expected to be sufficiently knowledgeable of the business of the Company, including its financial statements, and the risks it faces, to ensure active and effective, and candid and forthright participation in the deliberations of the Board and of each committee on which he or she serves.

(d)

Loyalty and Ethics. In their roles as directors, all members of the Board owe a duty of loyalty to the Company. This duty of loyalty mandates that the best interests of the Company take precedence over any other interest possessed by a director. Directors are expected to conduct themselves in accordance with the Company’s Code of Business Conduct and Ethics.

(e)

Other Board Memberships and Significant Activities. The Company values the experience directors bring from other boards on which they serve and other activities in which they participate, but recognizes that those boards and activities also may present demands on a director’s time and availability and may present conflicts or legal issues, including independence issues. Each member of the Board should, when considering membership on another board or committee, make every effort to ensure that such membership will not impair the member’s time and availability for his or her commitment to the Company. Directors should advise the Chair and the Chief Executive Officer before accepting membership on other public company boards or any audit committee or other significant committee assignment on any other board, or establishing other significant relationships with businesses, institutions, governmental units or regulatory entities, particularly those that may result in significant time commitments or a change in the member’s relationship to the Company.

(f)

Personal Conduct. Directors are expected to: (i) exhibit high standards of personal integrity, honesty and loyalty to the Company; (ii) project a positive image of the Company to news media, the financial community, governments and their agencies, shareholders and employees; (iii) be willing to contribute extra efforts, from time to time, as may be necessary including, among other things, being willing to serve on committees of the Board; and (iv) disclose any potential conflict of interest that may arise with the affairs or business of the Company and, generally, avoid entering into situations where such conflicts could arise or could reasonably be perceived to arise.

(g)

Confidentiality. The proceedings and deliberations of the Board and its committees are confidential. Each member of the Board will maintain the confidentiality of information received in connection with his or her service as a director.

5.	Meetings

The Board will meet not less than four times per year: three meetings to review quarterly results and one meeting prior to the issuance of the annual financial results of the Company. The Board shall meet periodically without management present to ensure that the Board functions independently of management. At each Board meeting, unless otherwise determined by the Board, an in-camera meeting of independent directors will take place, which session will be chaired by the Chair of the Board. In discharging its mandate, the Board and any committee of the Board will have the authority to retain and receive advice from outside financial, legal or other advisors (at the cost of the Company) as the Board or any such committee determines to be necessary to permit it to carry out its duties.

The Board appreciates having certain members of senior management attend each Board meeting to provide information and opinion to assist the directors in their deliberations. Management attendees who are not Board members will be excused for any agenda items which are reserved for discussion among directors only.

6.	Board Meeting Agendas and Information

The Chair, in consultation with management, will develop the agenda for each Board meeting. Agendas will be distributed to the directors before each meeting, and all directors shall be free to suggest additions to the agenda in advance of the meeting.

Whenever practicable, information and reports pertaining to Board meeting agenda items will be circulated to the directors in advance of the meeting. Reports may be presented during the meeting by members of the Board, management and/or staff, or by invited outside advisors. It is recognized that under some circumstances, due to the confidential nature of matters to be discussed at a meeting, it will not be prudent or appropriate to distribute written materials in advance.

7.	Measures for Receiving Shareholder Feedback

All publicly disseminated materials of the Company shall provide for a mechanism for feedback of shareholders.

8.	Telephone Board Meetings

A director may participate in a meeting of the directors or in a committee meeting by means of telephone, electronic or such other communications facilities as permit all persons participating in the meeting to communicate with each other and a director participating in such a meeting by such means is deemed to be present at the meeting.

While it is the intent of the Board to follow an agreed meeting schedule as closely as possible, it is felt that, from time to time, with respect to time sensitive matters telephone board meetings may be required to be called in order for directors to be in a position to better fulfill their legal obligations. Alternatively, management may request the directors to approve certain matters by unanimous written consent.

9.	Expectations of and Access to Management

Management shall be required to report to the Board at the request of the Board on the performance of the Company, new and proposed initiatives, the Company’s business and investments, management concerns and any other matter the Board or its Chair may deem appropriate. In addition, the Board expects management to promptly report to the Chair any significant developments, changes, transactions or proposals respecting the Company or its subsidiaries. All members of the Board should be free to contact management at any time to discuss any aspect of the Company’s business. Directors should use their judgement to ensure that any such contact is not disruptive to the operations of the Company. The Board expects that there will be frequent opportunities for members of the Board to meet with management in meetings of the Board and committees, or in other formal or informal settings.

10.	Access to Outside Advisors.

The Board may, in its sole discretion, retain and obtain the advice and assistance of such advisors as it deems necessary to fulfil its duties and responsibilities under this Charter. The Board may set the compensation and oversee the work of such advisors to be paid by the Company.

11.	Communications Policy

The Board shall approve the content of the Company’s major communications to shareholders and the investing public including any annual report, management information circular, annual information form and any prospectuses which may be issued. The Audit Committee shall review and recommend to the Board the approval of the quarterly and annual financial statements (including the management discussion and analysis) and press releases relating to financial matters. The Board also has responsibility for monitoring all of the Company’s external communications. However, the Board believes that it is generally the function of management to speak for the Company in its communications with the investment community, the media, customers, suppliers, employees, governments and the general public. The Board will appoint an independent, non-executive director to be available to shareholders with concerns should communications with management fail to resolve the issue or such contact is inappropriate.

The Board shall have responsibility for reviewing the Company’s policies and practices with respect to disclosure of financial and other information including insider reporting and trading. The Board shall approve and monitor the disclosure policies designed to assist the Company in meeting its objective of providing timely, consistent and credible dissemination of information, consistent with disclosure requirements under applicable securities law. The Board shall review the Company’s policies relating to communication and disclosure on an annual basis.

12.	Internal Control and Management Information Systems

The Board has responsibility for the integrity of the Company’s internal control and management information systems. All material matters relating to the Company and its business require the prior approval of the Board, subject to the Board’s ability to delegate such matters to, among others, the Company’s Audit Committee, Investment Committee, Compensation, Governance and Nominating Committee, Disclosure Committee and management. Management is authorized to act, without Board approval, on all ordinary course matters relating to the Company’s business subject to any management authority guidelines adopted by the Board.

The Audit Committee has responsibility for ensuring internal controls are appropriately designed, implemented and monitored and for ensuring that management’s financial reporting is complete and accurate, even though management may be charged with developing and implementing the necessary procedures.

13.	Delegation of Powers

The directors may establish one or more committees and may delegate to such committees any of the powers of the Board. The directors may also delegate powers to manage the business and affairs of the Company to such of the officers of the Company as they, in their sole and absolute discretion, may deem necessary or desirable to appoint, and define the scope of and manner in which such powers will be exercised by such persons as they may deem appropriate.

The Board retains responsibility for oversight of any matters delegated to any director(s) or any committee of the Board, to management or to other persons.

14.	Board Effectiveness

The Board shall review and, if determined appropriate, approve the recommendations of the applicable committee of the Board, if any, concerning formal position descriptions for the Chair, and for each committee of the Board, and for the Chief Executive Officer, provided that in approving a position description for the Chief Executive Officer, the Board shall consider the input of the Chief Executive Officer and shall develop and approve corporate goals and objectives that the Chief Executive Officer is responsible for meeting (which may include goals and objectives relevant to the Chief Executive Officer’s compensation, as recommended by the applicable committee of the Board, if any).

The Board shall review and, if determined appropriate, adopt a process recommended by the applicable committee of the Board, if any, for reviewing the performance and effectiveness of the Board as a whole, the committees of the Board and the contributions of individual directors on an annual basis.

15.	Education and Training

The Board will provide newly elected directors with an orientation program to educate them on the Company, their roles and responsibilities on the Board or Committees, as well as the Company’s internal controls, financial reporting and accounting practices. In addition, directors will, from time to time, as required, receive: (a) training to increase their skills and abilities, as it relates to their duties and their responsibilities on the Board; and (b) continuing education about the Company to maintain a current understanding of the Company’s business, including its operations, internal controls, financial reporting and accounting practices.

16.	No Rights Created

This Charter is a broad policy statement and is attended to be part of the Board’s flexible governance framework. While this Charter should comply with all applicable law and the Company’s constating documents, this Charter does not create any legally binding obligations on the Board, any Committee, any director or the Company.

SCHEDULE B

ESPP

See attached.

DOCEBO INC.

GLOBAL EMPLOYEE SHARE PURCHASE PLAN

May 11, 2020

(i)

DOCEBO INC.

GLOBAL EMPLOYEE STOCK PURCHASE PLAN

SECTION 1

PURPOSE

1.1

This Plan is designed to encourage employee share ownership in the Shares by providing Eligible Employees with an opportunity to purchase shares of the Company’s common shares through voluntary payroll deductions. It is the purpose of this Plan to: (a) foster ownership interest among employees, thus aligning the interests of employees with the interests of shareholders; (b) reward participants of this Plan on the success of the Company; and (c) improve the Company’s ability to retain a skilled workforce; thus aligning the interests of employees with the interests of shareholders.

1.2

The Company intends for this Plan to have two components: a component that is intended to qualify as an “employee stock purchase plan” for the purposes of Section 423 of the Code (the “Code Section 423 Component”), and a component that is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “Non- Code Section 423 Component”). The provisions of the Code Section 423 Component shall be construed so as to extend and limit participation in a uniform and non- discriminatory basis consistent with the requirements of Section 423 of the Code. A right to purchase Shares under the Non-Code Section 423 Component may be effectuated via separate offerings under one or more sub-plans established by the Plan Administrator under Section 12.02 of the Plan for Employees of a Designated Affiliate (as defined below). It is anticipated that in most cases such Affiliates will be located in countries outside of the United States, thus facilitating tax, employment, securities law or other purposes and objectives, and to conform the terms of the sub-plans with the laws and requirements of such countries. Except as otherwise provided herein or in the applicable sub-plan, the Non- Code Section 423 Component of the Plan shall be operated and administered in the same manner as the Code Section 423 Component. The effective date of this Plan shall be May 11, 2020 (the “Effective Date”).

1.3

This Plan is intended to provide Shares for investment and not for resale. The Company does not, however, intend to restrict or influence the conduct of any Participant. A Participant therefore, may sell Shares that are purchased under this Plan at any time, subject to the terms of this Plan and compliance with all applicable federal, provincial or state tax and securities laws. THE PARTICIPANT ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE SHARES.

SECTION 2

CERTAIN DEFINITIONS

2.1	In this Plan, unless the context otherwise requires:

(a)

“423 Component Eligible Employee” means, with respect to an Offering, all employees of a Designated Subsidiary (including officers and directors who are also employees of the Designated Subsidiary) whose regularly scheduled work week consists of at least twenty (20) hours and who have completed three (3)

consecutive months of employment with the Designated Subsidiary as of the Offering Date, provided that the commencement of an approved leave of absence shall not be deemed to terminate an employee’s continuous employment. For greater clarity, 423 Component Eligible Employees do not include (i) a seasonal or temporary employee, to the extent not customarily employed for more than five months in a calendar year, or (ii) an individual performing services for the Designated Subsidiary as an independent contractor or as an employee of another company. Notwithstanding any provision of the Code Section 423 Component, the Plan Administrator may determine, in its sole discretion and prior to the Offering Date, that citizens or residents of a foreign jurisdiction outside of the United States shall not be 423 Component Eligible Employees if, as of the Offering Date, the grant of purchase rights under the Code Section 423 Component to citizens or residents of the foreign jurisdiction is prohibited under the laws of such foreign jurisdiction, or compliance with the laws of such foreign jurisdiction would cause the Offering to violate the requirements of Code Section 423.

(b)	“Affiliate” means any entity that is an “affiliate” for the purposes of National Instrument 45-106 - Prospectus Exemptions of the Canadian Securities Administrators, as amended from time to time;

(c)	“Blackout Period” means a blackout period contemplated in the Company’s Insider Trading Policy;

(d)

“Board” means the Company’s Board of Directors of the Company, or where applicable and as permitted or authorized by the Board of Directors of the Company, any committee of the Board of Directors authorized to oversee and make decisions relating to the Plan;

(e)	“Business Day” means a day on which banks are open for business in Toronto, Ontario but does not include a Saturday, Sunday or holiday in the Province of Ontario;

(f)	“California Eligible Employee” means an Eligible Employee that is a resident of the State of California, United States;

(g)	“Change in Control” means the occurrence of any one or more of the following events:

(i)

any transaction at any time and by whatever means pursuant to which any Person or any group of two (2) or more Persons acting jointly or in concert (other than the Company, a subsidiary of the Company or Intercap Equity Inc. and its Affiliates) hereafter acquires the direct or indirect “beneficial ownership” (as defined in the Securities Act (Ontario)) of, or acquires the right to exercise Control or direction over, securities of the Company representing more than 50% of the then issued and outstanding voting securities of the Company, including, without limitation, as a result of a take-over bid, an exchange of securities, an amalgamation of the Company with any other entity, an arrangement, a capital reorganization or any other business combination or reorganization;

(ii)

the sale, assignment or other transfer of all or substantially all of the consolidated assets of the Company to a Person other than a subsidiary of the Company or Intercap Equity Inc. and its Affiliates;

(iii)

the dissolution or liquidation of the Company, other than in connection with the distribution of assets of the Company to one (1) or more Persons which were Affiliates of the Company prior to such event or to Intercap Equity Inc. and its Affiliates;

(iv)

the occurrence of a transaction requiring approval of the Company’s shareholders whereby the Company is acquired through consolidation, merger, exchange of securities, purchase of assets, amalgamation, statutory arrangement or otherwise by any other Person (other than a short form amalgamation or exchange of securities with a subsidiary of the Company or transaction with Intercap Equity Inc. and its Affiliates); or

(v)

individuals who comprise the Board as of the date hereof (the “Incumbent Board”) for any reason cease to constitute at least a majority of the members of the Board, unless the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board or Intercap Equity Inc. and its Affiliates, and in that case such new director shall be considered as a member of the Incumbent Board;

(vi)

provided that, notwithstanding clause (i), (ii), (iii) and (iv) above, a Change in Control shall be deemed not to have occurred if immediately following the transaction set forth in clause (i), (ii), (iii) or (iv) above: (A) the holders of securities of the Company that immediately prior to the consummation of such transaction represented more than 50% of the combined voting power of the then outstanding securities eligible to vote for the election of directors of the Company hold (x) securities of the entity resulting from such transaction (including, for greater certainty, the Person succeeding to assets of the Company in a transaction contemplated in clause (b) above) (the “Surviving Entity”) that represent more than 50% of the combined voting power of the then outstanding securities eligible to vote for the election of directors or trustees (“voting power”) of the Surviving Entity, or (y) if applicable, securities of the entity that directly or indirectly has beneficial ownership of 100% of the securities eligible to elect directors or trustees of the Surviving Entity (the “Parent Entity”) that represent more than 50% of the combined voting power of the then outstanding securities eligible to vote for the election of directors or trustees of the Parent Entity, and (B) no Person or group of two or more Persons, acting jointly or in concert, is the beneficial owner, directly or indirectly, of more than 50% of the voting power of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) (any such transaction which satisfies all of the criteria specified in clauses (A) and (B) above being referred to as a “Non- Qualifying Transaction” and, following the Non-Qualifying Transaction, references in this definition of “Change in Control” to the “Company” shall mean and refer to the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and, if such entity is a company or a trust, references to the “Board” shall mean and refer to the board of directors or trustees, as applicable, of such entity);

(h)	“Code” means the Internal Revenue Code of 1986, as amended;

(i)	“Code Section 423 Component” has the meaning set forth in Section 1.02;

(j)	“Company” means Docebo Inc., a company organized under the law of the Province of Ontario;

(k)	“Control” means the relationship whereby a Person is considered to be “controlled” by a Person if:

(i)

when applied to the relationship between a Person and a corporation, the beneficial ownership by that Person, directly or indirectly, of voting securities or other interests in such corporation entitling the holder to exercise control and direction in fact over the activities of such corporation;

(ii)

when applied to the relationship between a Person and a partnership, limited partnership, trust or joint venture, means the contractual right to direct the affairs of the partnership, limited partnership, trust or joint venture; and

(iii)	when applied in relation to a trust, the beneficial ownership at the relevant time of more than 50% of the property settled under the trust;

(l)	“Designated Affiliate” means any Affiliate that has been designated by the Plan Administrator from time to time in its sole discretion as eligible to participate in the Non-Code Section 423 Component.

(m)

“Designated Subsidiary” means a subsidiary of the Company (as defined in Code Section 424(f)) that has been designated by the Plan Administrator from time to time in its sole discretion as eligible to participate in the Code Section 423 Component.

(n)

“Eligible Compensation” shall mean all regular base wage and salary payments paid by the Company to a Participant in accordance with the terms of his or her employment, excluding all overtime earnings, bonus, commissions, and other incentive payments and awards, and all other forms of extra compensation, all prior to any Source Deductions, provided that the Plan Administrator may determine, and communicate to Eligible Employees prior to an Offering, that such overtime, bonuses, commissions, other incentive awards and other forms of award compensation will be included in Eligible Compensation for such Offering;

(o)	“Eligible Employee” means an employee who is either a 423 Component Eligible Employee or a Non-423 Component Eligible Employee.

(p)	“Employee Contribution” means funds contributed by a Participant solely by way of payroll deduction for the purpose of purchased Shares pursuant to this Plan;

(q)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

(r)

“Excluded Affiliate” means (i) an Affiliate of the Company that has been designated by the Plan Administrator as excluded from participation in the Plan, and (ii) each Affiliate that (A) was neither a Designated Affiliate nor a Designated Subsidiary prior to the Effective Date and (B) has not been designated by the Plan Administrator after the Effective Date as a Designated Affiliate or a Designated Subsidiary.

(s)

“Fair Market Value” of the Shares as of any day means (i) the closing price (rounded to the next highest cent in the case of fractions of a cent) of the Shares on the Toronto Stock Exchange or any other stock market or exchange upon which the Shares are quoted or listed and where the majority of the Shares are traded (the “Market”), as reported on such day, or if such day is not a trade day, on the immediately preceding trading day on which the Shares traded on the Market; or (ii) or if for any reason no such price is available, in such other manner as the Plan Administrator may in good faith deem appropriate to reflect the then fair market value thereof;

(t)	“Insider” means any “reporting insider”, as such term is defined in National Instrument 55-104 - Insider Reporting Requirements and Exemptions, of the Company;

(u)	“Insider Trading Policy” means the Docebo Inc. Insider Trading Policy dated October 8, 2019, as the same may be amended or amended and restated from time to time;

(v)

“Non-423 Component Eligible Employee” means unless otherwise determined by the Board or Plan Administrator in its sole discretion prior to an Offering, all employees, including both part-time and full-time employees, of a Designated Affiliate (including officers and directors who are also employees of such Designated Affiliate) whose regularly scheduled work week consists of at least twenty (20) hours and who have completed three (3) consecutive months of employment with the Company or the Designed Affiliate as of the Offering Date, provided that the commencement of an approved leave of absence shall not be deemed to terminate an employee’s continuous employment. For greater clarity, Eligible Employees do not include (i) a seasonal or temporary employee, to the extent not customarily employed for more than five months in a calendar year, or (ii) an individual performing services for the Company or any Designated Affiliate as an independent contractor or as an employee of another company;

(w)	“Non-Code Section 423 Component” has the meaning set forth in Section 1.02;

(x)

“Offering” means the grant of rights to purchase Shares under the Plan to Eligible Employees. The terms of each Offering need not be identical; provided however that the rights and privileges established with respect to an Offering under the Code Section 423 Component will apply in an identical manner to all 423 Component Eligible Employees that are granted rights to purchase Shares under the Offering;

(y)	“Offering Date” means the first Business Day of each Offering Period;

(z)	“Offering Periods” shall be the six-month period commencing on January 15 and July 15 of each year during which Eligible Employees may commit to the purchase of Shares hereunder;

(aa)	“Participant” means a 423 Component Eligible Employee or a Non-423 Component Eligible Employee, who has elected to participate in the manner set forth in the Plan;

(bb)

“Person” means an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his or her capacity as trustee, executor, administrator or other legal representative;

(cc)	“Plan” means this Global Employee Share Purchase Plan of the Company set out herein, as the same may be amended from time to time;

(dd)	“Plan Administrator” means the Board, or if the administration of this Plan has been delegated by the Board to a committee of the Board, such committee;

(ee)	”Purchase Date” means the last Business Day of each Offering Period;

(ff)	“Purchase Price” has the meaning set forth in Section 5.02;

(gg)

“Security Based Compensation Arrangement” means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to directors, officers, employees and/or service providers of the Company or any Subsidiary of the Company, including a share purchase from treasury which is financially assisted by the Company by way of a loan, guarantee or otherwise;

(hh)

”Share” means a common share in the capital of the Company as constituted on the Effective Date or any share or shares issued in replacement of such common share in compliance with Canadian law or other applicable law;

(ii)	“Share Entitlement” means the calculation of the number of Shares to be issued each Offering Period pursuant to the terms of this Plan;

(jj)	”Share Purchase Account” means a current bookkeeping record maintained by the Company of cumulative payroll deductions made from the Eligible

Compensation of each Participant in the Plan as reduced by amounts applied toward the purchase of Shares under the Plan;

(kk)

“Source Deductions” means amounts deductible by an employer from Source Deductions with respect to income taxes, Canada Pension Plan contributions, or amounts payable as contributions to any health or benefit plan, or such other applicable statutory deductions that may from time to time be applicable;

(ll)	”Tax Act” means the /ncome Tax Act (Canada); and

(mm)

“UK Employment Taxes” means any income tax and primary class 1 (employee) national insurance contributions for which the Company or any subsidiary of the Company is or may be liable to account (or reasonably believes it is or may be liable to account) and secondary class 1 (employer) national insurance contributions that can be lawfully recovered from an Eligible Employee.

SECTION 3

ELECTION TO PARTICIPATE

3.1

An Eligible Employee may elect to participate in the Plan by completing the form prescribed by the Plan Administrator to authorize regular payroll deduction from the employee’s Eligible Compensation, beginning with the first payroll period ending after an Offering Date, provided such authorization is received by the Company’s Human Resources Department in such time in advance of such Offering Date as may be prescribed by the Plan Administrator. Payroll deductions shall continue until the Eligible Employee decreases his or her payroll deduction rate to zero percent (0%), withdraws from the Plan, or ceases to be eligible to participate in the Plan in accordance with the terms set out herein.

3.2	Notwithstanding the provisions of Section 3.01, no 423 Component Eligible Employee shall be granted any right to purchase Shares hereunder to the extent that:

(i)

such 423 Component Eligible Employee, immediately after such a right to purchase is granted, would own, directly or indirectly, within the meaning of Section 423(b)(3) and Section 424(d) of the Code, Shares possessing five percent (5%) or more of the total combined voting power or value of all the classes of the capital stock of the Company or of and parent, as defined in Section 424(e) of the Code, or any subsidiary, of the Company as defined in Section 424(f) of the Code, and for greater certainty, any Non-423 Component Eligible Employee is not prohibited from being granted any right to purchase Shares if after such a right to purchase is granted, such Non-Code 423 Component Eligible Employee would own, directly or indirectly, Shares possessing five percent (5%) or more of the total combined voting power or value of all the classes of the capital stock of the Company or of and parent or any subsidiary of the Company; or

(ii)

such 423 Component Eligible Employee’s rights to purchase Shares under all “employee stock purchase plans” (within the meaning of Section 423 of the Code) of the Company and its subsidiaries (as defined in Code Section

424(f)) accrues at a rate that exceeds US$25,000 worth of shares (determined at the Fair Market Value of the Shares at the time such rights are granted, i.e. the Offering Date) for each calendar year during which the rights to purchase such Shares are outstanding at any time.

3.3

In addition to any other restrictions set forth herein, in accordance with the Insider Trading Policy, no enrollment, changes or dispositions of Shares may be initiated during a Blackout Period by any Insiders.

3.4

Employees of an Excluded Affiliate shall not be eligible to participate in the Plan unless and until (i) they transfer employment to a Designated Subsidiary or a Designated Affiliate, or (ii) the Plan Administrator re-designates the Excluded Affiliate as either a Designated Affiliate or a Designated Subsidiary. In any such event, the period during which an employee was employed by the Excluded Affiliate shall be counted toward satisfaction of the three (3) consecutive months of employment required for the employee to be eligible under Section 2.01(a) or Section 2.01(v), as applicable, to participate in the Plan following such transfer or re-designation.

SECTION 4

PAYROLL DEDUCTIONS AND SHARE PURCHASE ACCOUNT

4.1

A Participant may elect payroll deductions of any multiple of one percent (1%) and not less than one percent (1%) nor more than fifteen percent (15%) of his or her Eligible Compensation. Payroll deductions of a Participant’s Eligible Compensation will occur on a bi-monthly basis. A Participant may, at any time, increase or decrease the percentage of his or her payroll deduction within the foregoing limitations, and decrease his or her payroll deductions to zero percent (0%), as described in Section 8.01, by filing such form(s) as may be prescribed by the Plan Administrator indicating the change, such change to become effective with the first payroll period commencing on or after the receipt of the form(s) by the Company’s Human Resources Department, provided that such form(s) are received by the Company’s Human Resources Department in such time in advance of such payroll period as may be prescribed by the Plan Administrator.

4.2	For purposes of the Code Section 423 Component, the date of grant of rights to purchase Shares under an Offering is the Offering Date.

4.3

Employee Contributions are held for the account of the individual Participants and shall be credited currently to the Participant’s Share Purchase Account. A Participant may not make any separate cash payment into his or her Share Purchase Account.

4.4	No interest will be paid upon any Employee Contributions or upon any amount credited to, or on deposit in, an employee’s Share Purchase Account.

4.5

The Plan Administrator may establish procedures under which, if it is determined that a Participant’s payroll deductions are likely to result in a balance in the Participant’s Share Purchase Account that will fund a purchase of Shares in excess of the limits in Section 3.02(i) or Section 5.01, the Participant’s Employee Contributions to the Plan may be decreased, including to zero percent (0%), at any time during an Offering Period; any amounts in the Participant’s Share Purchase Account that may not be applied to purchase Shares due to application of these limits will be distributed to the Participant; such Participant’s elected payroll deductions will be reinstated in the next Offering Period in which the Plan Administrator determines the share purchases funded by such deductions will not exceed the applicable limits.

SECTION 5

PURCHASE OF SHARES

5.1	On each Purchase Date, the Company will be responsible for calculating each Participant’s Share Entitlement.

5.2

The per-Share purchase price of Shares purchased shall be eighty-five percent (85%) of the Fair Market Value of a Share on the Purchase Date of such Offering Period, rounded up to the next higher full cent (the “Purchase Price”).

5.3	The total number of Shares available for issue in any Offering Period is calculated as the lesser of:

(i)	the aggregate Share Entitlement set by the Plan Administrator for the Offering Period;

(ii)	the sum of all Employee Contributions for the Offering Period divided by the Purchase Price; and

(iii)	the remaining number of Shares available for issue under this Plan.

5.4	The Share Entitlement for each Participant for the Offering Period is calculated as the lesser of:

(i)	the number of Shares obtained by dividing the Participant’s Employee Contributions by the Purchase Price, rounded down to the nearest Share; and

(ii)

the pro-rated Share Entitlement calculated as the Participant’s Employee Contributions for the Offering Period, divided by the aggregate of all Employee Contributions for the Offering Period, and multiplied by the aggregate number of shares calculated in Section 5.03, rounded down to the nearest Share.

Notwithstanding the foregoing, the maximum number of Shares that may be purchased by a Participant under the Code Section 423 Component on the Purchase Date for an Offering Period is 570,000 Shares, or such other number of Shares specified by the Plan Administrator as of the Offering Date.

5.5

The Company will determine at the end of each Offering Period the Share Entitlement for each Participant. All purchases will be made in Canadian dollars and all contributions in (a) Euros shall be converted into Canadian dollars using the Banca D’ltalia daily exchange rate for Euros to Canadian dollars and (b) a currency other than Canadian dollars or Euros will be converted into Canadian dollars at an exchange rate determined by the Company, acting reasonably.

5.6	Notwithstanding any other provision of this Plan, no Shares shall be issued to or on behalf of a Participant under the Plan if such issuance could result, at any time, in the number of Shares:

(a)	issuable to Insiders pursuant to this Plan and any other Security Based Compensation Arrangement of the Company exceeding, at any time, 10% of the issued and outstanding Shares; and

(b)	issued to Insiders pursuant to this Plan and any other Security Based Compensation Arrangement of the Company exceeding, within any one-year period, 10% of the issued and outstanding Shares.

SECTION 6

WITHHOLDING TAXES

6.01

Notwithstanding any other terms of this Plan, the purchase of Shares under this Plan is subject to the condition that if at any time the Plan Administrator determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities, including Source Deductions and UK Employment Taxes, is necessary or desirable in respect of such purchase, such action is not effective unless such withholding or the satisfaction of UK Employment Taxes, has been effected to the satisfaction of the Plan Administrator. In such circumstances, subject to any requirements or limitations under applicable law, the Company or any Participating Subsidiary may (a) withhold such amount from any Eligible Compensation or other amount payable by the Company or any Participating Subsidiary to the Participant, or (b) enter into any other suitable arrangements for the receipt of such amount before the date such remittance is required. If required to do so by the Company or a subsidiary of the Company, an Eligible Employee shall enter into a joint election under section 431(1) or 431(2) of the Income Tax (Earnings and Pensions) Act 2003 in respect of the Shares acquired under this Plan.

SECTION 7

SHARE PURCHASE ACCOUNT BALANCE

7.01

Subject to Section 8 of the Plan, any funds remaining in a Participant’s Share Purchase Account after the purchase of Shares on a Purchase Date, which funds must be less than the Purchase Price on the Purchase Date, shall remain in his or her Share Purchase Account and be applied toward the purchase of Shares on the next Purchase Date, unless the Participant withdraws from the Plan, in which case, any such funds shall be distributed to the Participant within thirty (30) days.

SECTION 8

ENDING PARTICIPATION IN THE PLAN

8.1	Subject to Section 3.03, a Participant may, at any time, change his or her Eligible Compensation payroll deduction percentage to zero percent (0%) by filing such forms as may be prescribed by the Company’s Human Resources Department indicating the change. At the end of an Offering Period, if a Participant’s payroll deduction of Eligible Compensation is zero percent (0%) and the Participant’s Share Purchase Account balance is an amount less than the Purchase Price on the Purchase Date, such balance shall be distributed to him or her in the next payroll period. An Eligible Employee who has reduced his or her payroll deductions to zero percent (0%), but has not requested a withdrawal of previous deductions, may elect to increase his or her deductions at any time, as described in Section 4.01.

8.2

Subject to Section 3.03, a Participant may, at any time, by completing the paper or online form(s) prescribed by the Company’s Human Resources Department, withdraw from the Plan and cease making any further Employee Contributions. In such event, the Company shall distribute, within thirty (30) days, the entire balance, if any, in the Participants’ Share Purchase Account. An Eligible Employee who has withdrawn from the Plan may elect to re-enroll in the Plan, as described in Section 3.01.

8.3

Participation in the Plan shall cease upon the date of a Participant’s termination of employment, death, transfer to status other than an Eligible Employee, transfer to an Excluded Affiliate or a change in the designation of a Participant’s employer to an Excluded Affiliate, and any Employee Contributions shall be distributed within thirty (30) days to the former Participant or to his or her estate. The commencement of an approved leave of absence shall not be deemed a termination of employment for purposes of this Section 8.03; rather, a leave of absence shall be deemed to result in a termination of employment for purposes of this Section 8.03 on the later of (i) the date that three (3) months after the Participant’s commencement of an approved leave of absence, and (ii) the earlier of the date that the Participant’s approved leave of absence ends and the date the Participant no longer has a statutory or contractual right to re-employment.

SECTION 9

TRANSFERABILITY AND HOLDING PERIOD

9.1

Share purchase benefits granted hereunder may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition or levy of attachment or similar process upon the stock purchase benefits shall be null and void and without effect.

9.2

The Employee Contributions may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of the Employee Contributions shall be null and void and without effect.

9.3

All Participants must not sell, transfer, assign, pledge or hypothecate any Shares purchased in connection with this Plan for a minimum of twelve (12) months following the Purchase Date (the “Holding Period”). The Plan Administrator may establish such rules and regulations as it determines to be necessary or appropriate for the administration of the Holding Period and from time to time, modify such Holding Period. Without limiting the generality of the authority herein, the Plan Administrator may require that the Shares issued under the Plan be restricted or bear a legend against transfer or by requiring periodic certifications by Participants concerning compliance with the Holding Period. Any change to the Holding Period shall be made effective on an Offering Date, and notice thereof shall be given to all Participants at least thirty (30) days prior to such Offering Date by such means as the Plan Administrator determines to be appropriate in the circumstances. The failure of a Participant to receive any such notice shall not affect the change of the Holding Period or any change thereto with respect to that or any other Participant.

9.4

Subject to the Plan Administrator’s discretion, the Holding Period shall continue unaffected in the event that (a) a Participant’s participation in the Plan ceases as a result of such Participant’s termination of employment, death, transfer to status other than an Eligible Employee, transfer to an Excluded Affiliate or a change in the designation of a Participant’s employer to an Excluded Affiliate and (b) the Plan is terminated in accordance with Section 11.02.

SECTION 10

SHARE CERTIFICATES; RIGHTS AS A SHAREHOLDER

10.1

Shares purchased under the Plan will be originally issued from treasury in uncertificated form (i) in the case of those Participants which are Non-423 Component Eligible Employees, the brokerage account designated by the Company and (ii) in the case of those Participants which are 423 Component Eligible Employees, directly in the form of Direct Registration Statements, in each case subject to the Plan Administrator’s sole discretion. Shares issued under the Plan may contain restrictions against transfer (including applicable legends to that effect) as provided in Section 9.03 or securities legislation or other applicable law.

10.2

The Company shall use all reasonable efforts to facilitate the operation of the Plan as contemplated and described in the Plan, but shall not be required to issue or deliver any Shares purchased unless such issuance and delivery comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act (Ontario), the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

10.3

In addition to the requirement that shareholder approval be obtained as set out in Section 11.02, no Shares shall be issuable by the Company if at any time the Board determines that the listing or qualification of such Shares under any securities legislation or other applicable law, or the consent or approval of any governmental or other regulatory body (including any applicable stock exchange), is necessary as a condition of, or in connection with, the issuance of such Shares hereunder, and in such circumstance the Company shall not issue such Shares unless such listing, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board.

10.4

Book-entries representing Shares purchased under the Plan shall be registered in the name of the Participant or jointly in the name of the Participant and another Person, as the Participant may direct.

10.5

All Participants that are Insiders shall be responsible for completing and filing, in accordance with applicable securities laws, any insider reports that are required to be filed and completed in connection with the acquisition (or sale/disposition) of any Shares pursuant to this Plan.

10.6

A Participant shall not be entitled to any of the rights or privileges of a shareholder of the Company with respect to Shares offered for purchase under the Plan, including the right to vote or direct the voting or to receive any dividends that may be declared by the Company, until (i) the Participant actually has paid the Purchase Price for such Shares; (iii) upon satisfaction of any applicable withholding tax or withholding liabilities in accordance with Section 6.01; and (iii) such Shares have been issued and delivered as provided in this Section 10.

SECTION 11

EFFECTIVE DATE AND AMENDMENT OR TERMINATION OF PLAN

11.1

The Plan was adopted by the Board with an effective date of May 11, 2020 and was subsequently approved by the shareholders of the Company within twelve months after the date the Plan was adopted by the Board in compliance with Section 423 of the Code and applicable stock exchange rules.

11.2

The Plan Administrator may at any time terminate, amend or suspend the Plan, in whole or in part; subject to any regulatory or TSX approval that may be required and provided that the Plan may not be amended in any way that would:

(a)

cause rights issued under the Plan in respect of 423 Component Eligible Employees to fail to meet the requirements for employee Share purchase plans as defined in Section 423 of the Code or any successor thereto, including, without limitation, shareholder approval if required; or

(b)

deprive a Participant of any benefits that have accrued to the date of termination or which would cause or permit any Shares or Employee Contributions held pursuant to the Plan to revert to or become the property of the Company (other than pursuant to the existing termination provisions).

11.3	Without limiting the generality of the Section 11.02, the Plan Administrator may make any amendment without shareholder approval:

(a)	for the purpose of making formal, minor, administrative or technical modifications to any of the provisions of the Plan, including amendments of a “housekeeping” nature;

(b)	to correct any ambiguity, defective provision, error or omission in the provisions of this Plan;

(c)	to amend the holding, payment or withdrawal provisions of this Plan or any Shares, as applicable;

(d)	to permit participation in the Plan by employees who are employed by Designated Affiliates and who are employed or reside outside the United States, Canada, the United Kingdom or Italy;

(e)

to achieve tax, securities law and other compliance objectives in particular jurisdictions, which may include (but with respect to the Code Section 423 Component, only to the extent permitted by Section 423 of the Code and regulations thereunder), granting options to Participants who are citizens or residents of a non-U.S. jurisdiction that are less favorable than the terms of purchase rights generally granted under the Plan to employees resident in the United States;

(f)	to change the length or frequency of the Offering Periods;

(g)	to change any of the termination provisions of this Plan;

(h)	required to give effect to, or address, any changes in tax laws, accounting policies, securities laws or other applicable laws or consistent with Section 12.01; or

(i)	that does not require shareholder approval under applicable laws or the rules of the TSX.

11.4	Notwithstanding the foregoing, shareholder approval shall be required for any amendment:

(a)

to increase the maximum number of Shares issuable under the Plan as specified in Section 14.01 except pursuant to the provisions under Section 13 that permit the Plan Administrator to make equitable adjustments in the event of transactions affecting the Company or its capital;

(b)	to remove or exceed the 10% limits on Shares issuable or issued to Insiders as described in Section 5.06;

(c)	to increase the discount reflected in the definition of Purchase Price;

(d)	to permit any interest in the Share purchase benefits or the Employee Contributions under this Plan to be transferable or assignable; and

(e)	to delete or reduce the range of amendments that require shareholder approval under this Section 11.04.

11.5

During any suspension of the Plan, no new Offering Period shall begin, no Eligible Employee shall be offered any opportunity to elect to participate in the Plan, and any existing payroll deductions elections shall be suspended, but any Share purchase rights granted for an Offering Period that began prior to the Plan suspension shall remain subject to the other provisions of this Plan.

SECTION 12

PLAN ADMINISTRATION

12.1

In administering the Plan, it will be necessary to follow various laws and regulations. It may be necessary from time to time to change or waive requirements of the Plan to conform with law, to meet special circumstances not anticipated or covered in the Plan, or to carry on successful operations of the Plan. Therefore, the Plan Administrator shall have full power and authority to make variations in the provisions of the Plan for such purposes and to determine any questions which may arise regarding interpretation and application of the provisions of the Plan. Without limiting the generality of the foregoing, the Plan Administrator is specifically authorized to adopt rules and procedures regarding payroll deductions, payment of interest, conversion of local currency, payroll tax, the definition of Eligible Compensation, withholding procedures and handling of book entries that vary with local requirements. The Plan Administrator may promulgate rules regarding the time and manner for submitting any required notice or form contemplated under the Plan, which may include a requirement that the notice be on file with the Company’s designated office for a reasonable period before it will be effective. Subject to the terms of the Plan and applicable law, the Plan Administrator may delegate ministerial duties associated with the administration of the Plan to such Company officers, employees or agents as the Plan Administrator may determine. The determination of the Plan Administrator as to the interpretation and operation of the Plan shall be final and conclusive.

12.2

Subject to applicable laws, rules or regulations or the requirements of any stock exchange upon which the Shares are listed, the Plan Administrator may, in its sole discretion, establish sub-plans under the Non-Code Section 423 Component of the Plan which do not satisfy the requirements of Section 423 of the Code for purposes of effectuating the participation of Eligible Employees of a Designated Affiliate. For purposes of the Non- Code Section 423 Component, the Plan Administrator may establish one or more sub-plans to: (a) amend or vary the terms of the Non-Code Section 423 Component of the Plan in order to conform such terms with the laws, rules and regulations of each country where such Eligible Employees of such Designated Affiliate may be located; (b) amend or vary the terms of the Non-Code Section 423 Component of the Plan in each country where such Eligible Employees of such Designated Affiliate may be located as it considers necessary or desirable to take into account or to mitigate or reduce the burden of taxation and social insurance contributions, or (c) amend or vary the terms of the Non-Code Section 423 Component of the Plan in each country where such Eligible Employees of such Designated Affiliate may be located as it considers necessary or desirable to meet the goals and objectives of the Non-Code Section 423 Component of the Plan. Each sub-plan established pursuant to this Section 12.02 shall be reflected in a written appendix to this Plan, and shall be treated as being separate and independent from the Code Section 423 Component of the Plan; provided that the total number of Shares authorized to be issued under the Plan shall include any Shares issued under both the Code Section 423 Component of the Plan and the Non-Code Section 423 Component of the Plan, including each subplan. To the extent permitted under applicable law, the Plan Administrator may delegate its authority and responsibilities under Section 12.02 to an appropriate sub-committee consisting of one or more officers of the Company.

SECTION 13

SHARE DIVIDEND OR RECLASSIFICATION OR CHANGE IN CONTROL

13.1

Upon the payment of any dividend, or the occurrence of a stock split, reverse stock split, recapitalization, combination or reclassification by way of split-up in the number of Shares of the Company or other distribution of Shares without receipt of consideration by the Company, the Plan Administrator shall make such equitable adjustments as it deems appropriate to the total number of Shares authorized by Section 14.01 to be sold under the Plan, to the number of Shares subject to purchase under outstanding share purchase rights, and to the share purchase exercise price or prices applicable to outstanding purchase rights.

13.2

In the event of a Change in Control, appropriate adjustments shall be made to give effect thereto on an equitable basis in terms of issuance of shares of the Surviving Entity or successor resulting from the Change in Control. If such Surviving Entity or Parent Entity refuses to continue or assume outstanding purchase rights under the Plan, or issue substitute rights for such outstanding rights, then the Plan Administrator may, in its discretion, either terminate the Plan in accordance with Section 11.02 or shorten the Offering Period then in progress by setting a new Purchase Date for a specified date before the date of the consummation of the Change in Control. In the event of a change in the Purchase Date, each Participant shall be notified in writing, prior to any new Purchase Date, that the Purchase Date for the existing Offering Period has been changed to the new Purchase Date and that the Participant’s right to acquire Shares will be exercised automatically on the new Purchase Date unless prior to such date the Participant’s employment has been terminated or the Participant has withdrawn from the Plan. In the event of a dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board.

SECTION 14

SHARES TO BE SOLD

14.01

Subject to the terms of Section 13.01, the number of Shares authorized to be sold under the Plan shall not exceed 570,000 Shares. If the total number of Shares which may otherwise be sold on any Purchase Date, exceeds the maximum number of Shares authorized to be sold, the Company shall make a pro rata allocation of the Shares available for delivery and distribution in a uniform manner, to the extent practicable, and as it shall determine to be equitable, and the balance of payroll deductions credited to the Share Purchase Account of each Participant shall be returned to him or her as promptly as possible.

SECTION 15

LIMITATION OF RIGHTS OF THE ELIGIBLE EMPLOYEES

15.1

This Plan is a voluntary program on the part of the Company and shall not constitute an inducement to or condition of the employment of any Eligible Employee. Nothing contained in this Plan shall give any Eligible Employee, whether a Participant or not, the right to be retained in the service of the Company or any of its Subsidiaries or shall interfere with the right of the Company or any of its Subsidiaries to discharge any Eligible Employee whether a Participant or not at any time. Enrolment in this Plan will not give any Participant or beneficiary of a Participant any right or claim to any benefit except to the extent provided for in the Plan. By participating in the Plan, all Participants strictly waive any claim they may have, may have had or might have in the future with respect to this Plan, including with respect to (i) any right to participation in the Plan pursuant to Section 3 or loss, actual or otherwise by not being able to participate in the Plan, if their participation in the Plan or their employment with the Company or any of its Subsidiaries terminates for any reason; (ii) the ability to elect to make payroll deductions in accordance with Section 4; (iii) any currency risk arising from or relating to Section 5.05 and (iv) the right to purchase the Shares under the condition that the withholding tax or other withholding liabilities have been satisfied pursuant to Section 6.

15.2

Neither the Company nor the Plan Administrator shall be liable to any Eligible Employee for any loss resulting from a decline in the market value of any Shares issued under the Plan. Neither the Company nor the Plan Administrator shall be liable to any Eligible Employee for any change in the market price of the Shares between the time an Eligible Employee elects to participate in the Plan and the time the purchase of Shares takes place. By participating in the Plan, a Participant expressly acknowledges and agrees to the foregoing and waives any claim such Participant may have, may have had or might have in the future with respect to the foregoing.

SECTION 16

CALIFORNIA ELIGIBLE EMPLOYEES

Notwithstanding any other provision of this Plan, the provisions of this Section 16 shall apply to any issuance of Shares under the Plan to a California Eligible Employee, unless such issuance is otherwise exempt from the applicable securities laws of California.

16.1

The issuance of Shares under the Plan to California Eligible Employees shall occur within ten (10) years from the earlier of (i) the date on which this Plan is adopted by the Board and (ii) the date on which the Plan is approved by approved by the shareholders of the Company.

16.2	The Company will not issue Shares under the Plan to California Eligible Employees unless:

(a)

on the date Shares are issued to California Eligible Employees pursuant to the Plan, the Company is a foreign private issuer, as defined by Rule 3b-4 under the Exchange Act, and the aggregate number of persons in California granted awards under all compensation plans and agreements and issued securities under all purchase and bonus plans and agreements of the Company does not exceed thirty five (35); or

(b)	the Plan is adopted and approved in accordance with Section 11.01.

SECTION 17

MISCELLANEOUS

17.1	All written notices to the Company pertaining to the Plan shall be delivered personally, e- mail or mail, postage prepaid, addressed as follows:

Docebo Inc.

366 Adelaide Street West, Suite 701

Toronto, Ontario, M5V 1R9 Canada

Attention: Human Resources Department

options@docebo.com

All notices to an Eligible Employee will be addressed to the principal address of the Participant on file with the Company. Either the Company or the Eligible Employee may designate a different address by written notice to the other. Such notices are deemed to be received, if delivered personally or by e-mail, on the date of delivery, and if sent by mail, on the fifth Business Day following the date of mailing. Any notice given by either the Eligible Employee or the Company is not binding on the recipient thereof until received.

17.2

Nothing contained in this Plan shall be construed so as to prevent the Company from taking corporate action which is deemed by the Company to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan.

17.3

This Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, without any reference to conflicts of law rules.

17.4

The Company and each Participant irrevocably submits to the exclusive jurisdiction of the courts of competent jurisdiction in the Province of Ontario in respect of any action or proceeding relating in any way to the Plan, including, without limitation, with respect to any issuance of Shares made in accordance with the Plan.

SCHEDULE C

EQUIPMENT REQUIREMENTS / LOGIN INSTRUCTIONS

VIRTUAL ANNUAL GENERAL MEETING GUIDE 2020

Attending Docebo Inc.’s Annual and Special Meeting (the “Meeting”) electronically July 21, 2020 at 9:00 a.m. (EDT)

This year we will be conducting a virtual Meeting, giving you the opportunity to attend the Meeting online, using your smartphone, tablet or computer.

You will be able to view a live webcast of the Meeting, ask the Docebo Inc. board of directors questions and submit your votes in real time.

Simply go to https://web.lumiagm.com/288870197 in your web browser (not a Google search) on your smartphone, tablet or computer. You will need the latest versions of Chrome, Safari, Edge and Firefox. Please ensure your browser is compatible by login in early. PLEASE DO NOT USE INTERNET EXPLORER

If you have voting rights, select “I have a control number” and enter your TSX control number and the password: DCB2020 (case sensitive). If you don’t select “I am a Guest” and fill in the form.

You will be able to log into the site 30 minutes prior to the start of the Meeting.

NAVIGATION

When successfully authenticated, the info screen will be displayed. You can view company information, ask questions and watch the webcast.

If you would like to watch the webcast press the broadcast icon.

If viewing on a computer, the webcast will appear at the side automatically once the meeting has started.

VOTING

Once the voting has opened, the resolutions and voting choices will be displayed.

To vote, simply select your voting direction from the options shown on screen. A confirmation message will appear to show your vote has been received. for - vote recieved

To change your vote, simply select another direction. If you wish to cancel your vote, please press Cancel.

QUESTIONS

Any voting member attending the meeting is eligible to ask questions.

If you would like to ask a question, select the messaging icon

Messages can be submitted at any time during the Q&A session up until the Chair closes the session.

Type your message within the chat box at the bottom of the messaging screen.

Once you are happy with your message click the send button.

Questions sent via the Lumi AGM online platform will be moderated before being sent to the Chair.

APPENDIX A ESPP RESOLUTION

RESOLVED AS AN ORDINARY RESOLUTION THAT:

1.

The proposed global employee share purchase plan (the “ESPP”) of the Company, in substantially the form described in and appended as Schedule B to the Company’s management information circular dated June 4, 2020, be and is hereby authorized and approved.

2.	The maximum number of common shares in the capital of the Company (the “Shares”) authorized and reserved for issuance under the ESPP shall be 570,000 Shares.

3.

Any one or more director or officer of the Company are hereby authorized and directed to execute, deliver, register and file in the name and on behalf of the Company, any certificates, instruments, agreements, notices, affidavits, supporting material and other documents, and to obtain any required consents, approvals and to do any other acts and things as in the opinion of such person(s) may be necessary or desirable to give full effect to the above resolutions.

4.

All acts performed and any documents executed, delivered, filed or registered prior to the date of these resolutions by a director or officer of the Company on behalf of the Company, relating to matters dealt with in these resolutions are approved, ratified and confirmed.

- Appendix-1 -

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